Filed Pursuant to Rule 424(b)(5)
File No. 333-274452

Prospectus Supplement
(To Prospectus dated February 26, 2024)

RiverNorth Managed Duration Municipal Income Fund II, Inc.
Up to 3,000,000 Shares of Common Stock

RiverNorth Managed Duration Municipal Income Fund II, Inc. (the “Fund”) has entered into a distribution agreement, dated April 8, 2024 (the “Distribution Agreement”) with ALPS Distributors, Inc. (the “Distributor”) relating to the Fund’s shares of common stock, $0.0001 par value per share (the “Common Shares”), offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Distribution Agreement, the Fund may offer and sell up to 3,000,000 of the Fund’s Common Shares from time to time through the Distributor. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may not sell any Common Shares at a price below the current net asset value (“NAV”) of such Common Shares, exclusive of any distributing commission or discount. The Fund is a diversified, closed-end management investment company which commenced investment operations in February 2022. The Fund’s primary investment objective is current income exempt from regular U.S. federal income taxes (but which may be includable in taxable income for purposes of the Federal alternative minimum tax). The Fund’s secondary investment objective is total return. There is no assurance that the Fund will achieve its investment objectives.

The Fund’s Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “RMMZ.” The NAV of the Fund’s common stock on March 28, 2024 was $17.42 per share, and the last sale price of the Fund’s common stock on the NYSE on such date was $16.13.

Sales of the Fund’s Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange. The minimum price on any day at which Common Shares may be sold will not be less than the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor (the “Minimum Price”). The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per share of the Common Shares is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per share of the Common Shares is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into a sub-placement agent agreement, dated April 8, 2024 (the “Sub-Placement Agent Agreement”) with UBS Securities LLC (the “Sub-Placement Agent”) relating to the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares. The Fund will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent.

Investing in the Fund’s Common Shares involves certain risks. You could lose some or all of your investment. See “Risks” beginning on page 33 of the accompanying Prospectus. You should consider carefully these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase the Fund’s Common Shares.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated April 8, 2024

(continued on following page)

Principal Investment Strategies. Under normal market conditions, the Fund seeks to achieve its investment objectives by investing, directly or indirectly, at least 80% of its Managed Assets (as defined below) in municipal bonds, the interest on which is, in the opinion of bond counsel to the issuers, generally excludable from gross income for regular U.S. federal income tax purposes, except that the interest may be includable in taxable income for purposes of the Federal alternative minimum tax (“Municipal Bonds”). In addition, under normal market conditions, the Fund seeks to maintain Managed Assets with a weighted average effective duration that is within three years of the weighted average effective duration of the Bloomberg U.S. Municipal Index. See “Investment Objectives, Strategies and Policies—Principal Investment Strategies—Managed Duration Strategy” in the accompanying Prospectus.

The Fund seeks to allocate its assets between the two principal investment strategies described below:

Tactical Municipal Closed-End Fund Strategy (25% - 65% of Managed Assets): This strategy seeks to (i) generate returns through investments in other investment companies, consisting principally of closed-end funds and exchange-traded funds (collectively, the “Underlying Funds”), that invest, under normal market conditions, at least 80% of their net assets, plus the amount of any borrowings for investment purposes, in Municipal Bonds, and (ii) derive value from the discount and premium spreads associated with closed-end funds that invest, under normal market conditions, at least 80% of their net assets, plus the amount of any borrowings for investment purposes, in Municipal Bonds. The term “tactical” is used to indicate that this strategy seeks to take advantage of pricing discrepancies in the closed-end fund market (e.g., the difference between a closed-end fund’s market value and its NAV).

Municipal Bond Income Strategy (35% - 75% of Managed Assets): This strategy seeks to capitalize on inefficiencies in the tax-exempt and tax-advantaged securities markets through investments in Municipal Bonds. The Fund may not directly invest more than 25% of the Managed Assets allocated to this strategy in Municipal Bonds in any one industry or in any one state of origin, and the Fund may not directly invest more than 5% of the Managed Assets allocated to this strategy in the Municipal Bonds of any one issuer, except that the foregoing industry and issuer restrictions shall not apply to general obligation bonds and the Fund will consider the obligor or borrower underlying the Municipal Bond to be the “issuer.” The Fund may invest up to 20% of the Managed Assets allocated to this strategy in Municipal Bonds that pay interest that may be includable in taxable income for purposes of the Federal alternative minimum tax. The Fund can invest, directly or indirectly through Underlying Funds, in bonds of any maturity; however, under this strategy, it will generally invest in Municipal Bonds that have a maturity of five years or longer at the time of purchase.

“Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding). Such assets attributable to leverage include the portion of assets in tender option bond trusts of which the Fund owns TOB Residuals (as defined below) that has been effectively financed by the trust’s issuance of TOB Floaters (as defined below).

Leverage. The Fund may borrow money and/or issue preferred stock, notes or debt securities for investment purposes. These practices are known as leveraging. In addition, the Fund may enter into derivative and other transactions that have the effect of leverage. Such other transactions may include tender option bond transactions (as described herein and in the accompanying Prospectus). As of the time immediately after it enters into any of the foregoing transactions, the Fund will seek to limit its overall effective leverage to 45% of its Managed Assets. The Fund currently anticipates that leverage will be obtained through borrowings from banks or other financial institutions and the use of proceeds received from tender option bond transactions. See “Use of Leverage-Tender Option Bonds” in the accompanying Prospectus. Since the holders of Common Shares pay all expenses related to the use of leverage, such use of leverage would create a greater risk of loss for the Fund’s Common Shares than if leverage is not used. See “Use of Leverage” in the accompanying Prospectus.

On August 1, 2023, the Fund entered into an additional credit agreement with BNP Paribas (“BNP Credit Agreement”). The BNP Credit Agreement permits the Fund to borrow funds that are collateralized by assets held at BNP Paribas pursuant to the agreement. Under the terms of the BNP Credit Agreement, the Fund may borrow up to $15,000,000 bearing an interest rate of the Overnight Bank Funding Rate plus a fixed rate determined by the securities pledged as collateral. Any unused portion of the BNP Credit Agreement is subject to a commitment fee of 0.50% of the unused portion of the facility until a utilization of 80% or greater is met.

Tender Option Bonds. The Fund may leverage its assets through the use of proceeds received from tender option bond transactions. In a tender option bond transaction, a tender option bond trust (a “TOB Issuer”) is typically established by forming a special purpose trust into which the Fund, or an agent on behalf of the Fund, transfers municipal bonds or other municipal securities. A TOB Issuer typically issues two classes of beneficial interests: short-term floating rate notes (“TOB Floaters”), which are sold to third party investors, and residual interest municipal tender option bonds (“TOB Residuals”), which are generally issued to the Fund. The Fund may invest in both TOB Floaters and TOB Residuals, including TOB Floaters and TOB Residuals issued by the same TOB Issuer. The Fund may not invest more than 5% of its Managed Assets in any single TOB Issuer. The Fund does not currently intend to invest in TOB Residuals issued by a TOB Issuer that was not formed for the Fund, although it reserves the right to do so in the future. See “Use of Leverage-Tender Option Bonds” in the accompanying Prospectus.

An investment in the Fund may not be appropriate for all investors. There can be no assurance that the Fund will achieve its investment objectives. See “Investment Objectives, Strategies and Policies” in the accompanying Prospectus for additional investment policies of the Fund.

The Fund’s NAV will vary and its distribution rate may vary and both may be affected by numerous factors, including changes in the market spread over a specified benchmark, market interest rates and performance. Fluctuations in NAV may be magnified as a result of the Fund's use of leverage.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus. An investment in the Fund may not be appropriate for all investors.

This Prospectus Supplement, together with the accompanying Prospectus, sets forth concisely the information that you should know before investing. You should read the accompanying Prospectus and Prospectus Supplement, which contain important information, before deciding whether to invest in the Fund’s Common Shares. You should retain the accompanying Prospectus and Prospectus Supplement for future reference. A statement of additional information (“SAI”), dated February 26, 2024, as supplemented from time to time, containing additional information, has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus Supplement and the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” registration statement that the Fund filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. You may request a free copy of the SAI, request a free copy of the Fund’s annual and semi-annual reports, request other information or make shareholder inquiries, by calling (844) 569-4750, by writing to the Fund at 360 S. Rosemary Ave, Suite 1420, West Palm Beach, FL 33401, or by visiting the Fund’s and the Adviser’s website at rivernorth.com (information included on the website does not form a part of this Prospectus Supplement or accompanying Prospectus), or from the SEC’s website (sec.gov).

The Fund’s securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date on the front of this Prospectus Supplement and the accompanying Prospectus. The Fund’s business, financial condition and results of operations may have changed since that date.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Prospectus and statement of additional information, including documents incorporated by reference, contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund’s Common Shares will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC. Currently known risk factors that could cause actual results to differ materially from the Fund’s expectations include, but are not limited to, the factors described in the “Risks” section of the accompanying Prospectus. The Fund urges you to review carefully that section for a more detailed discussion of the risks of an investment in the Fund’s securities.

Although the Fund believes that the expectations expressed in the Fund’s forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund’s forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” section of the accompanying Prospectus. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.

PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s securities offered by this Prospectus Supplement. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus and the statement of additional information (“SAI”), dated February 26, 2024, especially the information set forth under the heading “Risks.”

The Fund

RiverNorth Managed Duration Municipal Income Fund II, Inc. (the “Fund”) is a Maryland corporation registered as a diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). As used hereinafter in this Prospectus Supplement, unless the context otherwise requires, “Common Shares” refer to the Fund’s shares of common stock, $0.0001 par value per share, currently outstanding as well as those shares offered by this Prospectus Supplement and the holders of such shares are called “Common Shareholders.” As of the date of this Prospectus Supplement, the Fund had not issued any shares of preferred stock. An investment in the Fund may not be appropriate for all investors. There can be no assurance that the Fund will achieve its investment objectives.

Adviser and Subadviser

RiverNorth Capital Management, LLC (“RiverNorth” or the “Adviser”) serves as the Fund’s investment adviser, and the Fund’s subadviser is MacKay Shields LLC (“MacKay” or the “Subadviser”). As of September 30, 2023, RiverNorth had approximately $4.8 billion in assets under management for registered open-end management investment companies, registered closed-end management investment companies and private investment vehicles. The Adviser’s address is 360 S. Rosemary Ave, Suite 1420, West Palm Beach, FL 33401, and its telephone number is (561) 484-7185. As of September 30, 2023, MacKay had managed approximately $129.2 billion in assets under management. The Subadviser’s address is 1345 Avenue of the Americas, 43rd Floor, New York, New York 10105.

The Fund pays the Adviser a monthly management fee computed at the annual rate of 1.40% of the average daily Managed Assets. The Adviser (and not the Fund) pays the Subadviser a subadvisory fee payable on a monthly basis at the annual rate of 0.20% of the Fund’s average daily Managed Assets for the service it provides. “Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding).

Because the fees received by the Adviser and the Subadviser are based on the Managed Assets of the Fund, the Adviser and the Subadviser have a financial incentive for the Fund to use leverage, which may create a conflict of interest between the Adviser and the Subadviser, on the one hand, and Common Shareholders, on the other. Because leverage costs are borne by the Fund at a specified rate of return, the Fund’s investment management fees and other expenses, including expenses incurred as a result of any leverage, are paid only by Common Shareholders and not by holders of the Fund’s preferred stock or through borrowings. For more information on the Adviser and the Subadviser, as well as the fees and expenses, see “Summary of Fund Expenses” and “Management of the Fund” on pages 16 and 63 of the accompanying Prospectus.

The Offering

The Fund has entered into a distribution agreement, dated April 8, 2024 (the “Distribution Agreement”) with ALPS Distributors, Inc. (the “Distributor”) pursuant to which the Fund may offer and sell up to 3,000,000 Common Shares from time to time through the Distributor, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The minimum price on any day at which Common Shares may be sold will not be less than the then current net asset value (“NAV”) per Common Share plus the per Common Share amount of the commission to be paid to the Distributor (the “Minimum Price”). The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per share of the Common Shares is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per share of the Common Shares is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into a sub-placement agent agreement, dated April 8, 2024 (the “Sub-Placement Agent Agreement”) with UBS Securities LLC (the “Sub-Placement Agent”) relating to the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares. The Fund will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent.

Use of Proceeds

Unless otherwise specified in this Prospectus Supplement, the Adviser anticipates that investment of the proceeds will be made in accordance with the Fund’s investment objectives and policies, or for other general corporate purposes. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Common Shares in accordance with its investment objectives and policies within three months after the completion of such offering. Pending such investment, the proceeds will be invested in cash, cash equivalents, short-term debt securities or U.S. government securities. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to Common Shareholders.

DIVIDENDS

The Fund has implemented a level distribution policy (the “Level Distribution Policy”). Under the Level Distribution Policy, the Fund intends to make monthly distributions to Common Shareholders at a constant and fixed (but not guaranteed) rate (which is annually reset) equal to 6.75% (as of the date hereof) of the average of the Fund’s NAV per share as reported for the final five trading days of the preceding calendar year.

Under the Level Distribution Policy, to the extent that sufficient investment income is not available on a monthly basis, the Fund’s distributions could consist of return of capital in order to maintain the distribution rate. The amount treated as a return of capital will reduce a Common Shareholder's adjusted basis in the Common Shareholder's shares, thereby increasing the potential gain or reducing the potential loss on the sale of shares. Investors should not make any conclusions about the Fund’s investment performance from the amount of the Fund’s distributions or from the terms of the Fund’s Level Distribution Policy. Dividends and distributions may be payable in cash or common shares, with Common Shareholders having the option to receive additional Common Shares in lieu of cash. The Fund may at times, in its discretion, pay out less than the entire amount of net investment income earned in any particular period and may at times pay out such accumulated undistributed income in addition to net investment income earned in other periods in order to permit the Fund to maintain a more stable level of distributions. As a result, the dividend paid by the Fund to Common Shareholders for any particular period may be more or less than the amount of net investment income earned by the Fund during such period. The Fund’s ability to maintain a stable level of distributions to Common Shareholders will depend on a number of factors, including the stability of income received from its investments. The amount of monthly distributions could vary depending on a number of factors, including the costs of any leverage. As portfolio and market conditions change, the amount of dividends on the Fund’s common shares could change. For federal income tax purposes, the Fund is required to distribute substantially all of its net investment income each year to both reduce its federal income tax liability and to avoid a potential federal excise tax. The Fund intends to distribute all realized net capital gains, if any, at least annually. Please see “Dividends and Distributions” and “U.S. Federal Income Tax Matters” in the accompanying Prospectus for additional information.

CAPITALIZATION

Pursuant to the Distribution Agreement with the Distributor, the Fund may offer and sell up to 3,000,000 of the Fund’s Common Shares from time to time through the Distributor for the offer and sale of the Common Shares under this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of the Fund’s Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. The table below shows the Fund’s historical capitalization as of December 31, 2023 and the estimated capitalization of the Fund assuming the sale of all 3,000,000 Common Shares that are subject to the Distribution Agreement on a pro forma, as adjusted basis as of March 28, 2024. Actual sales, if any, of the Fund’s Common Shares, and the actual application of the proceeds thereof, under this Prospectus Supplement and the accompanying Prospectus may be different than as set forth in the table below. In addition, the price per share of any such sale may be greater or less than $16.13 depending on the market price of the Fund’s Common Shares at the time of any such sale. The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per share of the Common Shares is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per share of the Common Shares is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The following table sets forth the Fund’s capitalization:

●	on a historical basis as of December 31, 2023

●	on a pro forma as adjusted basis to reflect (1) the assumed sale of 3,000,000 of the Fund’s Common Shares at $16.13 per share (the last reported sale price of the Fund’s Common Shares on NYSE on March 28, 2024) in an offering under this Prospectus Supplement and the accompanying Prospectus, and (2) the investment of net proceeds assumed from such offering in accordance with the Fund’s investment objectives and policies, after deducting the assumed aggregate commission of $483,900 (representing an estimated commission paid to the Distributor of 1.00% of the gross sales price per share in connection with the sale of Common Shares effected by the Distributor in each offering) and estimated offering costs payable by the Fund of $89,850.

	Actual as of December 31, 2023 (unaudited)	As Adjusted (unaudited)
Shareholders’ equity applicable to Common Shares:
Common Shares, $0.0001 par value per share, 50,000,000 shares authorized, 8,455,000 outstanding (actual) and 11,455,000 shares outstanding (as adjusted)
Paid-in capital*	$160,516,596	$208,332,846
Total distributable loss	$(13,843,521)	$(13,843,521)
Net assets applicable to Common Shares	$146,673,075	$194,489,325

*	As adjusted paid-in capital reflects a deduction for estimated offering expenses of $89,850 and commissions paid to the Distributor of $483,900 (representing an estimated commission paid to the Distributor of 1.00% of the gross sales price per share).

SUMMARY OF FUND EXPENSES

The following table is intended to assist investors in understanding the fees and expenses (annualized) that an investor in Common Shares would bear, directly or indirectly. The table is based on the capital structure of the Fund as of December 31, 2023.

The table shows Fund expenses as a percentage of net assets attributable to Common Shares as of December 31, 2023 and not as a percentage of gross assets or managed assets. The following table should not be considered a representation of the Fund’s future expenses. Actual expenses may be greater or less than those shown below.

Common Shareholder Transaction Expenses	As a Percentage of Offering Price
Sales Load(1)	1.00%
Offering Expenses Borne by Common Shareholders of the Fund	0.19%
Dividend Reinvestment Plan Fees(2)	None

Annual Expenses	As a Percentage of Net Assets Attributable to Common Shares
Management fee(3)	2.36%
Leverage costs(4)(5)(6)	2.69%
Other expenses	0.04%
Acquired fund fees and expenses(7)	1.62%
Total annual expenses(8)	6.71%

Example (9)

The purpose of the following table is to help a holder of Common Shares understand the fees and expenses that such holder would bear directly or indirectly. The following example illustrates the expenses you would pay on a $1,000 investment in Common Shares in the offering, assuming (1) payment in year 1 of a commission of 1.00% on the investment and estimated offering costs of $89,850, (2) “Total annual expenses” of 6.71% of net assets in years 1 through 10, and (3) a 5% annual return.

	1 year	3 years	5 years	10 years
Total Expenses Incurred	$78	$206	$329	$621

The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those assumed.

(1)	Represents the estimated maximum commission with respect to the Common Shares being sold under this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. Actual sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus, if any, may be less than as set forth under “Capitalization” below. In addition, the price per Common Share of any such sale may be greater or less than the price set forth under “Capitalization” above, depending on market price of the Common Shares at the time of any such sale.

(2)	There will be no brokerage charges with respect to Common Shares issued directly by the Fund under the dividend reinvestment plan. You may pay brokerage charges in connection with open market purchases or if you direct the plan agent to sell your Common Shares held in a dividend reinvestment account.

(3)	The management fee paid by the Fund to the Adviser is essentially an all-in fee structure (the “unified management fee”), including the fee paid to the Adviser for advisory, supervisory, administrative, shareholder servicing and other services. However, the Fund (and not the Adviser) will be responsible for certain additional fees and expenses, which are reflected in the table above, that are not covered by the unified management fee. The unified management fee also includes fees payable by the Adviser to the Subadviser for advisory services. The unified management fee is charged as a percentage of the Fund’s average daily Managed Assets, as opposed to net assets. With leverage, Managed Assets are greater in amount than net assets, because Managed Assets include assets attributable to the Fund’s use of leverage created by its borrowings and tender option bond transactions. In addition, the mark-to-market value of the Fund’s derivatives will be used for purposes of calculating Managed Assets. The management fee of 1.40% of the Fund’s Managed Assets represents 2.36% of net assets attributable to Common Shares assuming the use of leverage in an amount of 40.62% of the Fund’s Managed Assets as of December 31, 2023.

(4)	The actual amount of interest expense borne by the Fund will vary over time in accordance with the level of the Fund’s use of leverage and variations in market interest rates.

(5)	The “Leverage costs” include the expenses associated with the Fund’s tender option bond transactions, including remarketing, administration and trustee services to a TOB Issuer.

(6)	Interest and fees on leverage in the table reflect the cost to the Fund of borrowings and tender option bond transactions, expressed as a percentage of the Fund’s net assets as of December 31, 2023, based on interest rates in effect as of December 31, 2023. The table assumes the use of leverage from borrowings and the proceeds of tender option bond transactions representing, in the aggregate, 40.62% of Managed Assets, which reflects approximately the percentage of the Fund’s total average Managed Assets attributable to such leverage as of December 31, 2023.

(7)	The “Acquired fund fees and expenses” disclosed above are based on the expense ratios for the most recent fiscal year of the Underlying Funds in which the Fund has invested, which may change substantially over time and, therefore, significantly affect “Acquired fund fees and expenses.” These amounts are based on the total expense ratio disclosed in each Underlying Fund’s most recent shareholder report. “Acquired fund fees and expenses” are not charged directly to the Fund, but rather reflect the estimated pro rata portion of the Underlying Funds’ fees attributable to the Fund’s investments in shares of the Underlying Funds. The 1.62% shown as “Acquired fund fees and expenses” reflects estimated operating expenses of the Underlying Funds and transaction-related fees. Certain Underlying Funds in which the Fund intends to invest generally charge management fees of 1.00% to 2.00%, which are included in “Acquired fund fees and expenses,” as applicable. Acquired fund fees and expenses are borne indirectly by the Fund, but they are not reflected in the Fund’s financial statements; and the information presented in the table will differ from that presented in the Fund’s financial highlights.

(8)	The table above assumes the use of leverage in an amount equal to 40.62% of the Fund’s Managed Assets and shows Fund expenses as a percentage of net assets attributable to Common Shares, as only Common Shareholders of the Fund will bear all of the expenses reflected in the table. The table presented below in this footnote 8 estimates what the Fund’s annual expenses would be, stated as percentages of the Fund’s net assets attributable to Common Shares, but, unlike the table above, assumes that the Fund does not utilize leverage. In accordance with these assumptions, the Fund’s expenses would be estimated to be as follows:

Annual expenses (as a percentage of net assets attributable to Common Shares)	As a Percentage of Net Assets Attributable to Common Shares (Assuming No Leverage)
Management fees	1.40%
Other Expenses	0.04%
Acquired fund fees and expenses	0.96%
Total annual expenses	2.40%

(9)	The example should not be considered a representation of future expenses and includes the expenses of the offering. The example assumes that the estimated “Other expenses” set forth in the table are accurate and that all dividends and distributions are reinvested at the Common Share NAV and that the Fund is engaged in leverage of 40.62% of Managed Assets, assuming interest and fees on leverage of 3.93%. The interest and fees on leverage is expressed as an interest rate and represents interest and fees payable for the Fund’s tender option bond transactions. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example.

The purpose of the table and the example above is to help investors understand the fees and expenses that they, as Common Shareholders, would bear directly or indirectly. For additional information with respect to the Fund’s expenses, see “Management of the Fund” on page 63 of the accompanying Prospectus.

MARKET AND NET ASSET VALUE INFORMATION

The Fund’s Common Shares are listed on the NYSE under the symbol “RMMZ.” The Fund’s Common Shares commenced trading on the NYSE in February 2022.

The Fund’s Common Shares have traded both at a premium and a discount to NAV. The Fund cannot predict whether the Common Shares will trade in the future at a premium or discount to NAV. The provisions of the 1940 Act generally require that the public offering price of Common Shares (less any underwriting commissions and discounts) must equal or exceed the NAV per share of a company’s common stock (calculated within 48 hours of pricing). The Fund’s issuance of Common Shares may have an adverse effect on prices in the secondary market for the Fund’s Common Shares by increasing the number of Common Shares available, which may put downward pressure on the market price for the Fund’s Common Shares. Shares of common stock of closed-end investment companies frequently trade at a discount from NAV. See “Risks - Market Discount” on page 55 of the accompanying Prospectus.

The following table shows, for each fiscal quarter since the quarter ended March 31, 2022: (i) high and low NAVs per Common Share, (ii) the high and low sale prices per Common Share, as reported as of the close of trading on the NYSE in the consolidated transaction reporting system, and (iii) the percentage by which the Common Shares traded at a premium over, or discount from, the high and low NAVs per Common Share (using the closing market price of each trading date compared to that day’s NAV per Common Share). The Fund’s NAV per Common Share is determined on a daily basis. See “Net Asset Value” on page 67 of the accompanying Prospectus for information as to the determination of the Fund’s NAV.

	MARKET PRICE(1)		NET ASSET VALUE (2)		PREMIUM/(DISCOUNT) TO NET ASSET VALUE(3)
Quarter Ended	High	Low	High	Low	High	Low
March 31, 2022	$20.19	$19.03	$20.28	$19.60	-0.44%	-2.91%
June 30, 2022	$19.30	$15.51	$19.51	$17.45	-1.08%	-11.12%
September 30, 2022	$17.71	$15.33	$18.46	$16.58	-4.06%	-7.54%
December 31, 2022	$15.90	$14.02	$17.41	$16.12	-8.67%	-13.03%
March 31, 2023	$16.84	$14.73	$17.98	$17.09	-6.34%	-13.81%
June 30, 2023	$16.08	$14.85	$17.25	$17.11	-6.78%	-13.21%
September 30, 2023	$16.40	$14.05	$17.22	$15.86	-4.76%	-11.41%
December 31, 2023	$15.65	$12.99	$17.35	$15.26	-9.80%	-14.88%

(1)	Based on high and low closing market price for the respective quarter.

(2)	Based on the net asset value calculated on the day of the high and low closing market prices, as applicable, as of the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time).

(3)	Calculated based on the information presented.

As of March 28, 2024, the NAV per Common Share was $17.42, trading prices ranged between $16.12 and $16.32 (representing a discount to NAV of 7.46% and 6.32%, respectively) and the closing price per Common Share was $16.13 (representing a discount to NAV of 7.41%).

Outstanding Securities

The following table provides information about the Fund’s outstanding securities as of March 28, 2024:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by Fund or for its account	Amount Outstanding Exclusive of Amount Shown under (3) As of March 28, 2024
Common Stock	50,000,000	None	8,455,000

USE OF PROCEEDS

Unless otherwise specified in this Prospectus Supplement, the Adviser anticipates that investment of the proceeds will be made in accordance with the Fund’s investment objectives and policies, or for other general corporate purposes. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Common Shares in accordance with its investment objectives and policies within three months after the completion of such offering. Pending such investment, the proceeds will be invested in cash, cash equivalents, short-term debt securities or U.S. government securities. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to Common Shareholders.

PLAN OF DISTRIBUTION

The Fund has entered into the Distribution Agreement with ALPS Distributors, Inc., pursuant to which the Fund may offer and sell up to 3,000,000 Common Shares from time to time through the Distributor in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act. The minimum price on any day at which Common Shares may be sold will not be less than the Minimum Price, which will be equal to the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor. The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per share of the Common Shares is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per share of the Common Shares is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into the Sub-Placement Agent Agreement with UBS Securities LLC relating to the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares.

The Distributor (or the Sub-Placement Agent) will provide written confirmation to the Fund not later than the opening of the trading day on the NYSE following any trading day on which Common Shares are sold. Each confirmation will include the number of Common Shares sold on the preceding day, the net proceeds to the Fund and the compensation payable by the Fund to the Distributor in connection with the sales.

The Fund will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus.

Settlement for sales of Common Shares will occur on the second trading day following the date on which such sales are made in return for payment of the net proceeds to the Fund. There is no arrangement for funds to be deposited in escrow, trust or similar arrangement.

In connection with the sale of Common Shares on behalf of the Fund, the Distributor may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Distributor may be deemed to be underwriting commissions or discounts.

The Fund has agreed to indemnify the Distributor against certain civil liabilities, including liabilities under the Securities Act. The Distributor has agreed to indemnify the Sub-Placement Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of Common Shares pursuant to the Distribution Agreement will terminate upon the earlier of (1) the sale of all Common Shares subject to the Distribution Agreement or (2) the termination of the Distribution Agreement. The Distribution Agreement may be terminated at any time, without the payment of any penalty, by the Fund or by the Distributor, on sixty days’ written notice to the other party.

The Common Shares may not be sold through the Distributor or the Sub-Placement Agent without delivery or deemed delivery of this Prospectus Supplement and the accompanying Prospectus describing the method and terms of the offering of the Common Shares.

The Sub-Placement Agent, its affiliates or their respective employees hold or may hold in the future, directly or indirectly, investment interests in the Fund. The interests held by the Sub-Placement Agent, its affiliates or their respective employees are not attributable to, and no investment discretion is held by, the Sub-Placement Agent, its affiliates or their respective affiliates.

The principal business address of ALPS Distributors, Inc. is 1290 Broadway, Suite 1000, Denver, Colorado 80203. The principal business address of UBS Securities LLC is 1285 Avenue of the America, New York, New York 10019.

LEGAL MATTERS

Certain legal matters in connection with the Common Shares will be passed upon for the Fund by Faegre Drinker Biddle & Reath LLP. Faegre Drinker Biddle & Reath LLP may rely as to certain matters of Maryland law on the opinion of Shapiro Sher Guinot & Sandler, P.A.

ADDITIONAL INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the 1940 Act and in accordance therewith files reports and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains a web site at sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC.

This Prospectus Supplement and accompanying Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus Supplement and accompanying Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (sec.gov).

BASE PROSPECTUS

$175,000,000

RiverNorth Managed Duration Municipal Income Fund II, Inc.

Common Stock
Preferred Stock
Subscription Rights for Common Stock

Subscription Rights for Preferred Stock
Subscription Rights for Common and Preferred Stock

The Fund. RiverNorth Managed Duration Municipal Income Fund II, Inc. (the “Fund”) is a recently organized, diversified, closed-end management investment company.

Investment Objectives. The Fund’s primary investment objective is current income exempt from regular U.S. federal income taxes (but which may be includable in taxable income for purposes of the Federal alternative minimum tax). The Fund’s secondary investment objective is total return. There is no assurance that the Fund will achieve its investment objectives.

Principal Investment Strategies. Under normal market conditions, the Fund seeks to achieve its investment objectives by investing, directly or indirectly, at least 80% of its Managed Assets (as defined below) in municipal bonds, the interest on which is, in the opinion of bond counsel to the issuers, generally excludable from gross income for regular U.S. federal income tax purposes, except that the interest may be includable in taxable income for purposes of the Federal alternative minimum tax (“Municipal Bonds”). In addition, under normal market conditions, the Fund seeks to maintain Managed Assets with a weighted average effective duration that is within three years of the weighted average effective duration of the Bloomberg U.S. Municipal Index. See “Investment Objectives, Strategies and Policies—Principal Investment Strategies—Managed Duration Strategy.”

The Fund seeks to allocate its assets between the two principal investment strategies described below:

Tactical Municipal Closed-End Fund Strategy (25% - 65% of Managed Assets): This strategy seeks to (i) generate returns through investments in other investment companies, consisting principally of closed-end funds and exchange-traded funds (collectively, the “Underlying Funds”), that invest, under normal market conditions, at least 80% of their net assets, plus the amount of any borrowings for investment purposes, in Municipal Bonds, and (ii) derive value from the discount and premium spreads associated with closed-end funds that invest, under normal market conditions, at least 80% of their net assets, plus the amount of any borrowings for investment purposes, in Municipal Bonds. The term “tactical” is used to indicate that this strategy seeks to take advantage of pricing discrepancies in the closed-end fund market (e.g., the difference between a closed-end fund’s market value and its net asset value).

 i

Municipal Bond Income Strategy (35% - 75% of Managed Assets): This strategy seeks to capitalize on inefficiencies in the tax-exempt and tax-advantaged securities markets through investments in Municipal Bonds. The Fund may not directly invest more than 25% of the Managed Assets allocated to this strategy in Municipal Bonds in any one industry or in any one state of origin, and the Fund may not directly invest more than 5% of the Managed Assets allocated to this strategy in the Municipal Bonds of any one issuer, except that the foregoing industry and issuer restrictions shall not apply to general obligation bonds and the Fund will consider the obligor or borrower underlying the Municipal Bond to be the “issuer.” The Fund may invest up to 20% of the Managed Assets allocated to this strategy in Municipal Bonds that pay interest that may be includable in taxable income for purposes of the Federal alternative minimum tax. The Fund can invest, directly or indirectly through Underlying Funds, in bonds of any maturity; however, under this strategy, it will generally invest in Municipal Bonds that have a maturity of five years or longer at the time of purchase.

The Fund may offer, from time to time, up to $175,000,000 aggregate initial offering price of (i) shares of its common stock, $0.0001 par value per share (“Common Shares”), (ii) shares of its preferred stock (“Preferred Shares”) and/or (iii) subscription rights to purchase Common Shares, Preferred Shares or both (“Rights” and together with the Common Shares and Preferred Shares, “Securities”), in one or more offerings in amounts, at prices and on terms set forth in a supplement to this Prospectus. See “Description of the Fund’s Securities” beginning on page 70.

The Fund may offer Securities directly to one or more purchasers, including existing common shareholders and/or preferred shareholders in a Rights offering, through agents that the Fund or the purchasers designate from time to time, or to or through underwriters or dealers. The prospectus supplement relating to the particular offering will identify any agents or underwriters involved in the sale of the Fund’s Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and such agents or underwriters or among the underwriters or the basis upon which such amount may be calculated. The prospectus supplement relating to any sale of preferred stock will set forth the liquidation preference and information about the dividend period, dividend rate, any call protection or non-call period and other matters. A supplement to this Prospectus relating to any offering of subscription rights will set forth the number of shares (common or preferred) issuable upon the exercise of each right and the other terms of such rights offering, including whether the Preferred Shares issuable upon the exercise of such rights are convertible into Common Shares. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a prospectus supplement. For more information about the manner in which the Fund may offer shares of its common stock, see “Plan of Distribution.”

The currently outstanding shares of the Fund’s common stock are, and the shares of the Fund’s common stock offered in this Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (“NYSE”) under the trading or “ticker” symbol “RMMZ.” The net asset value of the Fund’s common stock on January 31, 2024 was $17.32 per share, and the last sale price of the Fund’s common stock on the NYSE on such date was $15.98. Shares of common stock of closed-end funds, like the Fund, frequently trade at discounts to their net asset values. If the shares of the Fund’s common stock trade at a discount to net asset value, the risk of loss may increase for purchasers in an offering under this prospectus, especially for those investors who expect to sell their shares in a relatively short period after purchasing shares in such an offering. Following a Rights offering, a shareholder may experience dilution in net asset value per share of stock if the subscription price per share is below the net asset value per share on the expiration date.

The applicable prospectus supplement will set forth whether or not the Preferred Shares offered in this Prospectus will be listed or traded on any securities exchange. If the Fund’s Preferred Shares are not listed on a securities exchange, there may be no active secondary trading market for such shares and an investment in such shares may be illiquid.

The Fund, or the Underlying Funds in which the Fund invests, may invest in securities of any credit quality, including, without limit, securities that are rated below investment grade, except as further set forth under “Investment Objectives, Strategies and Policies” below. Below investment grade securities include securities rated below BBB- by S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, or Fitch Ratings, a part of the Fitch Group, or below Baa3 by Moody’s Investor Services, Inc. Below investment grade securities are commonly referred to as “junk” and “high yield” securities and are considered speculative with respect to the issuer’s capacity to pay interest and repay principal. See also “Risks—Investment-Related Risks—Credit and Below Investment Grade Securities Risk.”

“Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding). Such assets attributable to leverage include the portion of assets in tender option bond trusts of which the Fund owns TOB Residuals (as defined below) that has been effectively financed by the trust’s issuance of TOB Floaters (as defined below). See “Use of Leverage—Tender Option Bonds.”

Investment Adviser and Subadviser. The Fund’s investment adviser is RiverNorth Capital Management, LLC (the “Adviser”) and the Fund’s subadviser is MacKay Shields LLC (the “Subadviser”). The Adviser is responsible for the day-to-day management of the Fund’s Managed Assets allocated to the Tactical Municipal Closed-End Fund Strategy. The Subadviser is responsible for the day-to-day management of the Fund’s Managed Assets allocated to the Municipal Bond Income Strategy. See “Management of the Fund.”

Limited Term and Eligible Tender Offer. The Fund will terminate on or before February 16, 2037 (the “Termination Date”); provided, that if the Board of Directors of the Fund (the “Board of Directors”) believes that, under then-current market conditions, it is in the best interests of the Fund to do so, the Fund may extend the Termination Date: (i) once for up to one year (i.e., up to February 16, 2038), and (ii) once for up to an additional six months (i.e., up to August 16, 2038), in each case upon the affirmative vote of a majority of the Board of Directors and without the approval of the holders of the Common Shares of the Fund (the “Common Shareholders”).

In addition, as of a date within twelve months preceding the Termination Date, the Board of Directors may cause the Fund to conduct a tender offer to all Common Shareholders to purchase Common Shares of the Fund at a price equal to the net asset value (“NAV”) per Common Share on the expiration date of the tender offer (an “Eligible Tender Offer”). The Board of Directors has established that, following an Eligible Tender Offer, the Fund must have at least $100 million of net assets to ensure the continued viability of the Fund (the “Termination Threshold”). In an Eligible Tender Offer, the Fund will offer to purchase all Common Shares held by each Common Shareholder; provided, that if the number of properly tendered Common Shares would result in the Fund’s net assets totaling less than the Termination Threshold, the Eligible Tender Offer will be terminated and no Common Shares will be repurchased pursuant to the Eligible Tender Offer. Instead, the Fund will begin (or continue) liquidating its portfolio and proceed to terminate on or before the Termination Date. Following the completion of an Eligible Tender Offer, the Board of Directors may eliminate the limited term structure of the Fund upon the affirmative vote of a majority of the Board of Directors and without the approval of Common Shareholders.

The Fund is not a so called “target date” or “life cycle” fund whose asset allocation becomes more conservative over time as its target date, often associated with retirement, approaches. In addition, the Fund is not a “target term” fund whose investment objective is to return its original NAV on the termination date. See “Limited Term and Eligible Tender Offer” and “Risks—Structural Risks—Limited Term and Eligible Tender Offer Risk” below.

Dividends and Distributions. The Fund has implemented a level distribution policy. Under the level distribution policy, the Fund intends to distribute to holders of the Common Shares regular monthly cash distributions of all or a portion of its net investment income. There is no assurance the Fund will make regular monthly distributions or that it will do so at a particular rate. If the Fund’s investments do not generate sufficient income, the Fund may be required to liquidate a portion of its portfolio to fund these distributions, and therefore these payments may represent a reduction of a shareholder’s principal investment.

From time to time, portions of the Fund’s distributions may constitute a return of capital. A return of capital would reduce a Common Shareholder’s tax basis in its Common Shares, which could result in higher taxes when the Common Shareholder sells such Common Shares. This may cause the Common Shareholder to owe taxes even if it sells Common Shares for less than the original purchase price of such Common Shares. See “Dividends and Distributions.”

Leverage. The Fund may borrow money and/or issue preferred stock, notes or debt securities for investment purposes. These practices are known as leveraging. In addition, the Fund may enter into derivative and other transactions that have the effect of leverage. Such other transactions may include tender option bond transactions (as described herein). As of the time immediately after it enters into any of the foregoing transactions, the Fund will seek to limit its overall effective leverage to 45% of its Managed Assets. The Fund currently anticipates that leverage will be obtained through the use of proceeds received from tender option bond transactions. See “Use of Leverage—Tender Option Bonds.” Since the holders of common stock pay all expenses related to the use of leverage, such use of leverage would create a greater risk of loss for the Fund’s Common Shares than if leverage is not used. See “Risks—Structural Risk—Leverage Risk.”

The Prospectus sets forth concisely the information about the Fund and the Securities that a prospective investor ought to know before investing in the Fund. You should read this Prospectus and the related prospectus supplement, which contain important information about the Fund, before deciding whether to invest in the Fund’s Securities, and retain them for future reference. A Statement of Additional Information, dated February 26 (the “SAI”), containing additional information about the Fund, has been filed with the Securities and Exchange Commission (the “SEC”) and is incorporated by reference in its entirety into this Prospectus. You may request a free copy of the Prospectus, the SAI, annual and semi-annual reports to shareholders and other information about the Fund, or make shareholder inquiries, by calling (844) 569-4750, by writing to the Fund at 360 South Rosemary Avenue, Suite 1420, West Palm Beach, FL 33401, or by visiting the Fund’s and the Adviser’s website at rivernorth.com (information included on the website does not form a part of this Prospectus), or from the SEC’s website at sec.gov.

Investing in the Fund involves certain risks. See “Risks” beginning on page 33 of this Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Fund’s Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Prospectus dated February 26, 2024

 v

You should rely only on the information contained or incorporated by reference in this Prospectus and any related prospectus supplement. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this Prospectus and any related prospectus supplement is accurate as of any date other than the respective dates on the front covers. The Fund’s business, financial condition and results of operations may have changed since that date.

PROSPECTUS SUMMARY

This is only a summary of information contained elsewhere in this Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s securities offered by this Prospectus. You should review the more detailed information contained in this Prospectus, any related prospectus supplement, and the Statement of Additional Information (“SAI”), including the documents incorporated by reference. In particular, you should carefully read the section entitled “Risks” in this Prospectus.

The Fund

RiverNorth Managed Duration Municipal Income Fund II, Inc. (the “Fund”) is a Maryland corporation registered as a diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund will have a limited term unless otherwise determined by the Fund’s Board of Directors (“Board of Directors”). See “Limited Term” and “Risks—Structural Risks—Limited Term and Eligible Tender Offer Risk.”

The Fund commenced operations and completed its initial public offering of common stock in February 2022, raising approximately $169 million in equity after payment of offering expenses (and including the exercise of the overallotment option). As of January 31, 2024, the Fund had 8,455,000 shares of its common stock outstanding and net assets applicable to such shares of $146,423,102. The shares of the Fund’s common stock offered by this Prospectus are called “Common Shares” and the holders of Common Shares are called “Common Shareholders.” As used hereinafter in this Prospectus, unless the context otherwise requires, “common shares” refer to the shares of the Fund’s common stock currently outstanding as well as those Common Shares offered by this Prospectus and the holders of common shares are called “common shareholders.” As of the date of this Prospectus, the Fund had not issued any shares of preferred stock (“Preferred Shares”). An investment in the Fund may not be appropriate for all investors.

Investment Adviser and Subadviser	The Fund’s investment adviser is RiverNorth Capital Management, LLC (the “Adviser”) and the Fund’s subadviser is MacKay Shields LLC (the “Subadviser”). The Adviser is responsible for the day-to-day management of the Fund’s Managed Assets (as defined below) allocated to the Tactical Municipal Closed-End Fund Strategy (as described below). The Subadviser is responsible for the day-to-day management of the Fund’s Managed Assets allocated to the Municipal Bond Income Strategy (as described below). Subject to the ranges noted below under “—Principal Investment Strategies and Policies—Tactical Municipal Closed-End Fund Strategy” and “—Principal Investment Strategies and Policies—Municipal Bond Income Strategy,” the Adviser determines the portion of the Fund’s Managed Assets to allocate to each strategy and may, from time to time, adjust the allocations. See “Management of the Fund.”

The Offering

The Fund may offer Securities directly to one or more purchasers, including existing common shareholders and/or preferred shareholders in a Rights offering, through agents that the Fund or the purchasers designate from time to time, or to or through underwriters or dealers. The prospectus supplement relating to the offering will identify any agents or underwriters involved in the sale of the Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and such agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The prospectus supplement relating to any sale of preferred stock will set forth the liquidation preference and information about the dividend period, dividend rate, any call protection or non-call period and other matters, including the terms, if any, on which the preferred stock may be exchanged for or converted into shares of common stock or any other security and, if applicable, the conversion or exchange price, or how it will be calculated, and the conversion or exchange period. A supplement to this Prospectus relating to any offering of subscription rights will set forth the number of shares (common or preferred) issuable upon the exercise of each right and the other terms of such rights offering, including whether the Preferred Shares issuable upon the exercise of such right are convertible into Common Shares. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a prospectus supplement describing the method and terms of the offering of the Securities. See “Plan of Distribution.”

Offerings of Shares will be subject to the provisions of the 1940 Act, which generally require that the public offering price of common shares of a closed-end investment company (exclusive of distribution commissions and discounts) must equal the net asset value per share of the company’s common stock (calculated within 48 hours of pricing), absent shareholder approval or under certain other circumstances. The Fund may, however, issue Common Shares pursuant to exercises of Rights at prices below net asset value.

Investment Objectives	The Fund’s primary investment objective is current income exempt from regular U.S. federal income taxes (but which may be includable in taxable income for purposes of the Federal alternative minimum tax). The Fund’s secondary investment objective is total return. There is no assurance that the Fund will achieve its investment objectives.

Principal Investment Strategies and Policies	Under normal market conditions, the Fund seeks to achieve its investment objectives by investing, directly or indirectly, at least 80% of its Managed Assets in municipal bonds, the interest on which is, in the opinion of bond counsel to the issuers, generally excludable from gross income for regular U.S. federal income tax purposes, except that the interest may be includable in taxable income for purposes of the Federal alternative minimum tax (“Municipal Bonds”). In order to qualify to pay exempt-interest dividends, which are items of interest excludable from gross income for federal income tax purposes, for each taxable year, the Fund seeks to invest either (i) at least 50% of its total assets directly (and indirectly through tender option bond transactions) in such Municipal Bonds at the end of each calendar quarter, or (ii) at least 50% of its total assets in other funds that are taxed as regulated investment companies at the end of each calendar quarter. See “Risks—Investment-Related Risks—Tax Risks.” In addition, under normal market conditions, the Fund seeks to maintain Managed Assets with a weighted average effective duration that is within three years of the weighted average effective duration of the Bloomberg U.S. Municipal Index. See “—Managed Duration Strategy” below.

Municipal Bonds are debt obligations, which may have a variety of issuers, including governmental entities or other qualifying issuers. Issuers may be states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities. See “Risks—Investment-Related Risks—Municipal Bond Risks” and “Risks—Investment-Related Risks—Market Disruption, Geopolitical, Pandemic and Climate Change Risks.” Such territories of the United States include Puerto Rico. See “Risks—Investment-Related Risks—Puerto Rico Municipal Bond Risks” for a discussion of the risks associated with an investment in Puerto Rico Municipal Bonds. Municipal Bonds include, among other instruments, general obligation bonds, revenue bonds, municipal leases, certificates of participation, private activity bonds, moral obligation bonds, and tobacco settlement bonds, as well as short-term, tax-exempt obligations such as municipal notes and variable rate demand obligations. See “Investment Objectives, Strategies and Policies—Portfolio Composition” for a description of the types of Municipal Bonds in which the Fund may invest.

The Fund seeks to allocate its assets between the two principal strategies described below. The Adviser determines the portion of the Fund’s Managed Assets to allocate to each strategy and may, from time to time, adjust the allocations. See “Risks—Structural Risks—Asset Allocation Risk.” Under normal market conditions, the Fund may allocate between 25% and 65% of its Managed Assets to the Tactical Municipal Closed-End Fund Strategy and 35% to 75% of its Managed Assets to the Municipal Bond Income Strategy. See “Investment Philosophy and Process.”

Tactical Municipal Closed-End Fund Strategy (25%-65% of Managed Assets). This strategy seeks to (i) generate returns through investments in other investment companies, consisting principally of closed-end funds and exchange-traded funds (“ETFs” and, together with such other investment companies, the “Underlying Funds”) that invest, under normal market conditions, at least 80% of their net assets, plus the amount of any borrowings for investment purposes, in Municipal Bonds, and (ii) derive value from the discount and premium spreads associated with closed-end funds that invest, under normal market conditions, at least 80% of their net assets, plus the amount of any borrowings for investment purposes, in Municipal Bonds. See “Risks—Investment-Related Risks—Tactical Municipal Closed-End Fund Strategy Risk.” All Underlying Funds will be registered under the Securities Act of 1933, as amended (the “Securities Act”).

Under normal market conditions, the Fund limits its investments in closed-end funds that have been in operation for less than one year to no more than 10% of the Fund’s Managed Assets allocated to the Tactical Municipal Closed-End Fund Strategy. The Fund will not invest in inverse ETFs or leveraged ETFs. Under normal market conditions, the Fund may not invest more than 35% of its Managed Assets in the Tactical Municipal Closed-End Fund Strategy in single state municipal closed-end funds. The Fund’s shareholders will indirectly bear the expenses, including the management fees, of the Underlying Funds. See “Risks—Investment-Related Risks—Underlying Fund Risks.”

Under Section 12 (d)(1)(A) of the 1940 Act, the Fund may hold securities of an Underlying Fund in amounts which (i) do not exceed 3% of the total outstanding voting stock of the Underlying Fund, (ii) do not exceed 5% of the value of the Fund’s total assets and (iii) when added to all other Underlying Fund securities held by the Fund, do not exceed 10% of the value of the Fund’s total assets. These limits may be exceeded when permitted under Rule 12d1-4. The Fund intends to rely on either Section 12 (d)(1)(F) of the 1940 Act, which provides that the provisions of Section 12 (d)(1)(A) shall not apply to securities purchased or otherwise acquired by the Fund if (i) immediately after such purchase or acquisition not more than 3% of the total outstanding stock of such Underlying Fund is owned by the Fund and all affiliated persons of the Fund, and (ii) certain requirements are met with respect to sales charges, or Rule 12d1-4.

The Fund may invest in Underlying Funds that invest in securities that are rated below investment grade, including those receiving the lowest ratings from S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”), Fitch Ratings, a part of the Fitch Group (“Fitch”), or Moody’s Investor Services, Inc. (“Moody’s”), or comparably rated by another nationally recognized statistical rating organization (“NRSRO”) or, if unrated, determined by the Adviser or Subadviser to be of comparable credit quality, which indicates that the security is in default or has little prospect for full recovery of principal or interest. See “Risks—Investment-Related Risks—Defaulted and Distressed Securities Risk.” Below investment grade securities (such as securities rated below BBB- by S&P or Fitch or below Baa3 by Moody’s) are commonly referred to as “junk” and “high yield” securities. Below investment grade securities are considered speculative with respect to the issuer’s capacity to pay interest and repay principal. The Underlying Funds in which the Fund invests may invest in securities receiving the lowest ratings from the NRSROs, including securities rated C by Moody’s or D- by S&P. Lower rated below investment grade securities are considered more vulnerable to nonpayment than other below investment grade securities and their issuers are more dependent on favorable business, financial and economic conditions to meet their financial commitments. The lowest rated below investment grade securities are typically already in default. See “Risks—Investment-Related Risks—Credit and Below Investment Grade Securities Risk.”

The Underlying Funds in which the Fund invests will not include those that are advised or subadvised by the Adviser, the Subadviser or their affiliates.

Municipal Bond Income Strategy (35%-75% of Managed Assets). This strategy seeks to capitalize on inefficiencies in the tax-exempt and tax-advantaged securities markets through investments in Municipal Bonds. The Fund may not directly invest more than 25% of the Managed Assets allocated to the Municipal Bond Income Strategy in Municipal Bonds in any one industry or in any one state of origin, and the Fund may not directly invest more than 5% of the Managed Assets allocated to this strategy in the Municipal Bonds of any one issuer, except that the foregoing industry and issuer restrictions shall not apply to general obligation bonds and the Fund will consider the obligor or borrower underlying the Municipal Bond to be the “issuer.” See “Risks—Investment-Related Risks—State Specific and Industry Risks.” The Fund may invest up to 20% of the Managed Assets allocated to the Municipal Bond Income Strategy in Municipal Bonds that pay interest that may be includable in taxable income for purposes of the Federal alternative minimum tax. The Fund can invest, directly or indirectly through Underlying Funds, in bonds of any maturity; however, under this strategy, it will generally invest in Municipal Bonds that have a maturity of five years or longer at the time of purchase.

Under normal market conditions, the Fund will invest at least 60% of the Fund’s Managed Assets allocated to the Municipal Bond Income Strategy directly in investment grade Municipal Bonds. The Subadviser will invest no more than 20% of the Managed Assets allocated to the Municipal Bond Income Strategy in Municipal Bonds rated at or below Caa1 by Moody’s or CCC+ by S&P or Fitch, or comparably rated by another NRSRO, including unrated bonds judged to be of equivalent quality as determined by the Adviser or Subadviser, as applicable. Investment grade securities are those rated Baa or higher by Moody’s (although Moody’s considers securities rated Baa to have speculative characteristics) or BBB or higher by S&P or rated similarly by another NRSRO or, if unrated, judged to be of equivalent quality as determined by the Adviser or Subadviser, as applicable. If the independent ratings agencies assign different ratings to the same security, the Fund will use the higher rating for purposes of determining the security’s credit quality. Subject to the foregoing limitations, the Fund may invest in securities receiving the lowest ratings from the NRSROs, including securities rated C by Moody’s or D- by S&P, which indicates that the security is in default or has little prospect for full recovery of principal or interest. See “Risks—Investment-Related Risks—Credit and Below Investment Grade Securities Risk.”

Under normal market conditions, the Fund, or the Underlying Funds in which the Fund invests, will invest at least 50% of its Managed Assets, directly or indirectly in investment grade Municipal Bonds.

“Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding). Such assets attributable to leverage include the portion of assets in tender option bond trusts of which the Fund owns TOB Residuals (as defined below) that has been effectively financed by the trust’s issuance of TOB Floaters (as defined below). See “Use of Leverage—Tender Option Bonds.”

Managed Duration Strategy. The Adviser and the Subadviser may use various techniques to manage the duration of the Fund’s portfolio in an attempt to mitigate the risks associated with changes in interest rates. Under normal market conditions, the Fund seeks to maintain Managed Assets with a weighted average effective duration (excluding effects of leverage) that targets the weighted average effective duration of the Bloomberg U.S. Municipal Index, a widely recognized municipal bond index (the “Index”), primarily through its investments in Municipal Bonds and Underlying Funds as well as through short positions in U.S. Treasury futures contracts (as discussed below). As a result of, among other things, changing market conditions and differences between the Fund’s portfolio and the Index, the Fund believes it will generally be able to maintain a weighted average effective duration that is within three years of the weighted average effective duration of the Index. However, under certain market conditions and from time to time for the reasons described below, the Fund’s duration may be outside of such range. In addition, if the effect of the Fund’s use of leverage was included in calculating duration, it could result in a longer duration for the Fund. As of January 31, 2024, the Index had a weighted average effective duration of 6.10 years. The Fund may invest in bonds of any maturity, whether directly through Municipal Bonds or indirectly through Underlying Funds.

Effective duration is a mathematical calculation of the sensitivity of the price of a bond to changes in interest rates, measuring a bond’s expected life on a present value basis, taking into account the bond’s yield, interest payments, final maturity and, in the case of a bond with an embedded option (e.g., the right of the issuer to call the bond prior to maturity, or a sinking fund schedule), the probability that the option will be exercised. The longer the effective duration of a bond or a group of bonds, the more sensitive the bond or group of bonds is to changes in interest rates; the shorter the duration, the less sensitive the bond or group of bonds is to such changes. In general, each year of duration represents an expected 1% change in the value of a bond for every 1% immediate change in interest rates. For example, if the Fund’s portfolio has an average effective duration of five years, its value would be expected to fall by approximately 5% if interest rates rise by 1%. Conversely, the portfolio’s value would be expected to rise about 5% if interest rates fell by 1%.

The Adviser and the Subadviser invest with a view to managing the duration of the Fund. However, the calculation of the Fund’s weighted average effective duration is contingent upon the Adviser’s ability to adequately determine the weighted average effective duration of each of the Underlying Funds in which it invests, which is inherently limited as the Adviser’s determination primarily depends on reporting by such Underlying Funds. Such Underlying Fund reporting may be on a delayed basis and could be subject to incomplete or inaccurate information that may not be readily apparent to the Adviser. As a result, the Fund cannot guarantee the precise overall weighted average effective duration of its portfolio at any given point in time and this limitation could cause the Fund’s weighted average effective duration to be outside of its targeted duration range. In addition, the Adviser and Subadviser may use short sales and derivatives such as options, futures contracts, options on futures contracts, and swaps (collectively, “Hedging Positions”) to manage the duration of the Fund. See “—Other Investments” below.

Other Investments. The Fund may invest, directly or indirectly, up to 20% of its Managed Assets in taxable municipal securities. Any portion of the Fund’s assets invested in taxable municipal securities will not count toward the 35%-75% of the Fund’s assets allocated to Municipal Bonds.

The Fund may at times establish Hedging Positions. Such Hedging Positions may be used to attempt to protect against possible changes in the value of securities held in or to be purchased for the Fund’s portfolio and to manage the effective maturity or duration of the Fund’s portfolio. The Fund’s Hedging Positions may, however, result in income or gain to the Fund that is not exempt from regular U.S. federal income taxes. See “Risks—Investment-Related Risks—Derivatives Risks” and “Risks—Investment-Related Risks—Options and Futures Risks.”

A short sale is a transaction in which the Fund sells a security that it does not own in anticipation of a decline in the market price of the security. The Fund may benefit from a short position when the shorted security decreases in value by more than the cost of the transaction but will suffer a loss on a short sale if the security’s value does not decline or increases. The Fund will not engage in any short sales of securities issued by closed-end funds. See “Investment Objectives, Strategies and Policies—Principal Investment Strategies—Other Investments” and “Risks—Investment-Related Risks—Short Sale Risks.”

The Fund also may attempt to enhance the return on the cash portion of its portfolio by investing in total return swap agreements. A total return swap agreement provides the Fund with a return based on the performance of an underlying asset, in exchange for fee payments to a counterparty based on a specific rate. The difference in the value of these income streams is recorded daily by the Fund, and is typically settled in cash at least monthly. If the underlying asset declines in value over the term of the swap, the Fund would be required to pay the dollar value of that decline plus any applicable fees to the counterparty. The Fund may use its own net asset value (“NAV”) or any other reference asset that the Adviser or Subadviser chooses as the underlying asset in a total return swap. The Fund will limit the notional amount of all total return swaps in the aggregate to 15% of the Fund’s Managed Assets. See “Investment Objectives, Strategies and Policies—Principal Investment Strategies—Other Investments” and “Risks—Investment-Related Risks—Swap Risks.”

In addition to the foregoing principal investment strategies of the Fund, the Adviser also may allocate the Fund’s Managed Assets among cash and short-term investments. See “Investment Policies and Techniques—Temporary Investments and Defensive Position” in the SAI. There are no limits on the Fund’s portfolio turnover, and the Fund may buy and sell securities to take advantage of potential short-term trading opportunities without regard to length of time and when the Adviser or Subadviser believes investment considerations warrant such action. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to holders of the Common Shares (the “Common Shareholders”), will be taxable as ordinary income. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. See “Risks—Structural Risks—Portfolio Turnover Risk.”

All percentage limitations described in this Prospectus are measured at the time of investment and may be exceeded on a going-forward basis as a result of credit rating downgrades or market value fluctuations of the Fund’s portfolio securities. Unless otherwise specified herein, the Fund may count its holdings in Underlying Funds towards various guideline tests, including the 80% policy so long as the earnings on the underlying holdings of such Underlying Funds are exempt from regular U.S. federal income taxes (but which may be includable in taxable income for purposes of the Federal alternative minimum tax).

Unless otherwise specified, the investment policies and limitations of the Fund are not considered to be fundamental by the Fund and can be changed without a vote of the Common Shareholders. The Fund’s primary investment objective, 80% policy and certain investment restrictions specifically identified as such in the SAI are considered fundamental and may not be changed without the approval of the holders of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, which includes Common Shares and Preferred Shares, if any, voting together as a single class, and the holders of the outstanding Preferred Shares, if any, voting as a single class. See “Investment Restrictions” in the SAI.

Investment Philosophy and Process	The Adviser allocates the Fund’s assets between the Tactical Municipal Closed-End Fund Strategy and the Municipal Bond Income Strategy (as described above). The amount allocated to each of the principal strategies may change depending on the Adviser’s assessment of market risk, security valuations, market volatility, and the prospects for earning income and capital appreciation. See “Risks—Structural Risks—Multi-Manager Risk.”

Tactical Municipal Closed-End Fund Strategy. The Adviser considers a number of factors when selecting Underlying Funds, including fundamental and technical analysis to assess the relative risk and reward potential throughout the financial markets. The term “tactical” is used to indicate that the portion of the Fund’s Managed Assets allocated to this strategy will invest in closed-end funds to seek to take advantage of pricing discrepancies in the closed-end fund market.

In selecting closed-end funds, the Adviser opportunistically utilizes a combination of short-term and longer-term trading strategies to seek to derive value from the discount and premium spreads associated with closed-end funds by identifying pricing aberrations. Closed-end funds may trade at a price that is above their NAV per share, referred to as a “premium,” or below their NAV per share, referred to as a “discount.” The difference between the NAV per share and the discount or premium is referred to as a “spread.”

The Adviser employs both a quantitative and qualitative approach in its selection of closed-end funds and has developed proprietary screening models and algorithms to trade closed-end funds. The Adviser’s mean reversion investing looks to capitalize on changes within the pricing of a closed-end fund and, based upon its research and analysis, a view that it will revert to historical pricing. The Adviser employs the following trading strategies, among others:

Statistical Analysis (Mean Reversion)

● Using proprietary quantitative models, the Adviser seeks to identify closed-end funds that are trading at compelling absolute and/or relative discounts.

● The Adviser attempts to capitalize on the perceived mispricing if the Adviser believes that the discount widening is irrational and expects the discount to narrow to longer-term mean valuations.

Corporate Actions

● The Adviser pursues investments in closed-end funds that have announced, or the Adviser believes are likely to announce, certain corporate actions that may drive value for their shareholders.

● The Adviser has developed trading strategies that focus on closed-end fund tender offers, rights offerings, shareholder distributions, open-endings and liquidations.

In employing its trading strategies, the Adviser conducts an extensive amount of due diligence on various fund sponsors, investment managers and funds, including actively monitoring regulatory filings, analyzing a fund’s registration statements, financial statements and organizational documents, as well as conducting proprietary research, such as speaking with fund sponsors, underwriters, sell-side brokers and investors.

See “Investment Philosophy and Process—Tactical Municipal Closed-End Fund Strategy.”

Municipal Bond Income Strategy. The Subadviser believes inefficiencies exist in the tax-exempt and tax-advantaged securities markets. In order to capitalize on these opportunities, the Subadviser applies both a top-down and bottom-up research investment process. The Subadviser’s top-down analysis considers the economic, interest rate, inflation outlook and other economic variables to guide overall portfolio structure. The Subadviser employs a value-oriented security selection process to invest in securities it believes to be mispriced which offer a yield advantage. In choosing investments, the Subadviser analyzes the credit quality of issuers and considers the yields available on municipal bonds with different maturities. In addition, the Subadviser reviews macroeconomic events, technical characteristics in the municipal bond market, tax policies, as well as analyzing individual municipal securities and sectors, and may give consideration to certain environmental, social and governance criteria, including, but not limited to, climate change, sustainability, energy resources & management, job creation/employee relations, human rights, health and safety, transparency/disclosures, board expertise, audit practices, transparency and accountability. The Subadviser seeks to reduce volatility through its disciplined investment process and investment risk management.

The Subadviser may sell a security if it no longer believes the security will contribute to meeting the investment objectives of the Fund. In considering whether to sell a security, the Subadviser may evaluate, among other things, the condition of the economy and meaningful changes in the issuer’s financial condition.

See “Investment Philosophy and Process—Municipal Bond Income Strategy.”

Limited Term Fund Structure and Eligible Tender Offer	The Fund will terminate on or before February 16, 2037 (the “Termination Date”); provided, that if the Board of Directors believes that, under then-current market conditions, it is in the best interests of the Fund to do so, the Fund may extend the Termination Date: (i) once for up to one year (i.e., up to February 16, 2038), and (ii) once for up to an additional six months (i.e., up to August 16, 2038), in each case upon the affirmative vote of a majority of the Board of Directors and without the approval of Common Shareholders. In determining whether to extend the Termination Date, the Board of Directors may consider, for example, the Fund’s inability to sell its assets in a time frame consistent with termination due to lack of market liquidity or other extenuating circumstances. Additionally, the Board of Directors may determine that market conditions are such that it is reasonable to believe that, with an extension, the Fund’s remaining assets will appreciate and generate income in an amount that, in the aggregate, is meaningful relative to the cost and expense of continuing the operation of the Fund.

In anticipation of the Termination Date (such period of time, the “wind-down period”), the Fund may begin liquidating all or a portion of the Fund’s portfolio, and may deviate from its investment policies and may not achieve its investment objective. During the wind-down period (or in anticipation of an Eligible Tender Offer), the Fund’s portfolio composition may change as more of its portfolio holdings are called or sold and portfolio holdings are disposed of in anticipation of liquidation. Rather than reinvesting the proceeds of matured, called or sold securities in accordance with the investment program described above, the Fund may invest such proceeds in short term or other lower yielding securities or hold the proceeds in cash, which may adversely affect its performance.

In addition, within twelve months preceding the Termination Date, the Board of Directors may cause the Fund to conduct an Eligible Tender Offer. An Eligible Tender Offer would consist of a tender offer to all Common Shareholders to purchase Common Shares of the Fund at a price equal to the NAV per Common Share on the expiration date of the tender offer. The Board of Directors has established that, following an Eligible Tender Offer, the Fund must have at least $100 million of net assets to ensure the continued viability of the Fund (the “Termination Threshold”).

In an Eligible Tender Offer, the Fund will offer to purchase all Common Shares held by each Common Shareholder; provided, that if the number of properly tendered Common Shares would result in the Fund’s net assets totaling less than the Termination Threshold, the Eligible Tender Offer will be terminated and no Common Shares will be repurchased pursuant to the Eligible Tender Offer. Instead, the Fund will begin (or continue) liquidating its portfolio and proceed to terminate on or before the Termination Date. The Adviser will pay all costs and expenses associated with the making of an Eligible Tender Offer, other than brokerage and related transaction costs associated with the disposition of portfolio investments in connection with the Eligible Tender Offer, which will be borne by the Fund and its shareholders. An Eligible Tender Offer would be made, and Common Shareholders would be notified thereof, in accordance with the requirements of the 1940 Act, the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable tender offer rules thereunder (including Rule 13e-4 and Regulation 14E under the Exchange Act).

If the number of properly tendered Common Shares would result in the Fund’s net assets equaling or totaling greater than the Termination Threshold, all Common Shares properly tendered and not withdrawn will be purchased by the Fund pursuant to the terms of the Eligible Tender Offer. The Fund’s purchase of tendered Common Shares pursuant to a tender offer will have tax consequences for tendering Common Shareholders and may have tax consequences for non-tendering Common Shareholders. In addition, the Fund would continue to be subject to its obligations with respect to its issued and outstanding preferred stock or debt securities, if any.

All Common Shareholders remaining after a tender offer will be subject to proportionately higher expenses due to the reduction in the Fund’s total assets resulting from payment for the tendered Common Shares. A reduction in net assets, and the corresponding increase in the Fund’s expense ratio, could result in lower returns and put the Fund at a disadvantage relative to its peers and potentially cause the Fund to trade at a wider discount to NAV than it otherwise would. Such reduction in the Fund’s total assets may also result in less investment flexibility, reduced diversification and greater volatility for the Fund, and may have an adverse effect on the Fund’s investment performance. Moreover, the resulting reduction in the number of outstanding Common Shares could cause the Common Shares to become thinly traded or otherwise adversely impact the secondary market trading of such shares. See “Risks—Structural Risks—Limited Term and Eligible Tender Offer Risk.”

Following the completion of an Eligible Tender Offer, the Board of Directors may eliminate the limited term structure of the Fund upon the affirmative vote of a majority of the Board of Directors and without the approval of Common Shareholders. In making such decision, the Board of Directors will take such actions with respect to the continued operations of the Fund as it deems to be in the best interests of the Fund, based on market conditions at such time, the extent of Common Shareholder participation in the Eligible Tender Offer and all other factors deemed relevant by the Board of Directors in consultation with the Adviser and Subadviser, taking into account that the Adviser and Subadviser may have a potential conflict of interest in seeking to convert to a perpetual fund (or in seeking to extend the Termination Date). The Fund is not required to conduct additional tender offers following an Eligible Tender Offer and conversion to a perpetual structure. Therefore, remaining Common Shareholders may not have another opportunity to participate in a tender offer or exchange their Common Shares for the then-existing NAV per Common Share.

The Fund is not a so called “target date” or “life cycle” fund whose asset allocation becomes more conservative over time as its target date, often associated with retirement, approaches. In addition, the Fund is not a “target term” fund whose investment objective is to return its original NAV on the termination date. See “Certain Provisions of the Fund’s Charter and Bylaws and of Maryland Law” and “Risks—Structural Risks—Limited Term and Eligible Tender Offer Risk.”

Use of Leverage	The Fund may borrow money and/or issue Preferred Shares, notes or debt securities for investment purposes. These practices are known as leveraging. In addition, the Fund may enter into derivative and other transactions that have the effect of leverage. Such other transactions may include tender option bond transactions (as described herein). The Adviser determines whether or not to engage in leverage based on its assessment of conditions in the debt and credit markets. As of the time immediately after it enters into any of the foregoing transactions, the Fund will seek to limit its overall effective leverage to 45% of its Managed Assets. The Fund currently anticipates that leverage will be obtained through the use of proceeds received from tender option bond transactions. See “—Tender Option Bonds.”

The provisions of the 1940 Act provide that the Fund may borrow or issue notes or debt securities in an amount up to 33 1/3% of its total assets or may issue Preferred Shares in an amount up to 50% of the Fund’s total assets (including the proceeds from leverage).

With respect to the Fund’s anticipated investments in TOB Residuals issued by a tender option bond trust (as further discussed below under “—Tender Option Bonds”), the Fund treats such investments as derivatives in compliance with Rule 18f-4 under the 1940 Act. See “Risks—Investment-Related Risks—Legislation and Regulatory Risks.”

The use of leverage by the Fund can magnify the effect of any losses. If the income and gains earned on the securities and investments purchased with leverage proceeds are greater than the cost of the leverage, returns will be greater than if leverage had not been used. Conversely, if the income and gains from the securities and investments purchased with such proceeds do not cover the cost of leverage, returns will be less than if leverage had not been used. Since the holders of common stock pay all expenses related to the issuance of debt or use of leverage, any use of leverage would create a greater risk of loss for the Common Shares than if leverage is not used. There can be no assurance that a leveraging strategy will be successful during any period in which it is employed. See “Use of Leverage” and “Risks—Structural Risks—Leverage Risks.”

Tender Option Bonds. The Fund may leverage its assets through the use of proceeds received from tender option bond transactions. In a tender option bond transaction, a tender option bond trust (a “TOB Issuer”) is typically established by forming a special purpose trust into which the Fund, or an agent on behalf of the Fund, transfers municipal bonds or other municipal securities. A TOB Issuer typically issues two classes of beneficial interests: short-term floating rate notes (“TOB Floaters”), which are sold to third party investors, and residual interest municipal tender option bonds (“TOB Residuals”), which are generally issued to the Fund. The Fund may invest in both TOB Floaters and TOB Residuals, including TOB Floaters and TOB Residuals issued by the same TOB Issuer. The Fund may not invest more than 5% of its Managed Assets in any single TOB Issuer. The Fund does not currently intend to invest in TOB Residuals issued by a TOB Issuer that was not formed for the Fund, although it reserves the right to do so in the future.

Under accounting rules, securities of the Fund that are deposited into a TOB Issuer are treated as investments of the Fund, and are presented on the Fund’s Schedule of Investments and outstanding TOB Floaters issued by a TOB Issuer are presented as liabilities in the Fund’s Statement of Assets and Liabilities. Interest income from the underlying security is recorded by the Fund on an accrual basis. Interest expense incurred on the TOB Floaters and other expenses related to remarketing, administration and trustee services to a TOB Issuer are reported as expenses of the Fund.

For TOB Floaters, generally, the interest rate earned will be based upon the market rates for municipal securities with maturities or remarketing provisions that are comparable in duration to the periodic interval of the tender option, which may vary from weekly, to monthly, to extended periods of one year or multiple years. Since the option feature has a shorter term than the final maturity or first call date of the underlying securities deposited in the TOB Issuer, the Fund, if it is the holder of the TOB Floaters, relies upon the terms of the agreement with the financial institution furnishing the option as well as the credit strength of that institution. As further assurance of liquidity, the terms of the TOB Issuer provide for a liquidation of the municipal security deposited in the TOB Issuer and the application of the proceeds to pay off the TOB Floaters.

There are inherent risks with respect to investing in a TOB Issuer. These risks include, among others, the bankruptcy or default of the issuer of the securities deposited in the TOB Issuer, a substantial downgrade in the credit quality of the issuer of the securities deposited in the TOB Issuer, the inability of the TOB Issuer to obtain liquidity support for the TOB Floaters, a substantial decline in the market value of the securities deposited in the TOB Issuer, or the inability of the sponsor or remarketing agent to remarket any TOB Floaters tendered to it by holders of the TOB Floaters. See “Risks—Investment-Related Risks—Tender Option Bonds Risk.”

Dividends and Distributions	The Fund has implemented a level distribution policy (the “Level Distribution Policy”). Under the Level Distribution Policy, the Fund intends to make monthly distributions to common shareholders at a constant and fixed (but not guaranteed) rate (which is annually reset) equal to 6.75% of the average of the Fund’s NAV per share as reported for the final five trading days of the preceding calendar year. The rate disclosed is as of the date of this Prospectus.

Under the Level Distribution Policy, to the extent that sufficient investment income is not available on a monthly basis, the Fund’s distributions could consist of return of capital in order to maintain the distribution rate. The amount treated as a return of capital will reduce a shareholder’s adjusted basis in the shareholder’s shares, thereby increasing the potential gain or reducing the potential loss on the sale of shares. Investors should not make any conclusions about the Fund’s investment performance from the amount of the Fund’s distributions or from the terms of the Fund’s Level Distribution Policy. Dividends and distributions may be payable in cash or common shares, with shareholders having the option to receive additional common shares in lieu of cash. The Fund may at times, in its discretion, pay out less than the entire amount of net investment income earned in any particular period and may at times pay out such accumulated undistributed income in addition to net investment income earned in other periods in order to permit the Fund to maintain a more stable level of distributions. As a result, the dividend paid by the Fund to common shareholders for any particular period may be more or less than the amount of net investment income earned by the Fund during such period. The Fund’s ability to maintain a stable level of distributions to shareholders will depend on a number of factors, including the stability of income received from its investments. The amount of monthly distributions could vary depending on a number of factors, including the costs of any leverage. As portfolio and market conditions change, the amount of dividends on the Fund’s common shares could change. For federal income tax purposes, the Fund is required to distribute substantially all of its net investment income each year to both reduce its federal income tax liability and to avoid a potential federal excise tax. The Fund intends to distribute all realized net capital gains, if any, at least annually. See “Dividends and Distributions.”

Dividend Reinvestment Plan	The Fund has an automatic dividend reinvestment plan (the “Plan”) commonly referred to as an “opt-out” plan. Each Common Shareholder who participates in the Plan will have all distributions of dividends and capital gains automatically reinvested in additional Common Shares. The automatic reinvestment of dividends and distributions in Common Shares will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such dividends and distributions, even though such participants have not received any cash with which to pay the resulting tax.

Common Shareholders who elect not to participate in the Plan will receive all distributions in cash. All correspondence or questions concerning the Plan, including how a Common Shareholder may opt out of the Plan, should be directed to DST Systems, Inc., (844) 569-4750 (the “Plan Administrator”). Beneficial owners of Common Shares who hold their Common Shares in the name of a broker or nominee should contact the broker or nominee to determine whether and how they may participate in, or opt out of, the Plan. See “Dividend Reinvestment Plan” and “U.S. Federal Income Tax Matters.”

Listing of Common Shares	The Fund’s Common Shares have been approved for listing on the New York Stock Exchange (the “NYSE”), subject to notice of issuance. The trading or ticker symbol of the Common Shares is expected to be “RMMZ.” The NAV of the Fund's common shares at the close of business on January 31, 2024 was $17.32, and the last sale price of the common shares on the NYSE on such date was $15.98.

Risk Considerations	Risk is inherent in all investing. Investing in any investment company security involves risks, including the risk that you may receive little or no return on your investment or even that you may lose part or all of your investment. Therefore, before investing in the Securities, you should consider the risks more fully set forth under “Risks” beginning on page 33 (as well as the other information in this Prospectus, the applicable prospectus supplement and the SAI), which provides a discussion of the principal risk factors associated with an investment in the Fund specifically, as well as those factors generally associated with an investment in a company with investment objectives, investment policies, capital structure or trading markets similar to the Fund. Given the nature of the Fund’s investment strategies, these principal risks include risks associated with investments in municipal bonds, other investment companies and below investment grade-rated securities; risks associated with the use of leverage, including the use of tender option bond transactions and derivatives and short sales; and risks related to interest rates, management of the Fund’s duration and tax matters.

Administrator, Fund Accountant, Transfer Agent, Dividend Disbursing Agent and Custodian	ALPS Fund Services, Inc. (“AFS”) is the Fund’s administrator. Under an Administration, Bookkeeping and Pricing Services Agreement (the “Administration Agreement”), AFS is responsible for calculating NAVs, providing additional fund accounting and tax services, and providing fund administration and compliance-related services. State Street Bank and Trust Company serves as the Fund’s custodian. DST Systems, Inc. serves as the Fund’s transfer agent, registrar, Plan Administrator and dividend disbursing agent. See “Administrator, Fund Accountant, Transfer Agent, Dividend Disbursing Agent and Custodian.”

SUMMARY OF FUND EXPENSES

The following table shows estimated Fund expenses as a percentage of net assets attributable to Common Shares. The table is based on the capital structure of the Fund as of June 30, 2023.

The purpose of the following table and the example below is to help you understand the fees and expenses that you, as a Common Shareholder, would bear directly or indirectly. Actual expenses may be greater or less than those shown below.

Shareholder Transaction Expenses	As a Percentage of Offering Price
Sales Load	--%*
Offering Expenses Borne by Common Shareholders of the Fund	--%*
Dividend Reinvestment Plan Fees(1)	--%*
Preferred Shares Offering Expenses Borne by the Fund (as a percentage of net assets attributable to Common Shares)	--%*

As a Percentage of Net Assets Attributable to Common Shares (Assuming the Use of Leverage Equal to 38.71% of the Fund’s Managed Assets)
Annual Expenses
Management fee(2)	2.28%
Leverage costs(3)(4)(5)	1.97%
Dividends on Preferred Shares(6)	--%
Other Expenses	0.03%
Acquired fund fees and expenses(7)	0.91%
Total annual expenses(8)	5.19%

The purpose of the table above and the example below is to help you understand the fees and expenses that you, as a Common Shareholder, would bear directly or indirectly.

Example(9)

The example illustrates the expenses you would pay on a $1,000 investment in Common Shares, based on the fees and expenses set forth in the table above, assuming a 5% annual return.

	1 year	3 years	5 years	10 years
Total Expenses Incurred	$52	$155	$258	$514

The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those assumed.

*	The applicable prospectus supplement to be used in connection with any sales of Common Shares or Preferred Shares will set forth any applicable sales load and the estimated offering expenses borne by the Fund under an Offering.

(1)	There will be no brokerage charges with respect to Common Shares issued directly by the Fund under the dividend reinvestment plan. You will pay brokerage charges in connection with open market purchases or if you direct the plan agent to sell your Common Shares held in a dividend reinvestment account.

(2)	The management fee paid by the Fund to the Adviser is essentially an all-in fee structure (the “unified management fee”), including the fee paid to the Adviser for advisory, supervisory, administrative, shareholder servicing and other services. However, the Fund (and not the Adviser) will be responsible for certain additional fees and expenses, which are reflected in the table above, that are not covered by the unified management fee. The unified management fee is inclusive of the fees payable by the Adviser to the Subadviser for sub-advisory services. The unified management fee is charged as a percentage of the Fund’s average daily Managed Assets, as opposed to net assets. With leverage, Managed Assets are greater in amount than net assets, because Managed Assets include assets attributable to the Fund’s use of leverage created by its tender option bond transactions. In addition, the mark-to-market value of the Fund’s derivatives will be used for purposes of calculating Managed Assets. The management fee of 1.40% of the Fund’s Managed Assets represents 2.28% of net assets attributable to Common Shares assuming the use of leverage in an amount of 38.71% of the Fund’s Managed Assets. The Fund’s average Managed Assets for the fiscal year ended June 30, 2023 (which includes the use of leverage discussed in footnote (5)) were multiplied by the annual advisory fee rate and then divided by the Fund’s average net assets for the same period to calculate the management fees as a percentage of the Fund’s net assets attributable to Common Shares. See “Management of the Fund—Investment Advisory and Subadvisory Agreements.”

(3)	The actual amount of interest expense borne by the Fund will vary over time in accordance with the level of the Fund’s use of tender option bond transactions and variations in market interest rates. See “Use of Leverage.”

(4)	The “Leverage Costs” include the expenses associated with the Fund’s tender option bond transactions, including remarketing, administration and trustee services to a TOB issuer.

(5)	Interest and fees on leverage in the table reflect the cost to the Fund of tender option bond transactions, expressed as a percentage of the Fund’s net assets as of June 30, 2023, based on interest rates in effect as of June 30, 2023. The table assumes the use of leverage from the proceeds of tender option bond transactions representing, in the aggregate, 38.71% of Managed Assets, which reflects approximately the percentage of the Fund’s total Managed Assets attributable to such leverage averaged over the year ended June 30, 2023, at a weighted average annual expense to the Fund of 3.14%.

(6)	As of the date of this Prospectus, the Fund has not issued any Preferred Shares. The applicable prospectus supplement will set forth the expenses related to any Preferred Shares in the future.

(7)	The “Acquired fund fees and expenses” disclosed above are based on the expense ratios for the most recent fiscal year of the Underlying Funds in which the Fund anticipates investing, which may change substantially over time and, therefore, significantly affect “Acquired fund fees and expenses.” These amounts are based on the total expense ratio disclosed in each Underlying Fund’s most recent shareholder report. “Acquired fund fees and expenses” are not charged directly to the Fund, but rather reflect the estimated pro rata portion of the Underlying Funds’ fees attributable to the Fund’s investments in shares of the Underlying Funds. The 0.91% shown as “Acquired fund fees and expenses” reflects estimated operating expenses of the Underlying Funds and transaction-related fees. Certain Underlying Funds in which the Fund intends to invest generally charge a management fee of 1.00% to 2.00%, which are included in “Acquired fund fees and expenses,” as applicable. Acquired fund fees and expenses are borne indirectly by the Fund, but they will not be reflected in the Fund’s financial statements; and the information presented in the table will differ from that presented in the Fund’s financial highlights, when available.

(8)	The table above assumes the use of leverage in an amount equal to 38.71% of the Fund’s Managed Assets (or 63.17% of the Fund’s net assets) and shows Fund expenses as a percentage of net assets attributable to Common Shares, as only Common Shareholders of the Fund will bear all of the expenses reflected in the table. For purposes of this assumption, all leverage used is in the form of proceeds from tender option bond transactions. The table presented below in this footnote 8 estimates what the Fund’s annual expenses would be, stated as percentages of the Fund’s net assets attributable to Common Shares, but, unlike the table above, assumes that the Fund does not utilize leverage. In accordance with these assumptions, the Fund’s expenses would be estimated to be as follows:

Annual expenses (as a percentage of net assets attributable to Common Shares)	As a Percentage of Net Assets Attributable to Common Shares (Assuming No Leverage)
Management fees	1.40%
Other Expenses	0.03%
Acquired fund fees and expenses	0.91%
Total annual expenses	2.34%

(9)	The example does not include sales load or estimated offering costs. The example should not be considered a representation of future expenses. The example assumes that the estimated “Other expenses” set forth in the table are accurate and that all dividends and distributions are reinvested at NAV and that the Fund is engaged in leverage of 38.71% of Managed Assets, assuming interest and fees on leverage of 3.14%. The interest and fees on leverage is expressed as an interest rate and represents interest and fees payable for the Fund’s tender option bond transactions. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the table.

FINANCIAL HIGHLIGHTS

The Fund’s “Financial Highlights” and the report of the Fund’s independent registered public accounting firm, Cohen and Company, Ltd., thereon, contained in the following document filed by the Fund with the SEC, is hereby incorporated by reference into this Prospectus: the annual report for the year ended June 30, 2023 contained in the Fund’s form N-CSR and filed with the SEC on September 7, 2023.

MARKET AND NET ASSET VALUE INFORMATION

The Fund’s currently outstanding common shares are, and any Common Shares offered by this Prospectus and the applicable prospectus supplement will be, subject to notice of issuance, listed on the NYSE. The Fund’s common shares commenced trading on the NYSE on February 11, 2022.

The Fund’s common shares have traded both at a premium and at a discount in relation to net asset value. Shares of closed-end investment companies frequently trade at a discount from net asset value. The Fund’s issuance of the Common Shares may have an adverse effect on prices in the secondary market for the Fund’s common shares by increasing the number of common shares available, which may put downward pressure on the market price for the Fund’s common shares.

The Fund may (but is not obligated to) take action to repurchase shares in the open market or make tender offers for its shares at or near NAV. During the pendency of any tender offer, the Fund will publish how common shareholders may readily ascertain the NAV. Repurchase of the common shares may have the effect of reducing any market discount to NAV. There is no assurance that, if action is undertaken to repurchase or tender for shares, such action will result in the shares trading at a price which approximates their NAV. Please see “Repurchase of Shares” for more information.

The following table sets forth for each of the periods indicated the high and low closing market prices for common shares of the Fund on the NYSE, the net asset value per share and the premium or discount to net asset value per share at which the Fund’s common shares were trading. Net asset value is determined daily as of the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time). See “Net Asset Value” for information as to the determination of the Fund’s net asset value.

	MARKET PRICE(1)		NET ASSET VALUE (2)		PREMIUM/(DISCOUNT) TO NET ASSET VALUE(3)
Quarter Ended	High	Low	High	Low	High	Low
March 31, 2022	$20.19	$19.03	$20.28	$19.60	-0.44%	-2.91%
June 30, 2022	$19.30	$15.51	$19.51	$17.45	-1.08%	-11.12%
September 30, 2022	$17.71	$15.33	$18.46	$16.58	-4.06%	-7.54%
December 31, 2022	$15.90	$14.02	$17.41	$16.12	-8.67%	-13.03%
March 31, 2023	$16.84	$14.73	$17.98	$17.09	-6.34%	-13.81%
June 30, 2023	$16.08	$14.85	$17.25	$17.11	-6.78%	-13.21%
September 30, 2023	$16.40	$14.05	$17.22	$15.86	-4.76%	-11.41%
December 31, 2023	$15.65	$12.99	$17.35	$15.26	-9.80%	-14.88%

(1)	Based on high and low closing market price for the respective quarter.

(2)	Based on the net asset value calculated on the day of the high and low closing market prices, as applicable, as of the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time).

(3)	Calculated based on the information presented.

In recognition of the possibility that Common Shares might trade at a discount to NAV, the Board of Directors may consider one or more actions that might be taken to seek to reduce or eliminate any material discount from NAV in respect of Common Shares, which may include the repurchase of such shares in the open market or in private transactions, the making of a tender offer for such shares or the conversion of the Fund to an open-end investment company. The Board of Directors may decide not to take any of these actions in the future. In addition, there can be no assurance any of these actions, or others, if undertaken, will reduce market discount. See “Repurchase of Shares,” “Conversion to Open-End Fund” and “Limited Term and Eligible Tender Offer.”

The last reported sale price, net asset value per share and percentage discount to net asset value per share of the common shares as of January 31, 2024, were $15.98, $17.32, and -7.74%, respectively. As of that same date, the Fund had 8,455,000 common shares outstanding and net assets of the Fund were $146,423,102.

THE FUND

RiverNorth Managed Duration Municipal Income Fund II, Inc. (the “Fund”) is a diversified, closed-end management investment company registered under the Investment Company Act of 1940 (the “1940 Act”). The Fund was organized as a Maryland corporation on June 24, 2021. The Fund will have an approximate 15-year limited term unless otherwise determined by the Fund’s Board of Directors (the “Board” or the “Board of Directors”). On February 11, 2022, 8,450,000 shares of common stock were issued in connection with the Fund’s initial public offering. The Fund’s currently outstanding common stock is, and common stock offered in this Prospectus and any applicable prospectus supplement will be, listed on the New York Stock Exchange (“NYSE”) under the symbol “RMMZ.” The Fund’s principal office is located at 360 South Rosemary Avenue, Suite 1420, West Palm Beach, FL 33401, and its telephone number is (561) 484-7185. The shares of the Fund’s common stock offered by this Prospectus and any applicable prospectus supplement are hereinafter called “Common Shares” and the holders of Common Shares are called “Common Shareholders.” As used in this Prospectus, unless the context requires otherwise, “common shares” refers to the shares of the Fund’s common stock currently outstanding as well as those Common Shares offered by this Prospectus and the holders of common shares are called “common shareholders.”

The following table provides information about the Fund’s outstanding securities as of January 31, 2024:

Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding
Common Shares	50,000,000	0	8,455,000

THE OFFERING

The Fund may offer, from time to time, up to $175,000,000 aggregate initial offering price of (i) Common Shares, (ii) shares of its preferred stock (“Preferred Shares”), and/or (iii) subscription rights to purchase Common Shares, Preferred Shares or both (“Rights” and, together with the Common Shares and the Preferred Shares, “Securities) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus. See “Description of the Fund’s Securities.”

The Fund may offer Securities directly to one or more purchasers, including existing common shareholders and/or preferred shareholders in a Rights offering, through agents that the Fund or the purchasers designate from time to time, or to or through underwriters or dealers. The prospectus supplement relating to the offering will identify any agents or underwriters involved in the sale of the Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and such agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The prospectus supplement relating to any sale of preferred stock will set forth the liquidation preference and information about the dividend period, dividend rate, any call protection or non-call period and other matters, including the terms, if any, on which the preferred stock may be exchanged for or converted into shares of common stock or any other security and, if applicable, the conversion or exchange price, or how it will be calculated, and the conversion or exchange period. A supplement to this Prospectus relating to any offering of subscription rights will set forth the number of shares (common or preferred) issuable upon the exercise of each right and the other terms of such Rights offering, including whether the Preferred Shares issuable upon the exercise of such right are convertible into Common Shares. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a prospectus supplement describing the method and terms of the offering of the Securities. See “Plan of Distribution.”

The Fund may offer Common Shares or Preferred Shares on an immediate, continuous or delayed basis. Offerings of Shares will be subject to the provisions of the 1940 Act, which generally require that the public offering price of common shares of a closed-end investment company (exclusive of distribution commissions and discounts) must equal or exceed the net asset value per share of the company’s common stock (calculated within 48 hours of pricing), absent shareholder approval or under certain other circumstances. The Fund may, however, issue Common Shares pursuant to exercises of Rights at prices below net asset value.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the Fund expects to invest the net proceeds from any sales of Securities in accordance with the Fund’s investment objective and policies as stated below, or use such proceeds for other general corporate purposes within approximately three months of receipt of such proceeds. Pending any such use, the proceeds may be invested in cash, cash equivalents, short-term debt securities or U.S. government securities. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distributions to common shareholders.

INVESTMENT OBJECTIVES, STRATEGIES AND POLICIES

Investment Objectives

The Fund’s primary investment objective is current income exempt from regular U.S. federal income taxes (but which may be includable in taxable income for purposes of the Federal alternative minimum tax). The Fund’s secondary investment objective is total return. There is no assurance that the Fund will achieve its investment objectives.

Principal Investment Strategies

Under normal market conditions, the Fund seeks to achieve its investment objectives by investing, directly or indirectly, at least 80% of its Managed Assets in municipal bonds, the interest on which is, in the opinion of bond counsel to the issuers, generally excludable from gross income for regular U.S. federal income tax purposes, except that the interest may be includable in taxable income for purposes of the Federal alternative minimum tax (“Municipal Bonds”). In order to qualify to pay exempt-interest dividends, which are items of interest excludable from gross income for federal income tax purposes, for each taxable year, the Fund seeks to invest either (i) at least 50% of its total assets directly (and indirectly through tender option bond transactions) in such Municipal Bonds at the end of each calendar quarter, or (ii) at least 50% of its total assets in other funds that are taxed as regulated investment companies at the end of each calendar quarter. See “Risks—Investment-Related Risks—Tax Risks.” In addition, under normal market conditions, the Fund seeks to maintain Managed Assets with a weighted average effective duration that is within three years of the weighted average effective duration of the Bloomberg U.S. Municipal Index. See “—Managed Duration Strategy” below.

Municipal Bonds are debt obligations, which may have a variety of issuers, including governmental entities or other qualifying issuers. Issuers may be states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities. See “Risks—Investment-Related Risks—Municipal Bond Risks” and “Risks—Investment-Related Risks—Market Disruption, Geopolitical, Pandemic and Climate Change Risks.” Such territories of the United States include Puerto Rico. See “Risks—Investment-Related Risks—Puerto Rico Municipal Bond Risks” for a discussion of the risks associated with an investment in Puerto Rico Municipal Bonds. Municipal Bonds include, among other instruments, general obligation bonds, revenue bonds, municipal leases, certificates of participation, private activity bonds, moral obligation bonds, and tobacco settlement bonds, as well as short-term, tax-exempt obligations such as municipal notes and variable rate demand obligations. See “—Portfolio Composition” for a description of the types of Municipal Bonds in which the Fund may invest.

The Fund seeks to allocate its assets between the two principal strategies described below. The Adviser determines the portion of the Fund’s Managed Assets to allocate to each strategy and may, from time to time, adjust the allocations. See “Risks—Structural Risks—Asset Allocation Risk.” Under normal market conditions, the Fund may allocate between 25% and 65% of its Managed Assets to the Tactical Municipal Closed-End Fund Strategy (as described below) and 35% to 75% of its Managed Assets to the Municipal Bond Income Strategy (as described below). See “Investment Philosophy and Process.”

Tactical Municipal Closed-End Fund Strategy (25%-65% of Managed Assets). This strategy seeks to (i) generate returns through investments in other investment companies, consisting principally of closed-end funds and exchange-traded funds (“ETFs” and, together with such other investment companies, the “Underlying Funds”), that invest, under normal market conditions, at least 80% of their net assets, plus the amount of any borrowings for investment purposes, in Municipal Bonds, and (ii) derive value from the discount and premium spreads associated with closed-end funds that invest, under normal market conditions, at least 80% of their net assets, plus the amount of any borrowings, for investment purposes, in Municipal Bonds. See “Risks—Investment-Related Risks—Tactical Municipal Closed-End Fund Strategy Risk.” All Underlying Funds will be registered under the Securities Act of 1933, as amended (the “Securities Act”).

Under normal market conditions, the Fund limits its investments in closed-end funds that have been in operation for less than one year to no more than 10% of the Fund’s Managed Assets allocated to the Tactical Municipal Closed-End Fund Strategy. The Fund will not invest in inverse ETFs or leveraged ETFs. Under normal market conditions, the Fund may not invest more than 35% of its Managed Assets in the Tactical Municipal Closed-End Fund Strategy in single state municipal closed-end funds. The Fund’s shareholders will indirectly bear the expenses, including the management fees, of the Underlying Funds. See “Risks—Investment-Related Risks—Underlying Fund Risks.”

Under Section 12(d)(1)(A) of the 1940 Act, the Fund may hold securities of an Underlying Fund in amounts which (i) do not exceed 3% of the total outstanding voting stock of the Underlying Fund, (ii) do not exceed 5% of the value of the Fund’s total assets and (iii) when added to all other Underlying Fund securities held by the Fund, do not exceed 10% of the value of the Fund’s total assets. Under Section 12(d)(1)(C) of the 1940 Act, the Fund, together with any other investment companies for which the Adviser acts as an investment adviser, may not, in the aggregate, own more than 10% of the total outstanding voting stock of a registered closed-end investment company. Section 12(d)(1)(F) of the 1940 Act provides that the limitations of Section 12(d)(1) described above shall not apply to securities purchased or otherwise acquired by the Fund if (i) immediately after such purchase or acquisition not more than 3% of the total outstanding stock of such Underlying Fund is owned by the Fund and all affiliated persons of the Fund, and (ii) certain requirements are met with respect to sales charges. In addition, Rule 12d1-4 under the 1940 Act (“Rule 12d1-4”), effective as of January 19, 2022, permits the Fund to invest in Underlying Funds beyond the limitations of Section 12(d)(1) described above, subject to various conditions, including that the Fund enter into an investment agreement with the Underlying Fund (which agreements may impose additional conditions on the Fund).

The Fund may invest in Underlying Funds that invest in securities that are rated below investment grade, including those receiving the lowest ratings from S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”), Fitch Ratings, a part of the Fitch Group (“Fitch”), or Moody’s Investor Services, Inc. (“Moody’s”), or comparably rated by another nationally recognized statistical rating organization (“NRSRO”) or, if unrated, determined by the Adviser or Subadviser to be of comparable credit quality, which indicates that the security is in default or has little prospect for full recovery of principal or interest. See “Risks—Investment-Related Risks—Defaulted and Distressed Securities Risk.” Below investment grade securities (such as securities rated below BBB- by S&P or Fitch or below Baa3 by Moody’s) are commonly referred to as “junk” and “high yield” securities. Below investment grade securities are considered speculative with respect to the issuer’s capacity to pay interest and repay principal. The Underlying Funds in which the Fund invests may invest in securities receiving the lowest ratings from the NRSROs, including securities rated C by Moody’s or D- by S&P. Lower rated below investment grade securities are considered more vulnerable to nonpayment than other below investment grade securities and their issuers are more dependent on favorable business, financial and economic conditions to meet their financial commitments. The lowest rated below investment grade securities are typically already in default. See “Risks—Investment-Related Risks—Credit and Below Investment Grade Securities Risk.”

The Underlying Funds in which the Fund invests will not include those that are advised or subadvised by the Adviser, the Subadviser or their affiliates.

Municipal Bond Income Strategy (35%-75% of Managed Assets). This strategy seeks to capitalize on inefficiencies in the tax-exempt and tax-advantaged securities markets through investments in Municipal Bonds. The Fund may not directly invest more than 25% of the Managed Assets allocated to the Municipal Bond Income Strategy in Municipal Bonds in any one industry or in any one state of origin, and the Fund may not directly invest more than 5% of the Managed Assets allocated to this strategy in the Municipal Bonds of any one issuer, except that the foregoing industry and issuer restrictions shall not apply to general obligation bonds and the Fund will consider the obligor or borrower underlying the Municipal Bond to be the “issuer.” See “Risks—Investment-Related Risks—State Specific and Industry Risks.” The Fund may invest up to 20% of the Managed Assets allocated to the Municipal Bond Income Strategy in Municipal Bonds that pay interest that may be includable in taxable income for purposes of the Federal alternative minimum tax. The Fund can invest, directly or indirectly through Underlying Funds, in bonds of any maturity; however, under this strategy, it will generally invest in Municipal Bonds that have a maturity of five years or longer at the time of purchase.

Under normal market conditions, the Fund invests at least 60% of the Fund’s Managed Assets allocated to the Municipal Bond Income Strategy directly in investment grade Municipal Bonds. The Subadviser invests no more than 20% of the Managed Assets allocated to the Municipal Bond Income Strategy in Municipal Bonds rated at or below Caa1 by Moody’s or CCC+ by S&P or Fitch, or comparably rated by another NRSRO, including unrated bonds judged to be of equivalent quality as determined by the Adviser or Subadviser, as applicable. Investment grade securities are those rated Baa or higher by Moody’s (although Moody’s considers securities rated Baa to have speculative characteristics) or BBB or higher by S&P or rated similarly by another NRSRO or, if unrated, judged to be of equivalent quality as determined by the Adviser or Subadviser, as applicable. If the independent ratings agencies assign different ratings to the same security, the Fund will use the higher rating for purposes of determining the security’s credit quality. Subject to the foregoing limitations, the Fund may invest in securities receiving the lowest ratings from the NRSROs, including securities rated C by Moody’s or D- by S&P, which indicates that the security is in default or has little prospect for full recovery of principal or interest. See “Risks—Investment-Related Risks—Credit and Below Investment Grade Securities Risk.”

Under normal market conditions, the Fund, or the Underlying Funds in which the Fund invests, will invest at least 50% of its Managed Assets, directly or indirectly in investment grade Municipal Bonds.

The Subadviser may consider environmental, social, and/or governance (“ESG”) characteristics it deems relevant or additive when making investment decisions for this strategy, although ESG considerations do not represent a primary focus of the Fund. Such ESG criteria may include consideration of climate change, sustainability, energy resources & management, job creation/employee relations, human rights, health and safety, transparency/disclosures, board expertise, audit practices, transparency and accountability. The Fund believes that ESG considerations, like other more traditional subjects of investment analysis, have the potential to impact financial risk and investment returns, although there is no guarantee the intended results will be achieved. The consideration of ESG factors as part of the Subadviser’s investment process does not mean that the Fund pursues a specific “ESG,” “impact” or “sustainable” investment strategy, and the Fund may make investment decisions other than on the basis of relevant ESG considerations.

“Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding). Such assets attributable to leverage include the portion of assets in tender option bond trusts of which the Fund owns TOB Residuals (as defined below) that has been effectively financed by the trust’s issuance of TOB Floaters (as defined below). See “Use of Leverage—Tender Option Bonds.”

Managed Duration Strategy. The Adviser and the Subadviser may use various techniques to manage the duration of the Fund’s portfolio in an attempt to mitigate the risks associated with changes in interest rates. Under normal market conditions, the Fund seeks to maintain Managed Assets with a weighted average effective duration (excluding the effects of leverage) that targets the weighted average effective duration of the Bloomberg U.S. Municipal Index, a widely recognized municipal bond index (the “Index”), primarily through its investments in Municipal Bonds and Underlying Funds as well as through short positions in U.S. Treasury futures contracts (as discussed below). As a result of, among other things, changing market conditions and differences between the Fund’s portfolio and the Index, the Fund believes it will generally be able to maintain a weighted average effective duration that is within three years of the weighted average effective duration of the Index. However, under certain market conditions and from time to time for the reasons described below, the Fund’s duration may be outside of such range. In addition, if the effect of the Fund’s use of leverage was included in calculating duration, it could result in a longer duration for the Fund. As of January 31, 2024, the Index had a weighted average effective duration of 6.10 years. The Fund may invest in bonds of any maturity, whether directly through Municipal Bonds or indirectly through Underlying Funds.

Effective duration is a mathematical calculation of the sensitivity of the price of a bond to changes in interest rates, measuring a bond’s expected life on a present value basis, taking into account the bond’s yield, interest payments, final maturity and, in the case of a bond with an embedded option (e.g., the right of the issuer to call the bond prior to maturity, or a sinking fund schedule), the probability that the option will be exercised. The longer the effective duration of a bond or a group of bonds, the more sensitive the bond or group of bonds is to changes in interest rates; the shorter the duration, the less sensitive the bond or group of bonds is to such changes. In general, each year of duration represents an expected 1% change in the value of a bond for every 1% immediate change in interest rates. For example, if the Fund’s portfolio has an average effective duration of five years, its value would be expected to fall by approximately 5% if interest rates rise by 1%. Conversely, the portfolio’s value would be expected to rise about 5% if interest rates fell by 1%.

The Adviser and the Subadviser invest with a view to managing the duration of the Fund. However, the calculation of the Fund’s weighted average effective duration is contingent upon the Adviser’s ability to adequately determine the weighted average effective duration of each of the Underlying Funds in which it invests, which is inherently limited as the Adviser’s determination primarily depends on reporting by such Underlying Funds. Such Underlying Fund reporting may be on a delayed basis and could be subject to incomplete or inaccurate information that may not be readily apparent to the Adviser. As a result, the Fund cannot guarantee the precise overall weighted average effective duration of its portfolio at any given point in time and this limitation could cause the Fund’s weighted average effective duration to be outside of its targeted duration range. In addition, the Adviser and Subadviser may use short sales and derivatives such as options, futures contracts, options on futures contracts, and swaps (collectively, “Hedging Positions”) to manage the duration of the Fund. Such Hedging Positions may, however, result in income or gain to the Fund that is not exempt from regular U.S. federal income taxes. See “—Other Investments” below.

Other Investments. The Fund may invest, directly or indirectly, up to 20% of its Managed Assets in taxable municipal securities. Any portion of the Fund’s assets invested in taxable municipal securities will not count toward the 35%-75% of the Fund’s assets allocated to Municipal Bonds.

The Fund may at times establish hedging positions, which may include short sales and derivatives, such as options, futures and swaps (“Hedging Positions”). Such Hedging Positions may be used to attempt to protect against possible changes in the value of securities held in or to be purchased for the Fund’s portfolio and to manage the effective maturity or duration of the Fund’s portfolio. The Fund’s Hedging Positions may, however, result in income or gain to the Fund that is not exempt from regular U.S. federal income taxes. See “Risks—Investment-Related Risks—Derivatives Risks” and “Risks—Investment-Related Risks—Options and Futures Risks.”

A short sale is a transaction in which the Fund sells a security that it does not own in anticipation of a decline in the market price of the security. The Fund may benefit from a short position when the shorted security decreases in value by more than the cost of the transaction but will suffer a loss on a short sale if the security’s value does not decline or increases. The Fund will not engage in any short sales of securities issued by closed-end funds. See “Investment Objectives, Strategies and Policies—Principal Investment Strategies—Other Investments” and “Risks—Investment-Related Risks—Short Sale Risks.”

The Fund also may attempt to enhance the return on the cash portion of its portfolio by investing in total return swap agreements. A total return swap agreement provides the Fund with a return based on the performance of an underlying asset, in exchange for fee payments to a counterparty based on a specific rate. The difference in the value of these income streams is recorded daily by the Fund, and is typically settled in cash at least monthly. If the underlying asset declines in value over the term of the swap, the Fund would be required to pay the dollar value of that decline plus any applicable fees to the counterparty. The Fund may use its own net asset value (“NAV”) or any other reference asset that the Adviser or Subadviser chooses as the underlying asset in a total return swap. The Fund limits the notional amount of all total return swaps in the aggregate to 15% of the Fund’s Managed Assets. See “Risks—Investment-Related Risks—Swap Risks.”

In addition to the foregoing principal investment strategies of the Fund, the Adviser also may allocate the Fund’s Managed Assets among cash and short-term investments. See “Investment Policies and Techniques—Temporary Investments and Defensive Position” in the SAI. There are no limits on the Fund’s portfolio turnover, and the Fund may buy and sell securities to take advantage of potential short-term trading opportunities without regard to length of time and when the Adviser or Subadviser believes investment considerations warrant such action. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to Common Shareholders, will be taxable as ordinary income. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. See “Risks—Structural Risks—Portfolio Turnover Risk.”

All percentage limitations described in this Prospectus are measured at the time of investment and may be exceeded on a going-forward basis as a result of credit rating downgrades or market value fluctuations of the Fund’s portfolio securities. Unless otherwise specified herein, the Fund may count its holdings in Underlying Funds towards various guideline tests, including the 80% policy so long as the earnings on the underlying holdings of such Underlying Funds are exempt from regular U.S. federal income taxes (but which may be includable in taxable income for purposes of the Federal alternative minimum tax).

Unless otherwise specified, the investment policies and limitations of the Fund are not considered to be fundamental by the Fund and can be changed without a vote of the Common Shareholders. The Fund’s primary investment objective, 80% policy and certain investment restrictions specifically identified as such in the SAI are considered fundamental and may not be changed without the approval of the holders of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, which includes Common Shares and Preferred Shares, if any, voting together as a single class, and the holders of the outstanding Preferred Shares, if any, voting as a single class. See “Investment Restrictions” in the SAI.

Portfolio Composition

Set forth below is a description of the various types of Municipal Bonds in which the Fund may invest. See “Risks—Investment-Related Risks—Municipal Bond Risks” for a discussion of the risks associated with the Fund’s investments in Municipal Bonds. Obligations are included within the term “Municipal Bonds” if the interest paid thereon is excluded from gross income for U.S. federal income tax purposes in the opinion of bond counsel to the issuer. See also “Use of Leverage—Tender Option Bonds.”

Municipal Bonds are either general obligation or revenue bonds and typically are issued to finance public projects, such as roads or public buildings, to pay general operating expenses or to refinance outstanding debt. Municipal Bonds may also be issued for private activities, such as housing, medical and educational facility construction or for privately owned industrial development and pollution control projects. General obligation bonds are backed by the full faith and credit and taxing authority of the issuer and may be repaid from any revenue source. Revenue bonds may be repaid only from the revenues of a specific facility or source. The Fund also may purchase Municipal Bonds that represent lease obligations. These carry special risks because the issuer of the bonds may not be obligated to appropriate money annually to make payments under the lease. See “Risks—Investment-Related Risks—Municipal Bond Risks.”

The Municipal Bonds in which the Fund primarily invests pay interest or income that, in the opinion of bond counsel to the issuer, is exempt from regular U.S. federal income tax. The Adviser and the Subadviser will not conduct their own analysis of the tax status of the interest paid by Municipal Bonds held by the Fund, but will rely on the opinion of counsel to the issuer of each such instrument. The Fund may also invest in Municipal Bonds issued by United States Territories (such as Puerto Rico or Guam) that are exempt from regular U.S. federal income tax. See “Risks—Investment-Related Risks—Puerto Rico Municipal Bond Risks.” In addition, the Fund may invest in other securities that pay interest or income that is, or make other distributions that are, exempt from regular U.S. federal income tax and/or state and local taxes, regardless of the technical structure of the issuer of the instrument. The Fund treats all of such tax-exempt securities as Municipal Bonds.

The yields on Municipal Bonds are dependent on a variety of factors, including prevailing interest rates and the condition of the general money market and the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issuer. The market value of Municipal Bonds will vary with changes in interest rate levels and as a result of changing evaluations of the ability of bond issuers to meet interest and principal payments.

General Obligation Bonds. General obligation bonds are backed by the issuer’s full faith and credit and taxing authority for the payment of principal and interest. The taxing authority of any governmental entity may be limited, however, by provisions of its state constitution or laws, and an entity’s creditworthiness will depend on many factors, including potential erosion of its tax base due to population declines, natural disasters, declines in the state’s industrial base or inability to attract new industries, economic limits on the ability to tax without eroding the tax base, state legislative proposals or voter initiatives to limit ad valorem real property taxes (i.e., taxes based upon an assessed value of the property) and the extent to which the entity relies on federal or state aid, access to capital markets or other factors beyond the state’s or entity’s control. Accordingly, the capacity of the issuer of a general obligation bond as to the timely payment of interest and the repayment of principal when due is affected by the issuer’s maintenance of its tax base.

Revenue Bonds. Revenue bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue sources such as payments from the user of the facility being financed. Accordingly, the timely payment of interest and the repayment of principal in accordance with the terms of the revenue or special obligation bond is a function of the economic viability of such facility or such revenue source.

Private Activity Bonds. Private activity bonds are issued by or on behalf of public authorities to obtain funds to provide privately operated housing facilities, airport, mass transit or port facilities, sewage disposal, solid waste disposal or hazardous waste treatment or disposal facilities and certain local facilities for water supply, gas or electricity. Other types of private activity bonds, the proceeds of which are used for the construction, equipping, repair or improvement of privately operated industrial or commercial facilities, may constitute Municipal Bonds, although the current U.S. federal income tax laws place substantial limitations on the size of such issues.

Private activity bonds are secured primarily by revenues derived from loan repayments or lease payments due from the entity, which may or may not be guaranteed by a parent company or otherwise secured. Private activity bonds generally are not secured by a pledge of the taxing power of the issuer of such bonds. Therefore, an investor should be aware that repayment of such bonds generally depends on the revenues of a private entity and be aware of the risks that such an investment may entail. Continued ability of an entity to generate sufficient revenues for the payment of principal and interest on such bonds will be affected by many factors including the size of the entity, capital structure, demand for its products or services, competition, general economic conditions, government regulation and the entity’s dependence on revenues for the operation of the particular facility being financed. The Fund expects that, due to investments in private activity bonds, a portion of the distributions it makes on the Common Shares will be includable in the federal alternative minimum taxable income.

Moral Obligation Bonds. The Fund also may invest in “moral obligation” bonds, which are normally issued by special purpose public authorities. If an issuer of moral obligation bonds is unable to meet its obligations, the repayment of such bonds becomes a moral commitment but not a legal obligation of the state or municipality in question.

Municipal Lease Obligations and Certificates of Participation. Also included within the general category of Municipal Bonds are participations in lease obligations or installment purchase contract obligations of municipal authorities or entities (hereinafter collectively called “Municipal Lease Obligations”). Although a Municipal Lease Obligation does not constitute a general obligation of the municipality for which the municipality’s taxing power is pledged, a Municipal Lease Obligation is ordinarily backed by the municipality’s covenant to budget for, appropriate and make the payments due under the Municipal Lease Obligation. However, certain Municipal Lease Obligations contain “non-appropriation” clauses which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. In the case of a “non-appropriation” lease, a Fund’s ability to recover under the lease in the event of non-appropriation or default will be limited solely to the repossession of the leased property, without recourse to the general credit of the lessee, and the disposition or re-leasing of the property might prove difficult. A certificate of participation represents an undivided interest in an unmanaged pool of municipal leases, an installment purchase agreement or other instruments. The certificates are typically issued by a municipal agency, a trust or other entity that has received an assignment of the payments to be made by the state or political subdivision under such leases or installment purchase agreements. In addition, such participations generally provide the Fund with the right to demand payment, on not more than seven days’ notice, of all or any part of the Fund’s participation interest in the underlying leases, plus accrued interest.

Tobacco Settlement Bonds. Included in the general category of Municipal Bonds in which the Fund may invest are “tobacco settlement bonds.” The Fund may invest in tobacco settlement bonds, which are municipal securities that are backed solely by expected revenues to be derived from lawsuits involving tobacco related deaths and illnesses which were settled between certain states and American tobacco companies. Tobacco settlement bonds are secured by an issuing state’s proportionate share in the Master Settlement Agreement (“MSA”). The MSA is an agreement, reached out of court in November 1998 between 46 states and nearly all of the U.S. tobacco manufacturers. The MSA provides for annual payments in perpetuity by the manufacturers to the states in exchange for releasing all claims against the manufacturers and a pledge of no further litigation. Tobacco manufacturers pay into a master escrow trust based on their market share, and each state receives a fixed percentage of the payment as set forth in the MSA. A number of states have securitized the future flow of those payments by selling bonds pursuant to indentures or through distinct governmental entities created for such purpose. The principal and interest payments on the bonds are backed by the future revenue flow related to the MSA. Annual payments on the bonds, and thus risk to the Fund, are highly dependent on the receipt of future settlement payments to the state or its governmental entity. See “Risks—Investment-Related Risks—Tobacco Settlement Bond Risks.”

Zero Coupon Bonds. The Fund may invest in zero-coupon bonds. A zero coupon bond is a bond that does not pay interest either for the entire life of the obligation or for an initial period after the issuance of the obligation. When held to its maturity, its return comes from the difference between the purchase price and its maturity value. A zero coupon bond is normally issued and traded at a deep discount from face value. Zero coupon bonds allow an issuer to avoid or delay the need to generate cash to meet current interest payments and, as a result, may involve greater credit risk than bonds that pay interest currently or in cash. The market prices of zero coupon bonds are affected to a greater extent by changes in prevailing levels of interest rates and thereby tend to be more volatile in price than securities that pay interest periodically. In addition, the Fund would be required to distribute the income on any of these instruments as it accrues, even though the Fund will not receive all of the income on a current basis or in cash. Thus, the Fund may have to sell other investments, including when it may not be advisable to do so, to make income distributions to its common shareholders.

INVESTMENT PHILOSOPHY AND PROCESS

The Adviser allocates the Fund’s assets between the Tactical Municipal Closed-End Fund Strategy and the Municipal Bond Income Strategy (as described above). The amount allocated to each of the principal strategies may change depending on the Adviser’s assessment of market risk, security valuations, market volatility, and the prospects for earning income and capital appreciation. See “Risks—Structural Risks—Multi-Manager Risk.”

Tactical Municipal Closed-End Fund Strategy. The Adviser considers a number of factors when selecting Underlying Funds, including fundamental and technical analysis to assess the relative risk and reward potential throughout the financial markets. The term “tactical” is used to indicate that the portion of the Fund’s Managed Assets allocated to this strategy invest in closed-end funds to seek to take advantage of pricing discrepancies in the closed-end fund market.

In selecting closed-end funds, the Adviser opportunistically utilizes a combination of short-term and longer-term trading strategies to seek to derive value from the discount and premium spreads associated with closed-end funds by identifying pricing aberrations. The Adviser employs both a quantitative and qualitative approach in its selection of closed-end funds and has developed proprietary screening models and algorithms to trade closed-end funds. The Adviser’s mean reversion investing looks to capitalize on changes within the pricing of a closed-end fund and, based upon its research and analysis, a view that it will revert to historical pricing. The Adviser employs the following trading strategies, among others:

Statistical Analysis (Mean Reversion)

●	Using proprietary quantitative models, the Adviser seeks to identify closed-end funds that are trading at compelling absolute and/or relative discounts.

●	The Adviser attempts to capitalize on the perceived mispricing if the Adviser believes that the discount widening is irrational and expects the discount to narrow to longer-term mean valuations.

Corporate Actions

●	The Adviser pursues investments in closed-end funds that have announced, or the Adviser believes are likely to announce, certain corporate actions that may drive value for their shareholders.

●	The Adviser has developed trading strategies that focus on closed-end fund tender offers, rights offerings, shareholder distributions, open-endings and liquidations.

In employing its trading strategies, the Adviser conducts an extensive amount of due diligence on various fund sponsors, investment managers and funds, including actively monitoring regulatory filings, analyzing a fund’s registration statements, financial statements and organizational documents, as well as conducting proprietary research, such as speaking with fund sponsors, underwriters, sell-side brokers and investors.

Municipal Bond Income Strategy. The Subadviser believes inefficiencies exist in the tax-exempt and tax-advantaged securities markets. In order to capitalize on these opportunities, the Subadviser applies both a top-down and bottom-up research investment process. The Subadviser’s top-down analysis considers the economic, interest rate, inflation outlook and other economic variables to guide overall portfolio structure. The Subadviser employs a value-oriented security selection process to invest in securities it believes to be mispriced which offer a yield advantage. In choosing investments, the Subadviser analyzes the credit quality of issuers and considers the yields available on municipal bonds with different maturities. In addition, the Subadviser reviews macroeconomic events, technical characteristics in the municipal bond market, tax policies, as well as analyzing individual municipal securities and sectors, and may give consideration to certain ESG criteria, including, but not limited to, climate change, sustainability, energy resources & management, job creation/employee relations, human rights, health and safety, transparency/disclosures, board expertise, audit practices, transparency and accountability. The Subadviser seeks to reduce volatility through its disciplined investment process and investment risk management.

The Subadviser may sell a security if it no longer believes the security will contribute to meeting the investment objectives of the Fund. In considering whether to sell a security, the Subadviser may evaluate, among other things, the condition of the economy and meaningful changes in the issuer’s financial condition.

USE OF LEVERAGE

The Fund may borrow money and/or issue Preferred Shares, notes or debt securities for investment purposes. These practices are known as leveraging. In addition, the Fund may enter into derivative and other transactions that have the effect of leverage. Such other transactions may include tender option bond transactions (as described herein). The Adviser determines whether or not to engage in leverage based on its assessment of conditions in the debt and credit markets. As of the time immediately after it enters into any of the foregoing transactions, the Fund will seek to limit its overall effective leverage to 45% of its Managed Assets.

The Fund currently utilizes leverage obtained through the use of proceeds received from tender option bond transactions. See “—Tender Option Bonds” below. To date, the Fund has not issued any Preferred Shares or debt securities.

Under the 1940 Act, the Fund is not permitted to incur indebtedness unless immediately after doing so the Fund has an asset coverage of at least 300% of the aggregate outstanding principal balance of indebtedness (i.e., such indebtedness may not exceed 33 1/3% of the value of the Fund’s total assets including the amount borrowed). Additionally, under the 1940 Act, the Fund may not declare any dividend or other distribution upon any class of its shares, or purchase any such shares, unless the aggregate indebtedness of the Fund has, at the time of the declaration of any such dividend or distribution or at the time of any such purchase, asset coverage of at least 300% after deducting the amount of such dividend, distribution, or purchase price, as the case may be. Under the 1940 Act, the Fund is not permitted to issue Preferred Shares unless immediately after such issuance the total asset value of the Fund’s portfolio is at least 200% of the liquidation value of the outstanding Preferred Shares (i.e., such liquidation value may not exceed 50% of the Fund’s Managed Assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, the NAV of the Fund’s portfolio (determined after deducting the amount of such dividend or other distribution) is at least 200% of such liquidation value of the Preferred Shares. However, certain short-term borrowings (such as for cash management purposes) are not subject to the 33 1/3% limitation if (i) repaid within 60 days, (ii) not extended or renewed and (iii) not in excess of 5% of the total assets of the Fund. Normally, Common Shareholders will elect the directors of the Fund except that the holders of any Preferred Shares will elect two directors. In the event the Fund failed to pay dividends on its Preferred Shares for two years, holders of Preferred Shares would be entitled to elect a majority of the directors until the dividends are paid.

The Fund may be subject to certain restrictions on investments imposed by lenders or by one or more rating agencies that may issue ratings for any senior securities issued by the Fund. Borrowing covenants or rating agency guidelines may impose asset coverage or Fund composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. Since the holders of common stock pay all expenses related to the use of leverage, such use of leverage would create a greater risk of loss for the Fund’s Common Shares than if leverage is not used. See “Risks—Structural Risks—Leverage Risks.”

The Fund may enter into derivatives or other transactions (e.g., total return swaps) that may provide leverage (other than through borrowings or the issuance of Preferred Shares). The Fund may also invest in reverse repurchase agreements, total return swaps and derivatives or other transactions with leverage embedded in them in a limited manner or subject to a limit on leverage risk calculated based on value-at-risk, as required by Rule 18f-4 under the 1940 Act. These transactions will not cause the Fund to pay higher advisory or administration fee rates than it would pay in the absence of such transactions.

These transactions entail additional expenses (e.g., transaction costs) which are borne by the Fund. These types of transactions have the potential to increase returns to Common Shareholders, but they also involve additional risks. This additional leverage will increase the volatility of the Fund’s investment portfolio and could result in larger losses than if the transactions were not entered into. See “Risks—Investment-Related Risks—Derivatives Risks.”

Tender Option Bonds. The Fund leverages its assets through the use of proceeds received from tender option bond transactions. In a tender option bond transaction, a tender option bond trust (a “TOB Issuer”) is typically established by forming a special purpose trust into which the Fund, or an agent on behalf of the Fund, transfers Municipal Bonds or other municipal securities. A TOB Issuer typically issues two classes of beneficial interests: short-term floating rate notes (“TOB Floaters”), which are sold to third party investors, and residual interest municipal tender option bonds (“TOB Residuals”), which are generally issued to the Fund. The Fund may invest in both TOB Floaters and TOB Residuals, including TOB Floaters and TOB Residuals issued by the same TOB Issuer. The Fund may not invest more than 5% of its Managed Assets in any single TOB Issuer. The Fund does not currently intend to invest in TOB Residuals issued by a TOB Issuer that was not formed for the Fund, although it reserves the right to do so in the future.

The TOB Issuer receives Municipal Bonds or other municipal securities and then issues TOB Floaters to third party investors and a TOB Residual to the Fund. The Fund is paid the cash (less transaction expenses, which are borne by the Fund and therefore the holders of the Common Shares indirectly) received by the TOB Issuer from the sale of the TOB Floaters and typically will invest the cash in additional Municipal Bonds or other investments permitted by its investment policies. TOB Floaters may have first priority on the cash flow from the securities held by the TOB Issuer and are enhanced with a liquidity support arrangement from third-party a bank or other financial institution (the “liquidity provider”), which allows holders to tender their position at par (plus accrued interest). The Fund, in addition to receiving cash from the sale of the TOB Floaters, also receives the TOB Residual. The TOB Residual provides the Fund with the right to (1) cause the holders of the TOB Floaters to tender their notes to the TOB Issuer at par (plus accrued interest), and (2) acquire the underlying Municipal Bonds or other municipal securities from the TOB Issuer. In addition, all voting rights and decisions to be made with respect to any other rights relating to the underlying securities deposited in the TOB Issuer are passed through to the Fund, as the holder of the TOB Residual. Such a transaction, in effect, creates exposure for the Fund to the entire return of the securities deposited in the TOB Issuer, with a net cash investment by the Fund that is less than the value of the underlying securities deposited in the TOB Issuer. This multiplies the positive or negative impact of the underlying securities’ return within the Fund (thereby creating leverage).

The TOB Issuer may be terminated without the consent of the Fund upon the occurrence of certain events, such as the bankruptcy or default of the issuer of the underlying securities deposited in the TOB Issuer, a substantial downgrade in the credit quality of the issuer of the securities deposited in the TOB Issuer, the inability of the TOB Issuer to obtain liquidity support for the TOB Floaters, a substantial decline in the market value of the underlying securities deposited in the TOB Issuer, or the inability of the sponsor or remarketing agent to remarket any TOB Floaters tendered by holders of the TOB Floaters. In such an event, the TOB Floaters would be redeemed by the TOB Issuer at par (plus accrued interest) out of the proceeds from a sale of the underlying securities deposited in the TOB Issuer. If this happens, the Fund would be entitled to the assets of the TOB Issuer, if any, that remain after the TOB Floaters have been redeemed at par (plus accrued interest). If there are insufficient proceeds from the sale of these securities to redeem all of the TOB Floaters at par (plus accrued interest), the liquidity provider or holders of the TOB Floaters would bear the losses on those securities and there would be no recourse to the Fund’s assets (unless the Fund held a recourse TOB Residual). A recourse TOB Residual is generally a TOB Residual issued by a TOB Issuer in which the TOB Floaters represent greater than 75% of the market value of the securities at the time they are deposited in the TOB Issuer. If the Fund were to invest in a recourse TOB Residual to leverage its portfolio, it would typically be required to enter into an agreement pursuant to which the Fund is required to pay to the liquidity provider the difference between the purchase price of any TOB Floaters put to the liquidity provider by holders of the TOB Floaters and the proceeds realized from the remarketing of those TOB Floaters or the sale of the assets in the TOB Issuer. The Fund currently does not intend to use recourse TOB Residuals to leverage the Fund’s portfolio, but reserves the right to do so depending on future market conditions.

Under accounting rules, securities of the Fund that are deposited into a TOB Issuer are treated as investments of the Fund, and are presented on the Fund’s Schedule of Investments and outstanding TOB Floaters issued by a TOB Issuer are presented as liabilities in the Fund’s Statement of Assets and Liabilities. Interest income from the underlying security is recorded by the Fund on an accrual basis. Interest expense incurred on the TOB Floaters and other expenses related to remarketing, administration and trustee services to a TOB Issuer are reported as expenses of the Fund.

For TOB Floaters, generally, the interest rate earned will be based upon the market rates for Municipal Bonds with maturities or remarketing provisions that are comparable in duration to the periodic interval of the tender option, which may vary from weekly, to monthly, to extended periods of one year or multiple years. Since the option feature has a shorter term than the final maturity or first call date of the underlying securities deposited in the TOB Issuer, the Fund, if it is the holder of the TOB Floaters, relies upon the terms of the agreement with the financial institution furnishing the option as well as the credit strength of that institution. As further assurance of liquidity, the terms of the TOB Issuer provide for a liquidation of the Municipal Bond deposited in the TOB Issuer and the application of the proceeds to pay off the TOB Floaters.

There are inherent risks with respect to investing in a TOB Issuer. These risks include, among others, the bankruptcy or default of the issuer of the securities deposited in the TOB Issuer, a substantial downgrade in the credit quality of the issuer of the securities deposited in the TOB Issuer, the inability of the TOB Issuer to obtain liquidity support for the TOB Floaters, a substantial decline in the market value of the securities deposited in the TOB Issuer, or the inability of the sponsor or remarketing agent to remarket any TOB Floaters tendered by holders of the TOB Floaters. See “Risks—Investment-Related Risks—Tender Option Bonds Risk.”

Effects of Leverage. The use of proceeds from tender option bond transactions represented approximately 40% of Managed Assets as of June 30, 2023. Asset coverage with respect to tender option bond transactions was 251%. The total weighted average cost of the leverage outstanding as of June 30, 2023 (inclusive of the leverage attended through the use of tender option bond transactions) was 3.14% of the principal amount outstanding.

Assuming the Fund’s leverage costs remain as described above (at an assumed annual cost of 3.14% of the principal amount outstanding) the annual return that the Fund’s portfolio must experience (net of expenses) in order to cover its leverage costs would be 1.25%.

The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effect of leverage on total return on Common Shares, assuming investment portfolio total returns (comprised of income, net expenses and changes in the value of investments held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of what the Fund’s investment portfolio returns will be. In other words, the Fund’s actual returns may be greater or less than those appearing in the table below. The table further reflects the use of leverage representing approximately 40% of the Fund’s Managed Assets and the Fund’s assumed annual leverage cost rate of 3.14% of the principal amounts outstanding. See “Risks—Structural Risks—Leverage Risks.”

Assumed Portfolio Return	-10.00%	-5.00%	0.00%	5.00%	10.00%
Common Share Total Return	-18.72%	-10.40%	-2.08%	6.23%	14.55%

Total return is composed of two elements—the dividends on Common Shares paid by the Fund (the amount of which is largely determined by the Fund’s net investment income after paying the cost of leverage) and realized and unrealized gains or losses on the value of the securities the Fund owns. As the table shows, leverage generally increases the return to Common Shareholders when portfolio return is positive or greater than the costs of leverage and decreases return when the portfolio return is negative or less than the costs of leverage.

During the time in which the Fund is using leverage, the amount of the fees paid to the Adviser (and from the Adviser to the Subadviser) for investment management services (and subadvisory services) is higher than if the Fund did not use leverage because the fees paid are calculated based on the Fund’s Managed Assets. This may create a conflict of interest between the Adviser and the Subadviser, on the one hand, and the holders of Common Shares, on the other. Also, because the leverage costs will be borne by the Fund at a specified interest rate, only the Fund’s Common Shareholders will bear the cost of the Fund’s management fees and other expenses. There can be no assurance that a leveraging strategy will be successful during any period in which it is employed.

RISKS

Investing in any investment company security involves risk, including the risk that you may receive little or no return on your investment or even that you may lose part or all of your investment. This section discusses the principal risk factors of the Fund. You should carefully consider these risks and uncertainties as well as the other information described in this Prospectus and in any applicable prospectus supplement before you decide whether to invest in the Fund. In addition, the SAI contains further information regarding the risks associated with an investment in the Fund. The risks in these documents are not the only risks that the Fund may face, and the Fund may face other risks that we have not yet identified, which we do not currently deem material or which are not yet predictable. If any of these risks occur, the Fund’s business, financial condition and results of operations could be materially adversely affected. In such case, the Fund’s NAV and the trading price of its securities could decline, and you may lose all or part of your investment.

Investment-Related Risks:

With the exception of Underlying Fund risk (and except as otherwise noted below), the following risks apply to the direct investments the Fund may make, and generally apply to the Fund’s investments in Underlying Funds. That said, each risk described below may not apply to each Underlying Fund.

Investment and Market Risks

An investment in Common Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in Common Shares represents an indirect investment in the Underlying Funds owned by the Fund. The value of the Fund or the Underlying Funds, like other market investments, may move up or down, sometimes rapidly and unpredictably. Overall stock market risks may also affect the NAV of the Fund or the Underlying Funds. Factors such as economic growth and market conditions, interest rate levels and political events affect the securities markets. The Common Shares at any point in time may be worth less than the original investment, even after taking into account any reinvestment of dividends and distributions.

Management Risks

The Adviser’s and the Subadviser’s judgments about the attractiveness, value and potential appreciation of a particular asset class or individual security in which the Fund invests may prove to be incorrect and there is no guarantee that the Adviser’s or the Subadviser’s judgment, as applicable, will produce the desired results. Similarly, the Fund’s investments in Underlying Funds are subject to the judgment of the Underlying Funds’ managers which may prove to be incorrect. In addition, the Adviser and Subadviser will have limited information as to the portfolio holdings of the Underlying Funds at any given time. This may result in the Adviser and Subadviser having less ability to respond to changing market conditions. The Fund may allocate its assets so as to under-emphasize or over-emphasize its investments under the wrong market conditions, in which case the Fund’s NAV may be adversely affected.

In addition, the Fund depends on the diligence, skill and business contacts of the investment professionals of the Adviser and the Subadviser to achieve the Fund’s investment objectives. In particular, the Adviser and Subadviser are dependent upon the expertise of their respective portfolio management teams to implement the Fund’s strategies. If the Adviser or the Subadviser were to lose the services of one or more key individuals, including members of their portfolio management teams, each may not be able to hire qualified replacements or may require an extended time to do so. This could prevent the Fund from achieving its investment objectives and could have an adverse effect on an investment in the Fund.

The Adviser and the Subadviser each manage several registered open-end funds and closed-end funds, and the portfolio managers have previous experience managing closed-end funds. As with any managed fund, the Adviser and Subadviser may not be successful in selecting the best performing securities, leverage strategy or investment techniques, and the Fund’s performance may lag behind that of similar funds as a result.

Securities Risks

The value of the Fund or an Underlying Fund may decrease in response to the activities and financial prospects of individual securities in the fund’s portfolio.

Municipal Bond Risks

Economic exposure to Municipal Bonds involves certain risks. The Fund’s economic exposure to Municipal Bonds includes Municipal Bonds in the Fund’s portfolio and Municipal Bonds to which the Fund is exposed through Underlying Funds and the ownership of TOB Residuals. The municipal market is one in which dealer firms make markets in bonds on a principal basis using their proprietary capital, and at times these firms’ capital may be severely constrained. In such event, some firms may be unwilling to commit their capital to purchase and to serve as a dealer for Municipal Bonds. Municipal Bonds typically are not registered with the SEC or any state securities commission and will not be listed on any national securities exchange. The amount of public information available about the Municipal Bonds to which the Fund is economically exposed is generally less than that for corporate equities or bonds, and the investment performance of the Fund may therefore be more dependent on the analytical abilities of the Adviser and the Subadviser than would be a stock fund or taxable bond fund. The secondary market for Municipal Bonds, particularly non-investment grade bonds, also tends to be less well-developed or liquid than many other securities markets, which may adversely affect the ability to sell such bonds at attractive prices or at prices approximating those at which the Fund and Underlying Funds currently value them.

In addition, many state and municipal governments that issue securities are under significant economic and financial stress and may not be able to satisfy their obligations. The ability of municipal issuers to make timely payments of interest and principal may be diminished during general economic downturns and as governmental cost burdens are reallocated among Federal, state and local governments. The COVID-19 pandemic significantly stressed the financial resources of many municipalities and other issuers of municipal securities, which may impair their ability to meet their financial obligations and may harm the value or liquidity of the Fund’s investments in municipal securities. In particular, responses by municipalities to the COVID-19 pandemic have caused disruptions in business activities. These and other effects of the COVID-19 pandemic, such as increased unemployment levels, have impacted tax and other revenues of municipalities and other issuers of municipal securities and the financial conditions of such issuers. As a result, there is increased budgetary and financial pressure on municipalities and heightened risk of default or other adverse credit or similar events for issuers of municipal securities, which would adversely impact the Fund’s investments. See “—Market Disruption, Geopolitical, Pandemic and Climate Change Risks.” In addition, the taxing power of any governmental entity may be limited by provisions of state constitutions or other laws, and an entity’s credit generally will depend on many factors, including the entity’s tax base, the extent to which the entity relies on Federal or state aid, and other factors which are beyond the entity’s control. In addition, laws enacted in the future by Congress or state legislatures or referenda could extend the time for payment of principal and/or interest, or impose other constraints on enforcement of such obligations, or on the ability of municipalities to levy taxes or could limit the tax exemption of certain types of Municipal Bonds that the Fund and Underlying Funds may invest in. Issuers of Municipal Bonds might seek protection under the bankruptcy laws. In the event of bankruptcy of such an issuer, holders of Municipal Bonds could experience delays in collecting principal and interest and such holders may not, in all circumstances, be able to collect all principal and interest to which they are entitled. To enforce its rights in the event of a default in the payment of interest or repayment of principal, or both, the Fund may, in certain circumstances, take possession of and manage the assets securing the issuer’s obligations on such securities, which may increase the Fund’s operating expenses. Any income derived from the Fund’s ownership or operation of such assets may not be tax-exempt.

General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Timely payments depend on the issuer’s credit quality, ability to raise tax revenues and the ability to maintain an adequate tax base. The timely payments may also be influenced by any unfunded pension liabilities or other post-employee benefit plan liabilities.

Revenue bonds involve special risks, including that the underlying facilities may not generate sufficient income to pay expenses and interest costs. In the case of revenue bonds issued by state and local agencies to finance the development of low-income, multi-family housing, such bonds are generally non-recourse against the property owner, may be junior to the rights of others with an interest in the properties, may pay interest that changes based in part on the financial performance of the property, may be prepayable without penalty and may be used to finance the construction of housing developments which, until completed and rented, do not generate income to pay interest. Increases in interest rates payable on senior obligations may make it more difficult for issuers to meet payment obligations on subordinated bonds.

The Fund may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of specific projects (such as those relating to education, health care, housing, transportation, and utilities), industrial development bonds, or general obligation bonds, particularly if there is a large concentration from issuers in a single state. This is because the value of Municipal Bonds can be significantly affected by the political, economic, legal, and legislative realities of the particular issuer’s locality or municipal sector events. Similarly, changes to state or federal regulation tied to a specific sector, such as the hospital sector, could have an impact on the revenue stream for a given subset of the market.

Municipal leases and certificates of participation involve special risks not normally associated with general obligation or revenue bonds. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt issuance limitations are deemed to be inapplicable because of the inclusion in many leases or contracts of “non-appropriation” clauses that relieve the governmental issuer of any obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. In addition, such leases or contracts may be subject to the temporary abatement of payments in the event that the governmental issuer is prevented from maintaining occupancy of the lease premises or utilizing the leased equipment. Although the obligations may be secured by the leased equipment or facilities, the disposition of the property in the event of non-appropriation or foreclosure might prove difficult, time consuming and costly, and may result in a delay in recovering or the failure to fully recover ownership of the assets.

Certificates of participation, which represent interests in unmanaged pools of municipal leases or installment contracts, involve the same risks as the underlying municipal leases. In addition, the Fund may be dependent upon the municipal authority issuing the certificate of participation to exercise remedies with respect to the underlying securities. Certificates of participation also entail a risk of default or bankruptcy, both of the issuer of the municipal lease and also the municipal agency issuing the certificate of participation.

Municipalities and other public authorities issue private activity bonds to finance development of facilities for use by a private enterprise, which is solely responsible for paying the principal and interest on the bond. Moral obligation bonds are generally issued by special purpose public authorities of a state or municipality. If the issuer is unable to meet its obligations, repayment of these bonds becomes a moral commitment, but not a legal obligation, of the state or municipality.

To be tax-exempt, Municipal Bonds must meet certain regulatory requirements. If a Municipal Bond fails to meet such requirements, the interest received by the Fund from its investment in such bonds and distributed to shareholders may be taxable. It is possible that interest on a Municipal Bond may be declared taxable after the issuance of the bond, and this determination may apply retroactively to the date of the issuance of the bond, which could cause a portion of prior distributions made by the Fund to be taxable to shareholders in the year of receipt.

Municipal bonds are also subject to interest rate, credit, and liquidity risk, which are discussed generally elsewhere in this section.

State Specific and Industry Risk

The Fund may not directly invest more than 25% of its Managed Assets in Municipal Bonds in any one industry or in any one state of origin. However, the Fund’s overall exposure to a single industry or a single state of origin may be greater after factoring in the investments of the Underlying Funds, in which case the Fund may be more susceptible to adverse economic, political or regulatory occurrences affecting that particular state or industry. For example, the Fund may invest, under normal market conditions, up to 35% of the Managed Assets allocated to the Tactical Municipal Closed-End Fund Strategy in single state municipal closed-end funds and such investments could increase the Fund’s overall exposure to a particular single state. To the extent that the Fund is aware of the investments held by the Underlying Funds, the Fund will consider such information when determining compliance with its fundamental policy relating to industry concentration as described in the SAI. See “Investment Restrictions” in the Fund’s SAI.

Puerto Rico Municipal Bond Risks

The Fund may invest directly, without limit, in Puerto Rico Municipal Bonds, subject to the industry, issuer and below investment grade investment restrictions under the Municipal Bond Income Strategy, as applicable. Municipal obligations issued by the Commonwealth of Puerto Rico or its political subdivisions, agencies, instrumentalities, or public corporations may be affected by economic, market, political, and social conditions in Puerto Rico. Puerto Rico currently is experiencing significant fiscal and economic challenges, including substantial debt service obligations, high levels of unemployment, underfunded public retirement systems, and persistent government budget deficits. These challenges may negatively affect the value of the Fund’s investments in Puerto Rico Municipal Bonds. Major ratings agencies have downgraded the general obligation debt of Puerto Rico to below investment grade and continue to maintain a negative outlook for this debt, which increases the likelihood that the rating will be lowered further. In both August 2015 and January 2016, Puerto Rico defaulted on its debt by failing to make full payment due on its outstanding bonds, and there can be no assurance that Puerto Rico will be able to satisfy its future debt obligations. Further downgrades or defaults may place additional strain on the Puerto Rico economy and may negatively affect the value, liquidity, and volatility of the Fund’s investments in Puerto Rico Municipal Bonds. Legislation could also impact the value of the Fund’s investments in Puerto Rico Municipal Bonds.

These challenges and uncertainties have been exacerbated by Hurricane Maria, and subsequent hurricanes and storms, and the resulting natural disaster in Puerto Rico. In September 2017, Hurricane Maria struck Puerto Rico, causing major damage across the Commonwealth, including damage to its water, power, and telecommunications infrastructure. The length of time needed to rebuild Puerto Rico’s infrastructure is unclear, but could amount to years, during which the Commonwealth is likely to be in an even more uncertain economic state. The full extent of the natural disaster’s impact on Puerto Rico’s economy and foreign investment in Puerto Rico is difficult to estimate.

Tobacco Settlement Bond Risks

The Fund may invest directly, without limit, in tobacco settlement bonds, subject to the industry, issuer and below investment grade investment restrictions under the Municipal Bond Income Strategy, as applicable. Annual payments on tobacco settlement bonds, and thus risk to the Fund, are highly dependent on the receipt of future settlement payments to the state or its governmental entity pursuant to the MSA. The actual amount of future settlement payments is further dependent on many factors, including, but not limited to, annual domestic cigarette shipments, reduced cigarette consumption, increased taxes on cigarettes, inflation, financial capability of tobacco companies, continuing litigation and the possibility of tobacco manufacturer bankruptcy. The initial and annual payments made by the tobacco companies will be adjusted based on a number of factors, the most important of which is domestic cigarette consumption. If the volume of cigarettes shipped in the U.S. by manufacturers participating in the settlement decreases significantly, payments due from them will also decrease. Demand for cigarettes in the U.S. could continue to decline due to price increases needed to recoup the cost of payments by tobacco companies. Demand could also be affected by: anti-smoking campaigns, tax increases, reduced advertising, enforcement of laws prohibiting sales to minors; elimination of certain sales venues such as vending machines; the spread of local ordinances restricting smoking in public places, and competition from e-cigarettes. As a result, payments made by tobacco manufacturers could be negatively impacted if the decrease in tobacco consumption is significantly greater than the forecasted decline. A market share loss by the MSA companies to non-MSA participating tobacco manufacturers would cause a downward adjustment in the payment amounts. A participating manufacturer filing for bankruptcy also could cause delays or reductions in bond payments. The MSA itself has been subject to legal challenges and has, to date, withstood those challenges.

Credit and Below Investment Grade Securities Risks

Credit risk is the risk that an issuer of a security may be unable or unwilling to make dividend, interest and principal payments when due and the related risk that the value of a security may decline because of concerns about the issuer’s ability or willingness to make such payments. Credit risk may be heightened for the Fund because it and the Underlying Funds may invest in below investment grade securities, which are commonly referred to as “junk” and “high yield” securities; such securities, while generally offering the potential for higher yields than investment grade securities with similar maturities, involve greater risks, including the possibility of dividend or interest deferral, default or bankruptcy, and are regarded as predominantly speculative with respect to the issuer’s capacity to pay dividends or interest and repay principal. The below investment grade securities receiving the lowest rating from an NRSRO are typically already in default. In addition, below investment grade securities are generally susceptible to decline in market value due to adverse economic and business developments and are often unsecured and subordinated to other creditors of the issuer. The market values for below investment grade securities tend to be very volatile, and these securities are generally less liquid than investment grade securities. Because of the substantial risks associated with below investment grade securities, among other factors, you could lose money on your investment in Common Shares, both in the short term and the long term. See “Investment Policies and Techniques—Below Investment Grade Securities” in the SAI for additional discussion of below investment grade securities risks. See also “—Defaulted and Distressed Securities Risk.”

Interest Rate Risk

Generally, when market interest rates rise, bond prices fall, and vice versa. Interest rate risk is the risk that the municipal securities in the Fund’s portfolio will decline in value because of increases in market interest rates. As interest rates decline, issuers of municipal securities may prepay principal earlier than scheduled, forcing the Fund to reinvest in lower-yielding securities and potentially reducing the Fund’s income. As interest rates increase, slower than expected principal payments may extend the average life of securities, potentially locking in a below-market interest rate and reducing the Fund’s value. In typical market interest rate environments, the prices of longer-term municipal securities generally fluctuate more than prices of shorter-term municipal securities as interest rates change.

Interest rates in the United States and many other countries have risen in recent periods and may continue to rise in the future. Additionally, as a result of increasing interest rates, reserves held by banks and other financial institutions in bonds and other debt securities could face a significant decline in value relative to deposits and liabilities, which coupled with general economic headwinds resulting from a changing interest rate environment, creates liquidity pressures at such institutions, as evidenced by the bank run on the Silicon Valley Bank Financial Group (“SVB”) causing it to be placed into receivership. As a result, certain sectors of the credit markets could experience significant declines in liquidity, and it is possible that the Fund (or an Investment Fund) will not be able to manage this risk effectively. It is yet to be determined how the bank run on SVB will fully impact the overall performance of the Fund or one or more of its portfolio investments and how similar events may affect the ability of the Fund to execute its investment strategy.

To the extent the Fund is primarily exposed to longer-term Municipal Bonds, the Common Share NAV and market price per Common Share will fluctuate more in response to changes in market interest rates than if the Fund invested primarily in shorter-term Municipal Bonds.

In comparison to maturity (which is the date on which a debt instrument ceases and the issuer is obligated to repay the principal amount), duration is a measure of the price volatility of a debt instrument as a result of changes in market rates of interest, based on the weighted average timing of the instrument’s expected principal and interest payments. Duration differs from maturity in that it considers a security’s yield, coupon payments, principal payments and call features, in addition to the amount of time until the security finally matures. As the value of a security changes over time, so will its duration. Prices of securities with longer durations tend to be more sensitive to interest rate changes than securities with shorter durations. In general, a portfolio of securities with a longer duration can be expected to be more sensitive to interest rate changes than a portfolio with a shorter duration. For example, the price of a bond with an effective duration of two years will rise (fall) two percent for every one percent decrease (increase) in its yield, and the price of a five-year duration bond will rise (fall) five percent for a one percent decrease (increase) in its yield.

If increasing interest rates slow principal payments and thus extend the average life of securities held by the Fund, this increase in duration will make the Fund more sensitive to the effect of rising rates and may cause the principal value of the Fund’s holdings to decline more than they would in the absence of such an increase in duration.

Yield curve risk is the risk associated with either a flattening or steepening of the yield curve, which is a result of changing yields among comparable bonds with different maturities. When market interest rates, or yields, increase, the price of a bond will decrease and vice versa. When the yield curve shifts, the price of the bond, which was initially priced based on the initial yield curve, will change in price. If the yield curve flattens, then the yield spread between long- and short-term interest rates narrows, and the price of the bond will change accordingly. If the bond is short-term and the yield decreases, the price of this bond will increase. If the yield curve steepens, this means that the spread between long- and short-term interest rates increases. Therefore, long-term bond prices will decrease relative to short-term bonds. Changes in the yield curve are based on bond risk premiums and expectations of future interest rates.

The Common Share NAV and market price per Common Share will fluctuate more in response to changes in market interest rates when the Fund has higher exposure to long-term Municipal Bonds than short-term Municipal Bonds. Because the values of lower-rated and comparable unrated debt securities are affected both by credit risk and interest rate risk, the price movements of such lower grade securities in response to changes in interest rates typically have not been highly correlated to the fluctuations of the prices of investment grade quality securities in response to changes in market interest rates.

LIBOR Risk

Certain of the Fund’s or Underlying Funds’ investments, payment obligations and financing terms may be based on floating rates, such as LIBOR, Euro Interbank Offered Rate and other similar types of reference rates. In July of 2017, the head of the United Kingdom Financial Conduct Authority (“FCA”) announced a desire to phase out the use of LIBOR at the end of 2021. Most LIBOR settings are no longer published as of December 31, 2021. Overnight and 12-month U.S. dollar LIBOR settings permanently ceased after publication on June 30, 2021. 1-, 3- and 6-month U.S. dollar LIBOR settings will continue to be published using a synthetic methodology until September 2024. Neither the effect of the LIBOR transition process nor its ultimate success can yet be known. Although the transition away from LIBOR has become increasingly well-defined, any potential effects of the transition away from LIBOR and other benchmark rates on financial markets, a fund or the financial instruments in which a fund invests can be difficult to ascertain. Not all existing LIBOR-based instruments may have alternative rate-setting provisions and there remains uncertainty regarding the willingness and ability of issuers to add alternative rate-setting provisions in certain existing instruments. Global regulators have advised market participants to cease entering into new contracts using LIBOR as a reference rate, and it is possible that investments in LIBOR-based instruments could invite regulatory scrutiny. In addition, a liquid market for newly-issued instruments that use a reference rate other than LIBOR still may be developing. All of the aforementioned may adversely affect the Fund’s or an Underlying Fund’s performance or NAV.

SOFR Risk

SOFR is intended to be a broad measure of the cost of borrowing funds overnight in transactions that are collateralized by U.S. Treasury securities. SOFR is calculated based on transaction-level repo data collected from various sources. For each trading day, SOFR is calculated as a volume-weighted median rate derived from such data. SOFR is calculated and published by the Federal Reserve Bank of New York (“FRBNY”). If data from a given source required by the FRBNY to calculate SOFR is unavailable for any day, then the most recently available data for that segment will be used, with certain adjustments. If errors are discovered in the transaction data or the calculations underlying SOFR after its initial publication on a given day, SOFR may be republished at a later time that day. Rate revisions will be effected only on the day of initial publication and will be republished only if the change in the rate exceeds one basis point.

Because SOFR is a financing rate based on overnight secured funding transactions, it differs fundamentally from LIBOR. LIBOR was intended to be an unsecured rate that represents interbank funding costs for different short-term maturities or tenors. It was a forward-looking rate reflecting expectations regarding interest rates for the applicable tenor. Thus, LIBOR was intended to be sensitive, in certain respects, to bank credit risk and to term interest rate risk. In contrast, SOFR is a secured overnight rate reflecting the credit of U.S. Treasury securities as collateral. Thus, it is largely insensitive to credit-risk considerations and to short-term interest rate risks. SOFR is a transaction-based rate, and it has been more volatile than other benchmark or market rates, such as three-month LIBOR, during certain periods. For these reasons, among others, there is no assurance that SOFR, or rates derived from SOFR, will perform in the same or similar way as LIBOR would have performed at any time, and there is no assurance that SOFR-based rates will be a suitable substitute for LIBOR. SOFR has a limited history, having been first published in April 2018. The future performance of SOFR, and SOFR-based reference rates, cannot be predicted based on SOFR’s history or otherwise. Levels of SOFR in the future, including following the discontinuation of LIBOR, may bear little or no relation to historical levels of SOFR, LIBOR or other rates.

Inflation/Deflation Risk

Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Shares and distributions can decline. In addition, during any period of rising inflation, interest rates on borrowings would likely increase, which would tend to further reduce returns to Common Shareholders. Deflation risk is the risk that prices throughout the economy decline over time–the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Tactical Municipal Closed-End Fund Strategy Risk

The Fund invests in closed-end funds as a principal part of the Tactical Municipal Closed-End Fund Strategy. Shares of closed-end funds listed for trading on a securities exchange frequently trade at a price per share that is less than the NAV per share, the difference representing the “market discount” of such shares. The market price of such shares may be affected by factors such as NAV, dividend or distribution levels and their stability (which will in turn be affected by levels of dividend and interest payments by the closed-end fund’s portfolio holdings, the timing and success of the closed-end fund’s investment strategies, regulations affecting the timing and character of fund distributions, fund expenses and other factors), supply of and demand for the shares, trading volume of the shares, general market, interest rate and economic conditions and other factors beyond the control of the closed-end fund.

In addition, a market discount may be due in part to the investment objective of long-term appreciation, which is sought by many closed-end funds, as well as to the fact that the shares of closed-end funds are not redeemable by the holder upon demand to the issuer at the next determined NAV but, rather, are subject to supply and demand in the secondary market.

The Fund may invest in shares of closed-end funds that are trading at a discount to NAV or at a premium to NAV. There can be no assurance that the market discount on shares of any closed-end fund purchased by the Fund will ever decrease. In fact, it is possible that this market discount may increase and the Fund may suffer realized or unrealized capital losses due to further decline in the market price of the securities of such closed-end funds, thereby adversely affecting the NAV of the Fund’s Common Shares. Similarly, there can be no assurance that any shares of a closed-end fund purchased by the Fund at a premium will continue to trade at a premium or that the premium will not decrease subsequent to a purchase of such shares by the Fund.

Underlying Fund Risks

The Fund will incur higher and additional expenses when it invests in Underlying Funds. There is also the risk that the Fund may suffer losses due to the investment practices or operations of the Underlying Funds. To the extent that the Fund invests in one or more Underlying Funds that concentrate in a particular industry or state, the Fund would be vulnerable to factors affecting that industry or state and the concentrating Underlying Funds’ performance, and that of the Fund, may be more volatile than Underlying Funds that do not concentrate.

As the Fund will invest at least a portion of its Managed Assets in closed-end funds and ETFs, the Fund’s performance will depend to a greater extent on the overall performance of investment companies generally, in addition to the performance of the specific Underlying Funds (and other assets) in which the Fund invests. The use of leverage by Underlying Funds magnifies gains and losses on amounts invested and increases the risks associated with investing in Underlying Funds. Further, the Underlying Funds are not subject to the Fund’s investment policies and restrictions. The Fund generally receives information regarding the portfolio holdings of Underlying Funds only when that information is made available to the public. The Fund cannot dictate how the Underlying Funds invest their assets. In addition, one Underlying Fund may purchase a security that another Underlying Fund is selling. The Underlying Funds may invest their assets in securities and other instruments, and may use investment techniques and strategies, that are not described in this Prospectus, and there is risk that the Underlying Funds may not be in compliance with their investment policies and strategies, including their policy to invest at least 80% of their assets in Municipal Bonds which, in turn, could result in the Fund’s non-compliance with its own investment policies. Because the Fund expects that most of the Underlying Funds will publish their portfolio holdings only at intervals, and then only after some delay, the Fund will generally not know for certain the current holdings of the Underlying Funds.

Common Shareholders will bear two layers of fees and expenses with respect to the Fund’s investments in Underlying Funds because each of the Fund and the Underlying Fund will charge fees and incur separate expenses. If those Underlying Funds use leverage, that will likely increase the amount of fees that the Fund, as an investor in the Underlying Funds, will pay. See “Summary of Fund Expenses” for a further description of such fees and their impact on the expenses of the Fund. In addition, subject to applicable 1940 Act limitations, the Underlying Funds themselves may purchase securities issued by registered and unregistered funds (e.g., common stock and preferred stock), and those investments would be subject to the risks associated with Underlying Funds and unregistered funds (including a third layer of fees and expenses, i.e., the Underlying Fund will indirectly bear fees and expenses charged by the funds in which the Underlying Fund invests, in addition to the Underlying Fund’s own fees and expenses). The Fund’s investment in an Underlying Fund also may result in the Fund’s receipt of cash in excess of the Underlying Fund’s earnings; if the Fund distributes these amounts, the distributions could constitute a return of capital to Fund shareholders for federal income tax purposes but may be characterized as a dividend if the Fund has earnings from other sources. As a result of these factors, the use of the fund of funds structure by the Fund could therefore affect the amount, timing and character of distributions to shareholders.

As may be the case with the Fund, the shares of many closed-end funds in which the Fund may invest frequently trade after their initial public offering at a price per share that is less than the NAV per share, the difference representing the “market discount” of such shares. This market discount may be due in part to the investment objective of long-term appreciation, which is sought by many closed-end funds, as well as to the fact that the shares of closed-end funds are not redeemable by the holder upon demand to the issuer at the next determined NAV, but rather, are subject to supply and demand in the secondary market. A relative lack of secondary market purchasers of closed-end fund shares also may contribute to such shares trading at a discount to their NAV.

The Fund may invest in shares of closed-end funds that are trading at a discount to NAV or at a premium to NAV. There can be no assurance that the market discount on shares of any closed-end fund purchased by the Fund will ever decrease. In fact, it is possible that this market discount may increase and the Fund may suffer realized or unrealized capital losses due to further decline in the market price of the securities of such closed-end funds, thereby adversely affecting the NAV of the Fund’s shares. Similarly, there can be no assurance that any shares of a closed-end fund purchased by the Fund at a premium will continue to trade at a premium or that the premium will not decrease subsequent to a purchase of such shares by the Fund.

Closed-end funds may issue senior securities (including preferred stock and debt obligations) for the purpose of leveraging the closed-end fund’s common shares in an attempt to enhance the current return to such closed-end fund’s common shareholders. The Fund’s investment in the common shares of closed-end funds that are financially leveraged may create an opportunity for greater total return on its investment, but in a down market may increase the size and speed of losses. Thus, leveraged funds may be expected to exhibit more volatility in market price and NAV than an investment in shares of investment companies without a leveraged capital structure. Since the Fund may use leverage to invest in other funds that are leveraged, the effect of gains and losses in the other funds may be compounded, especially when events occur that may broadly affect the market for municipal securities. In addition, the Fund may invest in such senior securities issued by closed-end funds, including auction rate municipal securities and auction rate preferred securities. In recent market environments, auctions have failed, which adversely affects the liquidity and price of auction rate securities, and are unlikely to resume. Provided that the auction mechanism is successful, auction rate securities usually permit the holder to sell the securities in an auction at par value at specified intervals. The dividend is reset by “Dutch” auction in which bids are made by broker-dealers and other institutions for a certain amount of securities at a specified minimum yield. The dividend rate set by the auction is the lowest interest or dividend rate that covers all securities offered for sale. While this process is designed to permit auction rate securities to be traded at par value, there is a risk that an auction will fail due to insufficient demand for the securities. Moreover, between auctions, there may be no secondary market for these securities, and sales conducted on a secondary market may not be on terms favorable to the seller. Auction rate securities may be called by the issuer. Thus, with respect to liquidity and price stability, auction rate securities may differ substantially from cash equivalents, notwithstanding the frequency of auctions and the credit quality of the security. The Fund’s investments in auction rate securities of closed-end funds are subject to the limitations prescribed by the 1940 Act.

ETFs may trade at a price above (premium) or below (discount) their NAV, especially during periods of significant market volatility or stress, which could cause investors to pay significantly more or less for ETF shares than the value of the ETF’s underlying portfolio. Certain ETFs traded on exchanges may be thinly traded and experience large spreads between the “ask” price quoted by a seller and the “bid” price offered by a buyer. While the creation/redemption feature is designed to make it likely that ETF shares normally will trade close to their NAVs, market prices are not expected to correlate exactly to the shares’ NAVs due to timing reasons, supply and demand imbalances and other factors. In addition, disruptions to creations and redemptions, adverse developments impacting market makers, authorized participants or other market participants, high market volatility or lack of an active trading market for an ETF’s shares (including through a trading halt) may result in market prices that differ significantly from an ETF’s NAV or to the intraday value of the ETF’s holdings. An active trading market for shares of an ETF may not develop or be maintained. When all or a portion of an ETF’s underlying securities trade in a foreign market that is closed during the time the domestic market in which the ETF’s shares are listed and traded is open, there may be changes between the last quote from the closed foreign market and the value of such underlying security during the ETF’s trading day. In times of market stress, market makers or authorized participants may step away from their respective roles in making a market in shares of the ETF and in executing purchase or redemption orders. During such times, the ETF’s shares may trade at a wider than normal discount or premium and may possibly face trading halts. Additionally, the underlying securities of an ETF may be traded outside of a collateralized settlement system, such as the National Securities Clearing Corporation, a clearing agency that is registered with the SEC. There are a limited number of financial institutions that may act as authorized participants that post collateral for certain trades on an agency basis. To the extent that these authorized participants exit the business or are unable to proceed with creation and/or redemption orders with the ETF, and no other authorized participant is able to step forward, ETF shares may trade at a discount to NAV and possibly face trading halts and/or delisting. Additionally, in stressed market conditions, the market for ETF shares may become less liquid in response to deteriorating liquidity in the markets for such ETF’s underlying portfolio holdings, which may cause the shares of the ETF to trade at a wider than normal discount or premium. Furthermore, purchases and redemptions of creation units primarily in cash rather than in-kind may cause an ETF to incur certain costs, such as brokerage costs, taxable gains or other losses that it may not have incurred with an in-kind purchase or redemption. These costs may be borne by the ETF and decrease the ETF’s NAV to the extent they are not offset by a transaction fee payable by an authorized participant.

Index-based ETFs (and other index funds) in which the Fund may invest may not be able to replicate exactly the performance of the indices they track due to transaction costs and other expenses of the ETFs. The Fund may also invest in actively managed ETFs that are subject to management risk as the ETF’s investment adviser will apply certain investment techniques and risk analyses in making investment decisions. There can be no guarantee that these will produce the desired results.

The Fund’s investments in Underlying Funds may be restricted by certain provisions of the 1940 Act. Under Section 12(d)(1)(A) of the 1940 Act, the Fund may hold securities of an Underlying Fund in amounts which (i) do not exceed 3% of the total outstanding voting stock of the Underlying Fund, (ii) do not exceed 5% of the value of the Fund’s total assets and (iii) when added to all other Underlying Fund securities held by the Fund, do not exceed 10% of the value of the Fund’s total assets. Under Section 12(d)(1)(C) of the 1940 Act, the Fund, together with any other investment companies for which the Adviser acts as an investment adviser, may not, in the aggregate, own more than 10% of the total outstanding voting stock of a registered closed-end investment company. Section 12(d)(1)(F) of the 1940 Act provides that the limitations of Section 12(d)(1) described above shall not apply to securities purchased or otherwise acquired by the Fund if (i) immediately after such purchase or acquisition not more than 3% of the total outstanding stock of such Underlying Fund is owned by the Fund and all affiliated persons of the Fund, and (ii) certain requirements are met with respect to sales charges. In addition, Rule 12d1-4 under the 1940 Act (“Rule 12d1-4”), effective as of January 19, 2022, permits the Fund to invest in Underlying Funds beyond the limitations of Section 12(d)(1) described above, subject to various conditions, including that the Fund enter into an investment agreement with the Underlying Fund (which agreements may impose additional conditions on the Fund). In matters upon which the Fund is solicited to vote as a shareholder of an Underlying Fund, the Adviser may be required to vote Underlying Fund shares in the same proportion as shares held by other shareholders of the Underlying Fund.

ESG Considerations Risk

While the Subadviser may consider ESG factors it deems relevant or additive when making investment decisions under the Municipal Bond Income Strategy, ESG characteristics are not a primary focus of the Fund. The Fund does not seek to implement a specific “ESG,” “impact” or “sustainability” policy. The Fund may invest in issuers that do not reflect beliefs or values with respect to ESG of any particular investor. While the Fund views ESG considerations as having the potential to contribute to the Fund’s long-term performance, there is no guarantee that such results will be achieved.

To the extent the Subadviser makes an investment decision based in part on ESG characteristics, it may select investments, or forgo investment opportunities, in individual securities and/or sectors of securities for non-investment reasons, which could cause the Fund to underperform funds that do not consider “ESG,” “impact” or “sustainability” criteria. ESG-focused investments and strategies may, at times, be subject to a higher degree of volatility than non-ESG-focused investments and strategies. ESG information and data, including that provided by third parties, may be incomplete, inaccurate or unavailable, which could adversely affect the analysis of the ESG factors relevant to a particular investment. The Subadviser’s assessment of an investment’s ESG impact may change over time, which may cause the Fund to hold a security or sell a security when it might otherwise be disadvantageous to do so. Views on ESG, sustainability and positive social and environmental outcomes may differ by fund, adviser and investor. In addition, issuers and sectors that meet the ESG criteria may shift into and out of favor depending on market and economic conditions. Certain bonds in which the Fund invests may be dependent on government incentives and subsidies, and lack of political support for the financing of projects with a positive environmental or social impact could negatively impact the performance of the Fund.

Defaulted and Distressed Securities Risks

The Fund and the Underlying Funds may invest in defaulted and distressed securities. Legal difficulties and negotiations with creditors and other claimants are common when dealing with defaulted or distressed issuers. Defaulted or distressed issuers may be insolvent, in bankruptcy or undergoing some other form of financial restructuring. In the event of a default, the Fund or an Underlying Fund may incur additional expenses to seek recovery. The repayment of defaulted bonds is subject to significant uncertainties, and in some cases, there may be no recovery of repayment. Defaulted bonds might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. Because of the relative illiquidity of defaulted or distressed debt and equity securities, short sales are difficult, and the Fund and most Underlying Funds primarily maintain long positions. Some relative value trades are possible, where an investor sells short one class of a defaulted or distressed issuer’s capital structure and purchases another. With distressed investing, often there is a time lag between when the Fund and an Underlying Fund makes an investment and when the Fund and the Underlying Fund realizes the value of the investment. In addition, the Fund and an Underlying Fund may incur legal and other monitoring costs in protecting the value of the Fund’s and the Underlying Fund’s claims.

Illiquid Securities Risks

The Fund and the Underlying Funds may invest in illiquid securities. It may not be possible to sell or otherwise dispose of illiquid securities both at the price and within the time period deemed desirable by a fund. Illiquid securities also may be difficult to value. Liquidity may sometimes be impaired in the municipal market and, because the Fund principally invests in Municipal Bonds, it may find it difficult to purchase or sell such securities at opportune times. Liquidity can be impaired due to interest rate concerns, credit events, or general supply and demand imbalances. Depending on the particular issuer and current economic conditions, Municipal Bonds could be deemed more volatile investments.

Valuation Risk

Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for fixed-income securities trading. Fixed-income securities generally trade on an “over-the-counter” market which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of fixed-income securities may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. As a result, the Fund may be subject to risk that when a fixed-income security is sold in the market, the amount received by the Fund is less than the value of such fixed-income security carried on the Fund’s books.

Tender Option Bonds Risks

TOB Residuals are derivative municipal securities that have embedded in them the risk of economic leverage. There is no assurance that the Fund’s strategy of using the proceeds received from tender option bond transactions to leverage its assets will be successful. TOB transactions expose the Fund to leverage and credit risk, and generally involve greater risk than investment in fixed rate Municipal Bonds, including the loss of principal.

Distributions on TOB Residuals will bear an inverse relationship to short-term municipal bond interest rates. Distributions on the TOB Residuals paid to the Fund will be reduced or, in the extreme, eliminated as short-term municipal interest rates rise and will increase when short-term municipal interest rates fall. The amount of such reduction or increase is a function, in part, of the amount of TOB Floaters sold by the TOB Issuer of these securities relative to the amount of the TOB Residuals that it sells. The greater the amount of TOB Floaters sold relative to the TOB Residuals, the more volatile the distributions on the TOB Residuals will be. The value of TOB Residuals may decline rapidly in times of rising interest rates.

The Fund’s use of proceeds received from tender option bond transactions will create economic leverage. Any economic leverage achieved through the Fund’s investment in TOB Residuals will create an opportunity for increased Common Share net income and returns, but will also create the possibility that Common Share long-term returns will be diminished if the cost of the TOB Floaters exceeds the return on the securities deposited in the TOB Issuer. If the income and gains earned on Municipal Bonds deposited in a TOB Issuer that issues TOB Residuals to the Fund are greater than the payments due on the TOB Floaters, the Fund’s returns will be greater than if it had not invested in the TOB Residuals.

The Fund has no current intention of investing in recourse TOB Residuals. However, circumstances may change and it is possible that in the future the Fund may elect to invest in recourse TOB Residuals to leverage its portfolio. If the Fund uses recourse TOB Residuals, the liquidity provider may seek recourse against assets of the Fund, and the Fund may have to pay the liquidity provider the difference between the purchase price of any TOB Floaters put to the liquidity provider by third party investors and the proceeds realized by the liquidity provider from the remarketing of those TOB Floaters or the sale of the assets in the TOB Issuer, which could cause the Fund to lose money in excess of its investment in a TOB Issuer.

Although the Fund generally would unwind a tender option bond transaction rather than try to sell a TOB Residual, if it did try to sell a TOB Residual, its ability to do so would depend on the liquidity of the TOB Residual. TOB Residuals have varying degrees of liquidity based, among other things, upon the liquidity of the underlying securities deposited in the TOB Issuer. The market price of TOB Residuals are more volatile than the underlying securities due to leverage. The leverage attributable to TOB Residuals may be “called away” on relatively short notice and therefore may be less permanent than more traditional forms of leverage. In certain circumstances, the likelihood of an increase in the volatility of NAV and market price of the Common Shares may be greater for a fund that relies primarily on tender option bond transactions to achieve a desired effective leverage ratio. The Fund may be required to sell its TOB Residuals at less than favorable prices, or liquidate other Fund portfolio holdings in certain circumstances, including, but not limited to, the following:

●	If the Fund has a need for cash and the securities deposited in the TOB Issuer are not actively trading due to adverse market conditions;

●	If the sponsors of TOB Issuers (as a collective group or individually) experience financial hardship and consequently seek to terminate their sponsorship of TOB Issuers; and

●	If the value of an underlying security deposited in the TOB Issuer declines significantly (to a level below the notional value of the TOB Floaters issued by the TOB Issuer) and if additional collateral has not been posted by the Fund.

The Fund may invest in taxable TOB Residuals, issued by TOB Issuers formed with taxable municipal securities. There may be a limited number of counterparties for such transactions, which may increase the credit risks, counterparty risks, liquidity risks and other risks of investing in taxable TOB Residuals. The Fund may not invest more than 20% of its Managed Assets in any single third party sponsor that establishes a TOB Issuer. See also “Risks—Investment-Related Risks—Legislation and Regulatory Risks.”

Insurance Risks

The Fund may purchase Municipal Bonds that are secured by insurance, bank credit agreements or escrow accounts. The credit quality of the companies that provide such credit enhancements will generally affect the value of those securities. Certain significant providers of insurance for Municipal Bonds have at times incurred significant losses as a result of exposure to sub-prime mortgages and other lower credit quality investments that have experienced defaults or otherwise suffered credit deterioration. Such losses may reduce the insurers’ capital and may call into question their continued ability to perform their obligations under such insurance if called upon in the future. While an insured Municipal Bond will typically be deemed to have the rating of its insurer, if the insurer of a Municipal Bond suffers a downgrade in its credit rating or the market discounts the value of the insurance provided, the rating of the underlying Municipal Bond will generally be more relevant and the value of the Municipal Bond would more closely, if not entirely, reflect such rating. In such a case, the value of insurance associated with a Municipal Bond would decline and may not add any value. The insurance feature of a Municipal Bond does not guarantee the full payment of principal and interest through the life of an insured obligation, the market value of the insured obligation or the NAV of the Common Shares represented by such insured obligation. Because there is no limit on the percentage of Managed Assets that may be insured by any one insurance firm other than the tax diversification rules, there is a risk that a significant portion of the Fund’s holdings may experience a ratings downgrade and lose value if such an insurance company suffers financial or reputational adversity. Some IRS authority treats a guaranty as a separate security subject to the diversification rules, which limit the value of securities issued by any one issuer to not more than 25% of the portfolio.

Tax Risks

To qualify for the favorable U.S. federal income tax treatment generally accorded to regulated investment companies, among other things, the Fund must derive in each taxable year at least 90% of its gross income from certain prescribed sources and satisfy a diversification test on a quarterly basis. If the Fund fails to satisfy the qualifying income or diversification requirements in any taxable year, the Fund may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. Additionally, relief is provided for certain de minimis failures of the diversification requirements where the Fund corrects the failure within a specified period. In order to be eligible for the relief provisions with respect to a failure to meet the diversification requirements, the Fund may be required to dispose of certain assets. If these relief provisions were not available to the Fund and it were to fail to qualify for treatment as a regulated investment company (“RIC”) for a taxable year, all of its taxable income (including its net capital gain) would be subject to tax at regular corporate rates (currently 21%) without any deduction for distributions to shareholders, and such distributions would be taxable as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits.

The Fund may qualify to pay exempt-interest dividends, which are treated as items of interest excludable from gross income for federal income tax purposes, if at least 50% of the value of the total assets of the Fund consists of obligations exempt from regular income tax as of the close of each quarter of the Fund’s taxable year. Under this approach, if the proportion of taxable investments held by the Fund exceeded 50% of the Fund’s total assets as of the close of any quarter of the Fund’s taxable year, the Fund would not, for that taxable year, satisfy the general eligibility test that would otherwise permit it to pay exempt-interest dividends for that taxable year. As an alternative, the Fund may qualify to pay exempt-interest dividends if it is a qualified fund-of-funds, i.e., if at least 50% of the value of its total assets are invested in the shares of underlying RICs as of the close of each quarter of the Fund’s taxable year.

The Fund may enter into various types of derivatives transactions, including swap contracts, among others. The use of such derivatives may generate taxable income. The Fund’s use of derivatives may also affect the amount, timing, and character of distributions to shareholders and, therefore, may increase the amount of taxes payable by shareholders.

The value of the Fund’s investments and its NAV may be adversely affected by changes in tax rates and policies. Because interest income from Municipal Bonds is normally not subject to regular federal income taxation, the attractiveness of Municipal Bonds in relation to other investment alternatives is affected by changes in federal income tax rates or changes in the tax-exempt status of interest income from Municipal Bonds. Any proposed or actual changes in such rates or exempt status, therefore, can significantly affect the demand for and supply, liquidity and marketability of Municipal Bonds. This could in turn affect the Fund’s NAV and ability to acquire and dispose of Municipal Bonds at desirable yield and price levels. Additionally, the Fund is not a suitable investment for individual retirement accounts, for other tax-exempt or tax-deferred accounts or for investors who are not sensitive to the federal income tax consequences of their investments.

The Fund will invest in Municipal Bonds in reliance at the time of purchase on an opinion of bond counsel to the issuer that the interest paid on those securities will be excludable from gross income for federal income tax purposes, and the Adviser and Subadviser will not independently verify that opinion. Subsequent to the Fund’s acquisition of such a Municipal Bond, however, the security may be determined to pay, or to have paid, taxable income. As a result, the treatment of dividends previously paid or to be paid by the Fund as “exempt-interest dividends” could be adversely affected, subjecting the Fund’s shareholders to increased federal income tax liabilities.

Distributions of ordinary taxable income (including any net short-term capital gain) will be taxable to shareholders as ordinary income (and not eligible for favorable taxation as “qualified dividend income”), and capital gain dividends will be taxable as long-term capital gains. See “U.S. Federal Income Tax Matters.”

Derivatives Risks

The Fund and the Underlying Funds may enter into derivatives. Derivative transactions involve investment techniques and risks different from those associated with the Fund’s other investments. Generally, a derivative is a financial contract the value of which depends upon, or is derived from, the value of an underlying asset, reference rate, or index, and may relate to individual debt or equity instruments, interest rates, currencies or currency exchange rates, commodities, related indexes and other assets. Derivatives can be volatile and involve various types and degrees of risk, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Fund or an Underlying Fund. The Fund or an Underlying Fund could experience a loss if derivatives do not perform as anticipated, if they are not correlated with the performance of other investments which they are used to hedge or if the fund is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or can suddenly become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices of derivatives. Except with respect to the Fund’s investments in total return swaps, the Fund expects its use of derivative instruments will be for hedging purposes. When used for speculative purposes, derivatives will produce enhanced investment exposure, which will magnify gains and losses. Certain derivatives transactions may give rise to a form of leverage. Leverage may cause a fund to be more volatile than if it had not been leveraged. This is because leverage tends to exaggerate the effect of any increase or decrease in the value of a fund’s portfolio securities. Further, using derivatives may include the risk of mispricing or improper valuation of derivatives and the inability of derivatives to correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. The Fund and the Underlying Funds also will be subject to credit risk with respect to the counterparties to the derivatives contracts purchased by such fund. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund or an Underlying Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding. The Fund or an Underlying Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. See “—Option and Futures Risks” and “—Swap Risks.” The Adviser has claimed an exclusion from registration as a commodity pool operator with respect to the Fund pursuant to Commodity Futures Trading Commission (“CFTC”) Rule 4.5. See “Investment Policies and Techniques—Derivatives—Regulation as a ‘Commodity Pool’” in the SAI.

On October 28, 2020, the SEC adopted Rule 18f-4 under the 1940 Act providing for the regulation of a registered investment company’s use of derivatives and certain related instruments. The rule permits the Fund or an Underlying Fund to enter into certain derivatives and other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act. Section 18 of the 1940 Act, among other things, prohibits closed-end funds, including the Fund, from issuing or selling any “senior security” representing indebtedness, unless the fund maintains 300% “asset coverage,” or any senior security representing stock, unless the fund maintains 200% “asset coverage”.

The compliance date for Rule 18f-4 was August 19, 2022. In accordance with the rule, the Fund adopted and implemented a comprehensive written derivatives risk management program and is subject to an outer limit on Fund leverage risk calculated based on value-at-risk. This outer limit is based on a relative value-at-risk test that will compare the Fund’s value-at-risk to the value-at-risk of a designated reference index. The derivatives risk management program is administered by a “derivatives risk manager,” who has been appointed by the Board, including a majority of the Directors who are not “interested persons” (as defined in the 1940 Act), and periodically reviews the derivatives risk management program and reports to the Board.

In general, the “derivatives transactions” covered by Rule 18f-4 include the following: (1) any swap, security-based swap (including a contract for differences), futures contract, forward contract, option (excluding purchased options), any combination of the foregoing, or any similar instrument, under which the Fund is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise; (2) any short sale borrowing; (3) reverse repurchase agreements and similar financing transactions, if the Fund elects to treat these transactions as “derivatives transactions” under Rule 18f-4; and (4) when-issued or forward-settling securities (e.g., firm and standby commitments, including to-be-announced (“TBA”) commitments, and dollar rolls) and non-standard settlement cycle securities, unless such transactions meet the delayed-settlement provision of the rule.

Options and Futures Risks

The Fund and the Underlying Funds may invest in options and futures contracts and such contracts are expected to be utilized by the Fund, if at all, for hedging purposes. The use of futures and options transactions entails certain special risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related securities position of a fund could create the possibility that losses on the hedging instrument are greater than gains in the value of a fund’s position. In addition, futures and options markets could be illiquid in some circumstances and certain over-the-counter options could have no markets. As a result, in certain markets, a fund might not be able to close out a transaction without incurring substantial losses. Although a fund’s use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time it will tend to limit any potential gain to a fund that might result from an increase in value of the position. Finally, the daily variation margin requirements for futures contracts create a greater ongoing potential financial risk than would purchases of options, in which case the exposure is limited to the cost of the initial premium. However, because option premiums paid by the Fund or an Underlying Fund are small in relation to the market value of the investments underlying the options, buying options can result in large amounts of leverage. This leverage offered by trading in options could cause the Fund’s or an Underlying Fund’s NAV to be subject to more frequent and wider fluctuation than would be the case if the Fund or an Underlying Fund did not invest in options.

Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Fund or an Underlying Fund bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. The counterparties to these transactions typically will be major international banks, broker-dealers and financial institutions. Such options may also be illiquid, and in such cases, the Fund or an Underlying Fund may have difficulty closing out its position. Banks, broker-dealers or other financial institutions participating in such transactions may fail to settle a transaction in accordance with the terms of the option as written. In the event of default or insolvency of the counterparty, the Fund or an Underlying Fund may be unable to liquidate an over-the-counter option position.

An Underlying Fund may purchase and sell call and put options with respect to specific securities, and may write and sell covered or uncovered call and put options. A call option gives the purchaser of the call option, in return for a premium paid, the right to buy the security underlying the option from the writer of the call option at a specified exercise price within a specified time frame. A put option gives the purchaser of the put option, in return for a premium paid, the right to sell the underlying security to the writer of the put option at a specified price within a specified time frame. A covered call option is a call option with respect to an underlying security that a fund owns. The purchaser of a put or call option runs the risk of losing the purchaser’s entire investment, paid as the premium, in a relatively short period of time if the option is not sold at a gain or cannot be exercised at a gain prior to expiration. In selling put options, there is a risk that the Underlying Fund may be required to buy the underlying security at a disadvantageous price above the market price. The un-covered writer of a call option is subject to a risk of loss if the price of the underlying security should increase, and the un-covered writer of a put option is subject to a risk of loss if the price of the underlying security should decrease.

The Fund may invest a significant portion of its total assets in Underlying Funds that write covered call options. To the extent that an Underlying Fund writes a covered call option, it forgoes, during the option’s life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the strike price of the call, but has retained the risk of loss should the price of the underlying security decline. As the writer of the option, the Underlying Fund bears the market risk of an unfavorable change in the price of the security underlying a written option. As an Underlying Fund writes covered calls over more of its portfolio, its ability to benefit from capital appreciation becomes more limited and the risk of NAV erosion increases. To the extent an Underlying Fund experiences NAV erosion (which itself may have an indirect negative effect on the market price of interests in the Underlying Fund), the Underlying Fund will have a reduced asset base over which to write covered calls, which may eventually lead to reduced distributions to shareholders such as the Fund. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price.

To the extent that an Underlying Fund engages in selling options that trade in over-the-counter markets, the Underlying Fund may be subject to additional risks. Participants in these markets are typically not subject to the same credit evaluation and regulatory oversight as members of “exchange-based” markets. By engaging in option transactions in these markets, an Underlying Fund may take credit risk with regard to parties with which it trades and also may bear the risk of settlement default. These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from these protections, which may subject an Underlying Fund to the risk that a counterparty will not settle a transaction in accordance with agreed terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. Such “counterparty risk” is increased for contracts with longer maturities when events may intervene to prevent settlement.

There can be no assurance that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day of a price beyond that limit or trading may be suspended for specified periods during the trading day.

Swap Risks

The Fund and the Underlying Funds may enter into various swap agreements and, other than total return swap agreements (as discussed herein), such agreements are expected to be utilized by the Fund, if at all, for hedging purposes. All of these agreements are considered derivatives. Swap agreements are two-party contracts under which the fund and a counterparty, such as a broker or dealer, agree to exchange the returns (or differentials in rates of return) earned or realized on an agreed-upon underlying asset or investment over the term of the swap. The use of swap transactions is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions. If the Adviser, Subadviser or an Underlying Fund’s investment adviser is incorrect in its forecasts of default risks, market spreads, liquidity or other applicable factors or events, the investment performance of the Fund or Underlying Fund would diminish compared with what it would have been if these techniques were not used. Swaps and swap options can be used for a variety of purposes, including: to manage fund exposure to changes in interest rates and credit quality; as an efficient means of adjusting fund overall exposure to certain markets; in an effort to enhance income or total return or protect the value of portfolio securities; to serve as a cash management tool; and to adjust portfolio duration.

Swaps could result in losses if interest rates or credit quality changes are not correctly anticipated by the Adviser, Subadviser or Underlying Fund manager. Total return swaps could result in losses if the reference index, security, or investments do not perform as anticipated. Total return swaps involve an enhanced risk that the issuer or counterparty will fail to perform its contractual obligations, which could turn an expected gain into a loss. Total return swaps may effectively add leverage to the Fund’s portfolio because the Fund would be subject to investment exposure on the full notional amount of the swap. To the extent the Fund or an Underlying Fund enters into a total return swap on equity securities, the Fund or the Underlying Fund will receive the positive performance of a notional amount of such securities underlying the total return swap. In exchange, the Fund or the Underlying Fund will be obligated to pay the negative performance of such notional amount of securities. Therefore, the Fund or the Underlying Fund assumes the risk of a substantial decrease in the market value of the equity securities. The use of swaps may not always be successful; using them could lower Fund or Underlying Fund total return, their prices can be highly volatile, and the potential loss from the use of swaps can exceed the Fund’s or an Underlying Fund’s initial investment in such instruments.

Some, but not all, swaps may be cleared, in which case a central clearing counterparty stands between each buyer and seller and effectively guarantees performance of each contract, to the extent of its available resources for such purposes. As a result, the counterparty risk is now shifted from bilateral risk between the parties to the individual credit risk of the central clearing counterparty. Even in such case, there can be no assurance that a clearing house, or its members, will satisfy the clearing house’s obligations to the Fund or an Underlying Fund or that the fund’s use of swaps will be advantageous.

Short Sale Risks

The Fund and the Underlying Funds may engage in short sales. However, the Fund will not engage in any short sales of securities issued by closed-end funds. Short sales are expected to be utilized by the Fund, if at all, for hedging purposes. A short sale is a transaction in which a fund sells a security it does not own in anticipation that the market price of that security will decline. Positions in shorted securities are speculative and riskier than long positions (purchases) in securities because the maximum sustainable loss on a security purchased is limited to the amount paid for the security plus the transaction costs, whereas there is no maximum attainable price of the shorted security. Therefore, in theory, securities sold short have unlimited risk. Short selling will also result in higher transaction costs (such as interest and dividends), and may result in higher taxes, which reduce a fund’s return.

If a security sold short increases in price, a fund may have to cover its short position at a higher price than the short sale price, resulting in a loss. With respect to a fund’s short positions, the fund must borrow those securities to make delivery to the buyer. A fund may not be able to borrow a security that it needs to deliver or it may not be able to close out a short position at an acceptable price and may have to sell related long positions before it had intended to do so. As a result, a fund may not be able to successfully implement its short sale strategy due to the limited availability of desired securities or for other reasons.

When borrowing a security for delivery to a buyer, a fund also may be required to pay a premium and other transaction costs, which would increase the cost of the security sold short. A fund must normally repay to the lender an amount equal to any dividends or interest earned while the loan is outstanding. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premium, dividends, interest or expenses a fund may be required to pay in connection with the short sale. Also, the lender of a security may terminate the loan at a time when a fund is unable to borrow the same security for delivery. In that case, a fund would need to purchase a replacement security at the then current market price or “buy in” by paying the lender an amount equal to the costs of purchasing the security.

Because a fund’s loss on a short sale arises from increases in the value of the security sold short, the loss is theoretically unlimited. In certain cases, purchasing a security to cover a short position can itself cause the price of the security to rise further, which would exacerbate the loss. Conversely, gains on short sales, after transaction and related costs, are generally the difference between the price at which a fund sold the borrowed security and the price it paid to purchase the security for delivery to the buyer. By contrast, a fund’s loss on a long position arises from decreases in the value of the security and is limited by the fact that a security’s value cannot drop below zero.

By investing the proceeds received from selling securities short, a fund is using a form of leverage, which creates special risks. The use of leverage may increase a fund’s exposure to long equity positions and make any change in a fund’s NAV greater than it would be without the use of leverage. This could result in increased volatility of returns. There is no guarantee that the Fund or an Underlying Fund will leverage its portfolio, or if it does, that the leveraging strategy will be successful. The Fund also cannot guarantee that the use of leverage by the Fund or an Underlying Fund will produce a higher return on an investment.

Rating Agency Risk

Ratings agencies such as S&P, Fitch, Moody’s or other NRSROs provide ratings on debt securities based on their analyses of information they deem relevant. Ratings are opinions or judgments of the credit quality of an issuer and may prove to be inaccurate. In addition, there may be a delay between events or circumstances adversely affecting the ability of an issuer to pay interest and/or repay principal and an NRSRO’s decision to downgrade a security. Further, a rating agency may have a conflict of interest with respect to a security for which it assigns a particular rating if, for example, the issuer or sponsor of the security pays the rating agency for the analysis of its security, which could affect the reliability of the rating.

United States Credit Rating Downgrade Risk

On August 5, 2011, S&P lowered its long-term sovereign credit rating on the United States to “AA+” from “AAA.” In general, a lower rating could increase the volatility in both stock and bond markets, result in higher interest rates and lower Treasury prices and increase the costs of all kinds of debt. These events and similar events in other areas of the world could have significant adverse impacts on issuers of securities held by the Fund and the Fund itself. The Adviser and the Subadviser cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets or on the Fund’s portfolio. The Adviser and the Subadviser may not timely anticipate or manage existing, new or additional risks, contingencies or developments.

Legislation and Regulatory Risks

At any time after the date of this Prospectus, legislation or additional regulations may be enacted that could negatively affect the assets of the Fund or the issuers of such assets. Changing approaches to regulation may have a negative impact on the entities and/or securities in which the Fund or an Underlying Fund invests. Legislation or regulation may also change the way in which the Fund or an Underlying Fund is regulated. New or amended regulations may be imposed by the CFTC, the Securities and Exchange Commission (“SEC”), the Federal Reserve or other financial regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund or the Underlying Funds. There can be no assurance that future legislation, regulation or deregulation will not have a material adverse effect on the Fund or will not impair the ability of the Fund to achieve its investment objectives. The Fund and the Underlying Funds also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental authorities or self-regulatory organizations.

Market Disruption, Geopolitical, Pandemic and Climate Change Risks

The Fund and Underlying Funds (as well as their service providers) may be adversely affected by uncertainties and events around the world, such as epidemics and pandemics, including the spread of infectious illness or other public health issues, natural disasters, terrorism and other conflicts, social unrest, political developments, and changes in government policies, taxation, restrictions on foreign investment and currency repatriation, currency fluctuations and other developments in the laws and regulations of the countries in which they are invested. Assets of issuers, including those held in the Fund’s or an Underlying Fund’s portfolio, could be direct targets, or indirect casualties, of an act of terrorism.

International war or conflicts (including Russia's invasion of Ukraine and the Israel-Hamas war) and geopolitical events in foreign countries, along with instability in regions such as Asia, Eastern Europe and the Middle East, possible terrorist attacks in the United States or around the world, and other similar events could adversely affect the U.S. and foreign financial markets. As a result, whether or not the Fund invests in securities located in or with significant exposure to the countries directly affected, the value and liquidity of the Fund's investments may be negatively impacted. Further, due to closures of certain markets and restrictions on trading certain securities, the value of certain securities held by the Fund could be significantly impacted.

In early 2020, an outbreak of a novel strain of coronavirus (COVID-19) emerged globally. The outbreak of COVID-19 and its variants resulted in closing international borders, enhanced health screenings, healthcare service preparation and delivery, quarantines, cancellations, disruptions to supply chains and customer activity, as well as general public concern and uncertainty. This outbreak negatively affected the worldwide economy, as well as the economies of individual countries, the financial health of individual companies and the market in general in significant and unforeseen ways. On May 5, 2023, the World Health Organization declared the end of the global emergency status for COVID-19. The United States subsequently ended the federal COVID-19 public health emergency declaration effective May 11, 2023. Although vaccines for COVID-19 are widely available, it is unknown how long certain circumstances related to the pandemic will persist, whether they will reoccur in the future and what additional implications may follow from the pandemic. The impact of these events and other epidemics or pandemics in the future could adversely affect Fund performance.

Climate change poses long-term threats to physical and biological systems. Potential hazards and risks related to climate change for a State or municipality include, among other things, wildfires, rising sea levels, more severe coastal flooding and erosion hazards, and more intense storms. Storms in recent years have demonstrated vulnerabilities in a State’s or municipality’s infrastructure to extreme weather events. Climate change risks, if they materialize, can adversely impact a State’s or municipality’s financial plan in current or future years. In addition, economists and others have expressed increasing concern about the potential effects of global climate change on property and security values. A rise in sea levels, an increase in powerful windstorms and/or a climate-driven increase in sea levels or flooding could cause coastal properties to lose value or become unmarketable altogether. Economists warn that, unlike previous declines in the real estate market, properties in affected coastal zones may not ever recover their value. Large wildfires driven by high winds and prolonged drought may devastate businesses and entire communities and may be very costly to any business found to be responsible for the fire. Regulatory changes and divestment movements tied to concerns about climate change could adversely affect the value of certain land and the viability of industries whose activities or products are seen as accelerating climate change.

These losses could adversely affect the bonds of municipalities that depend on tax or other revenues and tourist dollars generated by affected properties, and insurers of the property and/or of municipal securities. Since property and security values are driven largely by buyers’ perceptions, it is difficult to know the time period over which these market effects might unfold.

Defensive Measures

The Fund may invest up to 100% of its assets in cash, cash equivalents and short-term investments as a defensive measure in response to adverse market conditions or opportunistically at the discretion of the Adviser or Subadviser. During these periods, the Fund may not be pursuing its investment objectives.

Structural Risks:

Market Discount

Common stock of closed-end funds frequently trades at a discount from its NAV. This risk would also apply to the Fund’s investments in closed-end funds.

Limited Term and Eligible Tender Offer Risk

The Fund is scheduled to terminate on or about the Termination Date (unless it is converted to a perpetual fund). The Fund is not a so called “target date” or “life cycle” fund whose asset allocation becomes more conservative over time as its target date, often associated with retirement, approaches. In addition, the Fund is not a “target term” fund whose investment objective is to return its original NAV on the termination date.

The Fund is not required to conduct an Eligible Tender Offer. If the Fund conducts an Eligible Tender Offer, there can be no assurance that the number of tendered Common Shares would not result in the Fund’s net assets totaling less than the Termination Threshold, in which case the Eligible Tender Offer will be terminated, no Common Shares will be repurchased pursuant to the Eligible Tender Offer and the Fund will terminate on or before the Termination Date (subject to possible extensions). Following the completion of an Eligible Tender Offer in which the number of tendered Common Shares would result in the Fund’s net assets equaling or totaling greater than the Termination Threshold, the Board of Directors may eliminate the limited term structure of the Fund upon the affirmative vote of a majority of the Board of Directors and without a vote of Common Shareholders. Thereafter, the Fund will have a perpetual existence. The Fund is not required to conduct additional tender offers following an Eligible Tender Offer and conversion to a perpetual structure. Therefore, remaining Common Shareholders may not have another opportunity to participate in a tender offer or exchange their Common Shares for the then-existing NAV per Common Share. Common Shares of closed-end management investment companies frequently trade at a discount from their NAV and as a result remaining Common Shareholders may only be able to sell their Common Shares at a discount to NAV. See “—Market Discount.” The Adviser may have a conflict of interest in recommending to the Board of Directors that the limited term structure be eliminated and the Fund have a perpetual existence.

In order to pay for Common Shares to be purchased in an Eligible Tender Offer or to liquidate the portfolio in connection with the Fund’s termination, the Fund will be required to sell its assets. As a result, the Fund may be required to sell portfolio securities when it otherwise would not, including at times when market conditions are not favorable, which may cause the Fund to lose money. The Fund may receive proceeds from the disposition of portfolio investments that are less than the valuations of such investments by the Fund and, in particular, losses from the disposition of illiquid securities may be significant. The disposition of portfolio investments by the Fund could also cause market prices of such instruments, and hence the NAV and market price of the Common Shares, to decline. In addition, disposition of portfolio investments will cause the Fund to incur increased brokerage and related transaction expenses.

Moreover, in conducting such portfolio transactions, the Fund may need to deviate from its investment policies and may not achieve its investment objectives. The Fund’s portfolio composition may change as its portfolio holdings mature or are called or sold in anticipation of an Eligible Tender Offer or the Termination Date. During such period(s), it is possible that the Fund will hold a greater percentage of its total assets in shorter term and lower yielding securities and cash and cash equivalents than it would otherwise, which may impede the Fund’s ability to achieve its investment objectives and adversely impact the Fund’s performance and distributions to Common Shareholders, which may in turn adversely impact the market value of the Common Shares. In addition, the Fund may be required to reduce its leverage, which could also adversely impact its performance. The additional cash or cash equivalents held by the Fund could be obtained through reducing the Fund’s distributions to Common Shareholders and/or holding cash in lieu of reinvesting, which could limit the ability of the Fund to participate in new investment opportunities. The Fund does not limit its investments to securities having a maturity date prior to or around the Termination Date, which may exacerbate the foregoing risks and considerations. A Common Shareholder may be subject to the foregoing risks over an extended period of time, particularly if the Fund conducts an Eligible Tender Offer and is also subsequently terminated by or around the Termination Date.

If the Fund’s tax basis for the investments sold is less than the sale proceeds, the Fund will recognize capital gains, which the Fund will be required to distribute to Common Shareholders. In addition, the Fund’s purchase of tendered Common Shares pursuant to a tender offer will have tax consequences for tendering Common Shareholders and may have tax consequences for non-tendering Common Shareholders. The purchase of Common Shares by the Fund pursuant to a tender offer will have the effect of increasing the proportionate interest in the Fund of non-tendering Common Shareholders. All Common Shareholders remaining after a tender offer will be subject to proportionately higher expenses due to the reduction in the Fund’s total assets resulting from payment for the tendered Common Shares. A reduction in net assets, and the corresponding increase in the Fund’s expense ratio, could result in lower returns and put the Fund at a disadvantage relative to its peers and potentially cause the Fund to trade at a wider discount to NAV than it otherwise would. Such reduction in the Fund’s total assets may also result in less investment flexibility, reduced diversification and greater volatility for the Fund, and may have an adverse effect on the Fund’s investment performance. Moreover, the resulting reduction in the number of outstanding Common Shares could cause the Common Shares to become thinly traded or otherwise adversely impact the secondary market trading of such shares. Furthermore, the portfolio of the Fund following an Eligible Tender Offer could be significantly different and, therefore, Common Shareholders retaining an investment in the Fund could be subject to greater risk. For example, the Fund may be required to sell its more liquid, higher quality portfolio investments to purchase Common Shares that are tendered in an Eligible Tender Offer, which would leave a less liquid, lower quality portfolio for remaining shareholders. The prospects of an Eligible Tender Offer may attract arbitrageurs who would purchase the Common Shares prior to the tender offer for the sole purpose of tendering those shares which could have the effect of exacerbating the risks described herein for shareholders retaining an investment in the Fund following an Eligible Tender Offer.

In connection with its termination, the Fund may distribute the proceeds from the disposition of portfolio securities in one or more liquidating distributions prior to the final liquidation, which may cause fixed expenses to increase when expressed as a percentage of assets under management. Upon a termination, it is anticipated that the Fund will have distributed substantially all of its net assets to Common Shareholders, although securities for which no market exists, securities trading at depressed prices, if any, and assets recovered following termination may be placed in a liquidating trust. Common Shareholders will bear the costs associated with establishing and maintaining a liquidating trust, if necessary. Securities placed in a liquidating trust may be held for an indefinite period of time until they can be sold or pay out all of their cash flows. The Fund cannot predict the amount, if any, of securities that will be required to be placed in a liquidating trust.

Investment Style Risk

The Fund is managed by allocating the Fund’s assets between two different strategies as described in this Prospectus. This may cause the Fund to underperform funds that do not limit their investments to these two strategies during periods when these strategies underperform other types of investments.

Not a Complete Investment Program

The Fund is intended for investors seeking current income and overall total return over the long-term, and is not intended to be a short-term trading vehicle. An investment in the Common Shares of the Fund should not be considered a complete investment program. Each investor should take into account the Fund’s investment objectives and other characteristics as well as the investor’s other investments when considering an investment in the Common Shares. An investment in the Fund may not be appropriate for all investors.

Multi-Manager Risk

Fund performance is dependent upon the success of the Adviser and the Subadviser in implementing the Fund’s investment strategies in pursuit of its investment objectives. To a significant extent, the Fund’s performance will depend on the success of the Adviser’s methodology in allocating the Fund’s assets between each of the principal investment strategies. The Adviser’s and the Subadviser’s investment styles may not always be complementary, which could adversely affect the performance of the Fund. Because the Adviser and the Subadviser each makes investment decisions independently, it is possible that the Adviser and the Subadviser may, at any time, take positions that in effect may be opposite of positions taken by each other. In such cases, the Fund will incur brokerage and other transaction costs without accomplishing any net investment results. The multi-manager approach could increase the Fund’s portfolio turnover rates, which may result in higher levels of realized capital gains or losses with respect to the Fund’s portfolio securities, and higher broker commissions and other transaction costs. The trading costs and tax consequences associated with portfolio turnover may adversely affect the Fund’s performance. See “—Investment Style Risk.”

In addition, the Subadviser’s implementation of the Municipal Bond Income Strategy means that, at any point in time, the Subadviser will manage 35-75% of the Fund’s Managed Assets. To the extent the Subadvisory Agreement with the Subadviser is terminated or not renewed, Fund performance will become dependent on the Adviser or a new subadviser successfully implementing the Municipal Bond Income Strategy. There is no assurance that a suitable replacement to the Subadviser could be found if the Subadvisory Agreement is terminated or not renewed. Any such termination or non-renewal of the Subadvisory Agreement can have an adverse effect on an investment in the Fund. In addition, to the extent the Adviser retains the responsibility of implementing the Municipal Bond Income Strategy of the Fund following the termination or non-renewal of the Subadvisory Agreement, the approval of the Fund’s stockholders will likely not be required.

Asset Allocation Risk

To the extent that the Adviser’s asset allocation between the Fund’s principal investment strategies may fail to produce the intended result, the Fund’s return may suffer. Additionally, the potentially active asset allocation style of the Fund may lead to changing allocations over time and represent a risk to investors who target fixed asset allocations.

Leverage Risks

Leverage is a speculative technique that exposes the Fund to greater risk and increased costs than if it were not implemented. Increases and decreases in the value of the Fund’s portfolio will be magnified when the Fund uses leverage. As a result, leverage may cause greater changes in the Fund’s NAV. The leverage costs may be greater than the Fund’s return on the underlying investments made from the proceeds of leverage. The Fund’s leveraging strategy may not be successful. See “Use of Leverage.”

If the Fund were to utilize leverage in the form of borrowing, it anticipates that the money borrowed for investment purposes will incur interest based on shorter-term interest rates that would be periodically reset. So long as the Fund’s portfolio provides a higher rate of return, net of expenses, than the interest rate on borrowed money, as reset periodically, the leverage may cause the holders of Common Shares to receive a higher current rate of return than if the Fund were not leveraged. If, however, long-term and/or short-term rates rise, the interest rate on borrowed money could exceed the rate of return on securities held by the Fund, reducing return to the holders of Common Shares. Developments in the credit markets may adversely affect the ability of the Fund to borrow money for investment purposes and may increase the costs of such borrowings, which would reduce returns to the holders of Common Shares.

In addition to the foregoing, the use of leverage involves risks and special considerations for Common Shareholders, including:

●	the likelihood of greater volatility of NAV, market price and dividend rate of the Common Shares than a comparable portfolio without leverage;

●	the risk that fluctuations in interest rates on borrowings or on short-term debt or in the interest or dividend rates on any debt securities or Preferred Shares that the Fund must pay will reduce the return to the Common Shareholders;

●	the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the Common Shares than if the Fund were not leveraged, may result in a greater decline in the market price of the Common Shares;

●	when the Fund uses financial leverage, the investment management fees payable to the Adviser and the subadvisory fees payable by the Adviser to the Subadviser will be higher than if the Fund did not use leverage. This may create a conflict of interest between the Adviser and the Subadviser, on the one hand, and the holders of Common Shares, on the other; and

●	leverage may increase operating costs, which may reduce total return.

The use of leverage may limit the Fund’s flexibility and may require that the Fund sell other portfolio investments to pay Fund expenses, to maintain assets in an amount sufficient to cover the Fund’s leveraged exposure or to meet other obligations at a time when it may be disadvantageous to sell such assets.

Certain types of borrowings by the Fund may result in the Fund being subject to covenants in credit agreements relating to asset coverage and portfolio composition requirements. The Fund may be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for the short-term debt securities or Preferred Shares issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. The Adviser does not believe that these covenants or guidelines will impede it from managing the Fund’s portfolio in accordance with the Fund’s investment objectives and policies if the Fund were to utilize such leverage.

Leverage risk would also apply to the Fund’s investments in Underlying Funds to the extent an Underlying Fund uses leverage. To the extent the Fund uses leverage and invests in Underlying Funds that also use leverage, the risks associated with leverage will be magnified, potentially significantly.

The Fund currently anticipates that leverage will be obtained through the use of proceeds received from tender option bond transactions. See “—Investment-Related Risks—Tender Option Bonds Risks.”

Portfolio Turnover Risk

The Fund’s annual portfolio turnover rate may vary greatly from year to year. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to holders of Common Shares, will be taxable as ordinary income. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. However, portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. See “U.S. Federal Income Tax Matters.”

Potential Conflicts of Interest Risk

The Adviser, the Subadviser and the portfolio managers of the Fund have interests which may conflict with the interests of the Fund. In particular, the Adviser and the Subadviser each manages and/or advises other investment funds or accounts with the same or similar investment objectives and strategies as the Fund. As a result, the Adviser, the Subadviser and the Fund’s portfolio managers may devote unequal time and attention to the management of the Fund and those other funds and accounts, and may not be able to formulate as complete a strategy or identify equally attractive investment opportunities as might be the case if they were to devote substantially more attention to the management of the Fund. The Adviser, the Subadviser and the Fund’s portfolio managers may identify a limited investment opportunity that may be suitable for multiple funds and accounts, and the opportunity may be allocated among these several funds and accounts, which may limit the Fund’s ability to take full advantage of the investment opportunity. Additionally, transaction orders may be aggregated for multiple accounts for purpose of execution, which may cause the price or brokerage costs to be less favorable to the Fund than if similar transactions were not being executed concurrently for other accounts. Furthermore, it is theoretically possible that a portfolio manager could use the information obtained from managing a fund or account to the advantage of other funds or accounts under management, and also theoretically possible that actions could be taken (or not taken) to the detriment of the Fund. At times, a portfolio manager may determine that an investment opportunity may be appropriate for only some of the funds and accounts for which he or she exercises investment responsibility, or may decide that certain of the funds and accounts should take differing positions with respect to a particular security. In these cases, the portfolio manager may place separate transactions for one or more funds or accounts which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other funds and accounts. For example, a portfolio manager may determine that it would be in the interest of another account to sell a security that the Fund holds, potentially resulting in a decrease in the market value of the security held by the Fund.

Conflicts potentially limiting the Fund’s investment opportunities may also arise when the Fund and other clients of the Adviser or Subadviser invest in, or even conduct research relating to, different parts of an issuer’s capital structure, such as when the Fund owns senior debt obligations of an issuer and other clients own junior tranches of the same issuer. In such circumstances, decisions over whether to trigger an event of default, over the terms of any workout, or how to exit an investment may result in conflicts of interest. In order to minimize such conflicts, a portfolio manager may avoid certain investment opportunities that would potentially give rise to conflicts with other clients of the Adviser or Subadviser (as applicable) or result in the Adviser or Subadviser receiving material, non-public information, or the Adviser and Subadviser may enact internal procedures designed to minimize such conflicts, which could have the effect of limiting the Fund’s investment opportunities. Additionally, if the Adviser or Subadviser acquires material non-public confidential information in connection with its business activities for other clients, a portfolio manager or other investment personnel may be restricted from purchasing securities or selling certain securities for the Fund or other clients.

The portfolio managers also may engage in cross trades between funds and accounts, may select brokers or dealers to execute securities transactions based in part on brokerage and research services provided to the Adviser or the Subadviser which may not benefit all funds and accounts equally and may receive different amounts of financial or other benefits for managing different funds and accounts. The Adviser, the Subadviser and their affiliates may provide more services to some types of funds and accounts than others.

The Fund, Adviser and/or Subadviser (as applicable) have adopted policies and procedures that address the foregoing potential conflicts of interest, including policies and procedures to address the allocation of investment opportunities, execution of portfolio transactions, personal trading by employees and other potential conflicts of interest that are designed to ensure that all accounts of the Adviser and Subadviser are treated equitably. There is no guarantee that the policies and procedures adopted by the Adviser, the Subadviser and the Fund will be able to identify or mitigate the conflicts of interest that arise between the Fund and any other investment funds or accounts that the Adviser and/or the Subadviser may manage or advise from time to time. For further information on potential conflicts of interest, see “Management of the Fund—Conflicts of Interest” in the SAI.

In addition, while the Fund is using leverage, the amount of the fees paid to the Adviser (and by the Adviser to the Subadviser) for investment advisory and management services are higher than if the Fund did not use leverage because the fees paid are calculated based on the Fund’s Managed Assets, which include assets purchased with leverage. Therefore, the Adviser and the Subadviser have a financial incentive to leverage the Fund, which creates a conflict of interest between the Adviser and the Subadviser on the one hand and the Common Shareholders of the Fund on the other.

Stockholder Activism

Stockholder activism, which could take many forms, including making public demands that the Fund consider certain strategic alternatives, engaging in public campaigns to attempt to influence the Fund’s corporate governance and/or management, and commencing proxy contests to attempt to elect the activists’ representatives or others to the Fund’s Board of Directors, or arise in a variety of situations, has been increasing in the closed-end fund space recently. While the Fund is currently not subject to any stockholder activism, due to the potential volatility of the Fund’s stock price and for a variety of other reasons, the Fund may in the future become the target of stockholder activism. Stockholder activism could result in substantial costs and divert management’s and the Board’s attention and resources from its business. Also, the Fund may be required to incur significant legal and other expenses related to any activist stockholder matters. Further, the Fund’s stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any stockholder activism.

Cyber Security Risk

With the increased use of the Internet and because information technology (“IT”) systems and digital data underlie most of the Fund’s operations, the Fund and the Adviser, Subadviser, transfer agent, and other service providers and the vendors of each (collectively “Service Providers”) are exposed to the risk that their operations and data may be compromised as a result of internal and external cyber-failures, breaches or attacks (“Cyber Risk”). This could occur as a result of malicious or criminal cyber-attacks. Cyber-attacks include actions taken to: (i) steal or corrupt data maintained online or digitally, (ii) gain unauthorized access to or release confidential information, (iii) shut down the Fund or Service Provider website through denial-of-service attacks, or (iv) otherwise disrupt normal business operations. However, events arising from human error, faulty or inadequately implemented policies and procedures or other systems failures unrelated to any external cyber-threat may have effects similar to those caused by deliberate cyber-attacks.

Successful cyber-attacks or other cyber-failures or events affecting the Fund or its Service Providers may adversely impact the Fund or its shareholders or cause an investment in the Fund to lose value. For instance, such attacks, failures or other events may interfere with the processing of shareholder transactions, impact the Fund’s ability to calculate its NAV, cause the release of private shareholder information or confidential Fund information, impede trading, or cause reputational damage. Because the Fund does not offer to redeem its Common Shares at NAV, damage to the reputation of the Fund or its service providers could cause a decline in the value of the Fund’s Common Shares, perhaps suddenly. Such attacks, failures or other events could also subject the Fund or its Service Providers to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and/or additional compliance costs. Insurance protection and contractual indemnification provisions may be insufficient to cover these losses. The Fund or its Service Providers may also incur significant costs to manage and control Cyber Risk. While the Fund and its Service Providers have established IT and data security programs and have in place business continuity plans and other systems designed to prevent losses and mitigate Cyber Risk, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified or that cyber-attacks may be highly sophisticated.

Cyber Risk is also present for issuers of securities or other instruments in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause a Fund’s investment in such issuers to lose value.

Secondary Market for the Common Shares

The issuance of Common Shares through the Plan may have an adverse effect on the secondary market for the Common Shares. The increase in the number of outstanding Common Shares resulting from the issuances pursuant to the Plan and the discount to the market price at which such Common Shares may be issued, may put downward pressure on the market price for the Common Shares. When the Common Shares are trading at a premium, the Fund may also issue Common Shares that may be sold through private transactions effected on the NYSE or through broker-dealers. The increase in the number of outstanding Common Shares resulting from these offerings may put downward pressure on the market price for Common Shares.

Anti-Takeover Provisions

Maryland law and the Fund’s Charter and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to open-end status, including the adoption of a staggered Board of Directors and the supermajority voting requirements discussed herein. These provisions could deprive the holders of Common Shares of opportunities to sell their Common Shares at a premium over the then current market price of the Common Shares or at NAV. See “Certain Provisions of the Fund’s Charter and Bylaws and of Maryland Law.” This risk would also apply to many of the Fund’s investments in Underlying Funds.

Risks Associated with Additional Offerings

There are risks associated with offerings of additional common or preferred shares of the Fund. The voting power of current shareholders will be diluted to the extent that current shareholders do not purchase shares in any future offerings of shares or do not purchase sufficient shares to maintain their percentage interest. In addition, the sale of shares in an offering may have an adverse effect on prices in the secondary market for the Fund’s shares by increasing the number of shares available, which may put downward pressure on the market price of the Fund’s Shares. These sales also might make it more difficult for the Fund to sell additional equity securities in the future at a time and price the Fund deems appropriate.

In the event any additional series of fixed rate preferred shares are issued and such shares are intended to be listed on an exchange, prior application will have been made to list such shares. During an initial period, which is not expected to exceed 30 days after the date of its initial issuance, such shares may not be listed on any securities exchange. During such period, the underwriters may make a market in such shares, although they will have no obligation to do so. Consequently, an investment in such shares may be illiquid during such period. Fixed rate preferred shares may trade at a premium to or discount from liquidation value.

There are risks associated with an offering of Rights (in addition to the risks discussed herein related to the offering of shares and preferred shares). Shareholders who do not exercise their rights may, at the completion of such an offering, own a smaller proportional interest in the Fund than if they exercised their rights. As a result of such an offering, a shareholder may experience dilution in net asset value per share if the subscription price per share is below the net asset value per share on the expiration date. In addition to the economic dilution described above, if a shareholder does not exercise all of their Rights, the shareholder will incur voting dilution as a result of the Rights offering. This voting dilution will occur because the shareholder will own a smaller proportionate interest in the Fund after the rights offering than prior to the Rights offering.

There is a risk that changes in market conditions may result in the underlying common shares or preferred shares purchasable upon exercise of Rights being less attractive to investors at the conclusion of the subscription period. This may reduce or eliminate the value of the Rights. If investors exercise only a portion of the rights, the number of shares issued may be reduced, and the shares may trade at less favorable prices than larger offerings for similar securities. Rights issued by the Fund may be transferable or non-transferable rights.

MANAGEMENT OF THE FUND

Board of Directors

The Fund’s Board of Directors has overall responsibility for management of the Fund. The Board of Directors decides upon matters of general policy and generally oversees the actions of the Adviser, the Subadviser and the other service providers of the Fund. The name and business address of the Board of Directors and officers of the Fund, and their principal occupations and other affiliations during the past five years, are set forth under “Board Members and Officers” in the SAI.

Investment Adviser

RiverNorth Capital Management, LLC (“RiverNorth” or the “Adviser”), a registered investment adviser, is the Fund’s investment adviser and is responsible for the day-to-day management of the Fund’s Managed Assets allocated to the Tactical Municipal Closed-End Fund Strategy, managing the Fund’s business affairs and providing certain administrative services. The Adviser is also responsible for determining the Fund’s overall investment strategy and overseeing its implementation. Subject to the ranges noted above, the Adviser determines the portion of the Fund’s Managed Assets to allocate to each strategy and may, from time to time, adjust the allocations.

RiverNorth, founded in 2000, is a wholly-owned subsidiary of RiverNorth Financial Holdings LLC and is located at 360 South Rosemary Avenue, Suite 1420, West Palm Beach, FL 33401. As of September 30, 2023, RiverNorth managed approximately $4.8 billion for registered open-end management investment companies, registered closed-end management investment companies and private investment vehicles. See “Management of the Fund” in the SAI.

Subadviser

MacKay Shields LLC is the Fund’s subadviser and is responsible for the day-to-day management of the Fund’s Managed Assets allocated to the Municipal Bond Income Strategy. The Subadviser is located at 1345 Avenue of the Americas, 43rd Floor, New York, New York 10105. The Subadviser is registered with the SEC and as of September 30, 2023, had approximately $129.2 billion in assets under management. The Subadviser was incorporated in 1969 as an independent investment advisory firm and was privately held until 1984 when it was acquired by New York Life Insurance Company. The Subadviser is an indirect wholly owned subsidiary of New York Life Insurance Company.

Portfolio Management

Patrick W. Galley, CFA has been a co-portfolio manager of the Tactical Municipal Closed-End Fund Strategy for the Fund since its inception. Mr. Galley is the Chief Executive Officer and Chief Investment Officer for the Adviser. Mr. Galley heads the Adviser’s research and investment team and oversees all portfolio management activities at the Adviser. Mr. Galley also serves as the President and Chairman of the RiverNorth Funds, a mutual fund complex for which RiverNorth serves as the investment adviser. Prior to joining the Adviser in 2004, he was most recently a Vice President at Bank of America in the Global Investment Bank’s Portfolio Management group, where he specialized in analyzing and structuring corporate transactions for investment management firms in addition to closed-end and open-end funds, hedge funds, funds of funds, structured investment vehicles and insurance/reinsurance companies. Mr. Galley graduated with honors from Rochester Institute of Technology with a B.S. in Finance. He has received the Chartered Financial Analyst (CFA) designation, is a member of the CFA Institute and is a member of the CFA Society of Chicago.

Stephen O’Neill, CFA has been a co-portfolio manager of the Tactical Municipal Closed-End Fund Strategy for the Fund since its inception. Mr. O’Neill conducts qualitative and quantitative analysis of closed-end funds and their respective asset classes at RiverNorth. Prior to joining RiverNorth in 2007, Mr. O’Neill was most recently an Assistant Vice President at Bank of America in the Global Investment Bank’s Portfolio Management group. At Bank of America, he specialized in the corporate real estate, asset management, and structured finance industries. Mr. O’Neill graduated magna cum laude from Miami University in Oxford, Ohio with a B.S. in Finance. Mr. O’Neill has received the Chartered Financial Analyst (CFA) designation, is a member of the CFA Institute, and is a member of the CFA Society of Chicago.

Robert DiMella, CFA has been a co-portfolio manager of the Municipal Bond Income Strategy for the Fund since its inception. Mr. DiMella is an Executive Managing Director of the Subadviser. He has managed the MainStay Tax Free Bond Fund since 2009, the MainStay High Yield Municipal Bond Fund since 2010, the MainStay New York Tax Free Opportunities Fund since May 2012, the MainStay Defined Term Municipal Opportunities Fund since 2012, the MainStay California Tax Free Opportunities Fund since 2013 and the MainStay Tax Advantaged Short Term Bond Fund since June 2015. Previously, he co-founded Mariner Municipal Managers LLC (2007 to 2009). Prior to BlackRock’s merger with Merrill Lynch Investment Managers (“MLIM”), he served as a Senior Portfolio Manager and Managing Director of the Municipal Products Group. Mr. DiMella earned his Master’s degree at Rutgers University Business School and a Bachelors Degree at the University of Connecticut, and he has received the CFA designation.

John Loffredo, CFA has been a co-portfolio manager of the Municipal Bond Income Strategy for the Fund since its inception. Mr. Loffredo is an Executive Managing Director of the Subadviser. Mr. Loffredo has managed the MainStay Tax Free Bond Fund since 2009, the MainStay High Yield Municipal Bond Fund since 2010, the MainStay New York Tax Free Opportunities Fund since 2012, the MainStay Defined Term Municipal Opportunities Fund since 2012, the MainStay California Tax Free Opportunities Fund since 2013 and the MainStay Tax Advantaged Short Term Bond Fund since June 2015. He has been a municipal portfolio manager and/or municipal analyst on Wall Street since 1990, with a broad range of portfolio management and analytic experience in the municipal markets. He previously co-founded Mariner Municipal Managers LLC (2007 to 2009). Prior to BlackRock’s merger with MLIM, he served as Chief Investment Officer of the Municipal Products Group of MLIM. Mr. Loffredo graduated cum laude with an MBA from Utah State University where he was a Harry S. Truman Scholar. He also has a Certificate of Public Management from Boston University, and he has received the CFA designation.

Michael Petty has been a co-portfolio manager of the Municipal Bond Income Strategy for the Fund since its inception. Mr. Petty is a Senior Managing Director of the Subadviser. Mr. Petty has managed the MainStay High Yield Municipal Bond Fund since 2010, the MainStay Tax Free Bond Fund since 2011, the MainStay New York Tax Free Opportunities Fund since 2012, the MainStay Defined Term Municipal Opportunities Fund since 2012, the MainStay California Tax Free Opportunities Fund since 2013 and the MainStay Tax Advantaged Short Term Bond Fund since June 2015. Before joining the Subadviser in 2009, he was a Portfolio Manager for Mariner Municipal Managers. He has been a portfolio manager on Wall Street since 1992, and has worked in the municipal products market since 1985. Mr. Petty has a broad array of trading, portfolio management, and sales experience. Prior to joining Mariner Municipal Managers, he was a Senior Portfolio Manager at Dreyfus Corporation from 1997 to 2009. From 1992 to 1997, he served as a Portfolio Manager for Merrill Lynch Investment Managers. Mr. Petty graduated from Hobart College with a B.S. in Mathematics and Economics.

Scott Sprauer has been a co-portfolio manager of the Municipal Bond Income Strategy for the Fund since its inception. Mr. Sprauer is a Senior Managing Director of the Subadviser. He joined the Subadviser in 2009 as a Portfolio Manager in the Municipal Bond Division. He has managed the MainStay New York Tax Free Opportunities Fund since 2012, the MainStay Defined Term Municipal Opportunities Fund since 2012, the MainStay California Tax Free Opportunities Fund since 2013, the MainStay High Yield Municipal Bond Fund and MainStay Tax Free Bond Fund since February 2014 and the MainStay Tax Advantaged Short Term Bond Fund since June 2015. Prior to joining the Subadviser, he was the Head Trader, Fixed Income at Financial Guaranty Insurance Company from 2006 to 2009. He has a BSBA from Villanova University, and has been in the investment management industry since 1991.

David Dowden has been a co-portfolio manager of the Municipal Bond Income Strategy for the Fund since its inception. Mr. Dowden is a Managing Director of the Subadviser. He joined the Subadviser in 2009 as a Portfolio Manager in the Municipal Bond Division. He has managed the MainStay New York Tax Free Opportunities Fund since 2012, the MainStay Defined Term Municipal Opportunities Fund since 2012, the MainStay California Tax Free Opportunities Fund since 2013, the MainStay High Yield Municipal Bond Fund and MainStay Tax Free Bond Fund since February 2014 and the MainStay Tax Advantaged Short Term Bond Fund since June 2015. Prior to joining the Subadviser, he was the Chief Investment Officer at Financial Guaranty Insurance Company from 2006 to 2009. He has a BA from Brown University and an MBA from Columbia University. He has been in the investment management industry since 1989.

Robert Burke has been a co-portfolio manager of the Municipal Bond Income Strategy for the Fund since its inception. Mr. Burke is a Managing Director of the Subadviser. He joined the Subadviser in July 2017. Before joining the Subadviser, Mr. Burke held various leadership roles in capital markets, spending the majority of his time in the municipal markets. In his last role working for Bank of America Merrill Lynch, Mr. Burke managed the Global Futures, Derivatives Clearing and Foreign Exchange Prime Brokerage businesses. Mr. Burke started his career at Bank of America Merrill Lynch in the municipal bond department covering insurance, hedge fund, and asset management clients. He holds a Masters of Business Administration from the Gabelli School at Fordham University, and a Bachelor of Arts with High Honors in Economics from Colgate University. Mr. Burke has received the CFA designation. He has been in the investment management industry since 1985.

John Lawlor has been a co-portfolio manager of the Municipal Bond Income Strategy for the Fund since its inception. He is a Managing Director of the Subadviser. Mr. Lawlor joined MacKay Shields in 2016. Before joining the firm, he was Vice President Equity Sales at Deutsche Bank and was previously at Bank of America Merrill Lynch. From 1997-2011, he was a senior trader on the floor of the New York Stock Exchange. Mr. Lawlor has a broad and diverse set of skills in sales, trading, and electronic trading platforms. He earned a Bachelor’s degree in Finance from Lehigh University and has a Masters of Public Policy and Administration from American University. He has been in the financial services industry since 1997.

Michael Denlinger, CFA has been a co-portfolio manager of the Municipal Bond Income Strategy for the Fund since its inception. Mr. Denlinger joined MacKay Shields in 2019 and is currently a Managing Director. Prior to joining MacKay Shields, Mr. Denlinger was an institutional municipal credit trader at Bank of America Merrill Lynch with a primary focus on taxable and healthcare securities. Prior to trading credit, he was a high grade municipal trader. Mr. Denlinger earned a Bachelor’s degree in Economics from Johns Hopkins University in 2014. Mr. Denlinger is a CFA® charterholder and has been in the financial services industry since 2014.

The Fund’s SAI provides information about the compensation received by the portfolio managers of the Fund, other accounts that they manage and their ownership of the Fund’s equity securities.

Investment Advisory and Subadvisory Agreements

Pursuant to an Investment Advisory Agreement, the Adviser is responsible for managing the Fund’s affairs, subject at all times to the general oversight of the Fund’s Board of Directors. The Fund has agreed to pay the Adviser a management fee payable on a monthly basis at the annual rate of 1.40% of the Fund’s average daily Managed Assets for the services it provides. This management fee paid by the Fund to the Adviser is essentially an all-in fee structure (the “unified management fee”) and, as part of the unified management fee, the Adviser provides or causes to be furnished all supervisory and administrative and other services reasonably necessary for the operation of the Fund, except (unless otherwise described in this Prospectus or otherwise agreed to in writing), the Fund pays, in addition to the unified management fee, taxes and governmental fees, if any, levied against the Fund; brokerage fees and commissions and other portfolio transaction expenses incurred by or for the Fund; costs, including interest expenses, of borrowing money or engaging in other types of leverage financing including, without limit, through the use by the Fund of tender option bond transactions; costs, including dividend and/or interest expenses and other costs (including, without limit, offering and related legal costs, fees to brokers, fees to auction agents, fees to transfer agents, fees to ratings agencies and fees to auditors associated with satisfying ratings agency requirements for preferred shares or other securities issued by the Fund and other related requirements in the Fund’s organizational documents) associated with the Fund’s issuance, offering, redemption and maintenance of preferred shares or other instruments (such as the use of tender option bond transactions) for the purpose of incurring leverage; fees and expenses of any Underlying Funds in which the Fund invests; dividend and interest expenses on short positions taken by the Fund; fees and expenses, including travel expenses and fees and expenses of legal counsel retained for their benefit, of directors of the Fund who are not officers, employees, partners, shareholders or members of the Adviser or its affiliates; fees and expenses associated with and incident to shareholder meetings and proxy solicitations involving contested elections of directors, shareholder proposals or other non-routine matters that are not initiated or proposed by the Adviser; legal, marketing, printing, accounting and other expenses associated with any future share offerings, such as rights offerings and shelf offerings, following the Fund’s initial offering; expenses associated with tender offers (other than any Eligible Tender Offer) and other share repurchases and redemptions; and other extraordinary expenses, including extraordinary legal expenses, as may arise, including, without limit, expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Fund to indemnify its directors, officers, employees, shareholders, distributors and agents with respect thereto.

Pursuant to a Subadvisory Agreement, the Adviser has delegated daily management of the Fund’s Managed Assets allocated to the Municipal Bond Income Strategy to the Subadviser, who is paid by the Adviser from the unified management fee and not the Fund. The Adviser (and not the Fund) has agreed to pay the Subadviser a subadvisory fee payable on a monthly basis at the annual rate of 0.20% of the Fund’s average daily Managed Assets for the service it provides.

Because the fees received by the Adviser and the Subadviser are based on the Managed Assets of the Fund, the Adviser and the Subadviser have a financial incentive for the Fund to use leverage, which may create a conflict of interest between the Adviser and the Subadviser, on the one hand, and the holders of Common Shares, on the other. Because leverage costs are borne by the Fund at a specified interest rate, the Fund’s investment management fees and other expenses, including expenses incurred as a result of any leverage, are paid only by Common Shareholders and not by holders of Preferred Shares or through borrowings. See “Use of Leverage.”

A discussion of the basis for the Board of Directors’ approval of the Fund’s Investment Advisory and Subadvisory Agreements is available in the Fund’s annual report to shareholders for the fiscal period ended June 30, 2022. The basis for subsequent continuations of these agreements will be provided in annual or semi-annual reports to shareholders for the periods during which such continuations occur.

NET ASSET VALUE

NAV is determined daily as of the close of the regular trading session on the NYSE (usually 4:00 p.m. Eastern time). NAV is calculated by dividing the value of all of the securities and other assets of the Fund, less the liabilities (including accrued expenses and indebtedness) and the aggregate liquidation value of any outstanding Preferred Shares, by the total number of Common Shares outstanding.

The Fund utilizes an independent pricing service approved by the Board of Directors to value its Municipal Bond investments. The Fund’s Underlying Fund investments are generally valued at their market value using market quotations. The Fund may use independent pricing services to provide market quotations. Prices obtained from independent pricing services use various observable inputs and assumptions, including, but not limited to, information provided by broker-dealers, pricing formulas, such as dividend discount models, option valuation formulas, estimates of market values obtained from yield data relating to investments or securities with similar characteristics and discounted cash flow models that might be applicable. In valuing Municipal Bonds, the pricing services may consider, among other factors, the yields or prices of municipal securities of comparable quality, type of issue, coupon, maturity and rating and the obligor’s credit characteristics considered relevant by the pricing service. If a market valuation for a security is unavailable or deemed to be an unreliable indicator of current market value, the Fund will seek to obtain a broker quote from an external data vendor or directly from broker-dealers. Certain fixed income securities purchased on a delayed delivery basis are marked-to-market daily until settlement at the forward settlement date. Short-term investments having a maturity of 60 days or less are generally valued at amortized cost; however, securities with a demand feature exercisable within seven days are generally valued at par. Exchange-traded options, futures and options on futures are valued at the settlement price determined by the relevant exchange. If market quotations are not available or, in the Adviser’s opinion, market quotations do not reflect market value, or if an event occurs after the close of trading on the domestic or foreign exchange or market on which the security is principally traded (but prior to the time as of which the NAV is calculated) that materially affects market value, the security will be valued at fair value by the Adviser, as valuation designee, according to policies approved by the Board of Directors. For example, if trading in a portfolio security is halted and does not resume before the Fund calculates its NAV, the security may need to be fair valued using the Fund’s fair value pricing policies. Fair valuation involves subjective judgments and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security. The Fund invests in Underlying Funds. The Fund’s NAV is calculated based, in part, upon the market prices of the Underlying Funds in its portfolio, and the prospectuses of those companies explain the circumstances under which they will use fair value pricing and the effects of doing so.

DIVIDENDS AND DISTRIBUTIONS

The Fund has implemented a level distribution policy (the “Level Distribution Policy). Under the Level Distribution Policy, the Fund intends to make monthly distributions to common shareholders at a constant and fixed (but not guaranteed) rate (which is annually reset) equal to 6.75% of the average of the Fund’s NAV per share (the “Distribution Amount”) as reported for the final five trading days of the preceding calendar year. The Distribution Amount disclosed is as of the date of this Prospectus. The Board may amend the Level Distribution Policy, the Distribution Amount or distribution intervals, or the Fund may cease distributions entirely, at any time, without prior notice to common shareholders. The Fund’s intention under the Level Distribution Policy is that monthly distributions paid to common shareholders throughout a calendar year will be at least equal to the Distribution Amount (plus any additional amounts that may be required to be included in a distribution for federal or excise tax purposes).

Under the Level Distribution Policy, to the extent that sufficient investment income is not available on a monthly basis, the Fund’s distributions could consist of return of capital in order to maintain the distribution rate. The amount treated as a return of capital will reduce a shareholder’s adjusted basis in the shareholder’s shares, thereby increasing the potential gain or reducing the potential loss on the sale of shares. Investors should not make any conclusions about the Fund’s investment performance from the amount of the Fund’s distributions or from the terms of the Fund’s Level Distribution Policy.

It is expected that the Fund’s distributions will generally be treated as tax-exempt income for purposes of regular U.S. federal income tax; however, a portion of the Fund’s distributions may (i) be subject to U.S. federal income tax and such distributions will generally be subject to state and local taxes, (ii) be includable in taxable income for purposes of the Federal alternative minimum tax, and (iii) constitute a return of capital. For example, the Fund may invest up to 20% of the Managed Assets allocated to the Municipal Bond Income Strategy in Municipal Bonds that pay interest that may be includable in taxable income for purposes of the Federal alternative minimum tax. Moreover, the Underlying Funds in which the Fund invests pursuant to the Tactical Municipal Closed-End Fund Strategy may themselves invest in municipal bonds that pay interest that may be includable in taxable income for purposes of the Federal alternative minimum tax.

The Fund will distribute to Common Shareholders at least annually all or substantially all of its investment company taxable income and net exempt interest income after the payment of dividends and interest, if any, owed with respect to any outstanding Preferred Shares or other forms of leverage utilized by the Fund. The Fund intends to pay any capital gains distributions at least annually. If the Fund realizes a long-term capital gain, it will be required to allocate such gain between the Common Shares and any Preferred Shares issued by the Fund in proportion to the total dividends paid to each class for the year in which the income is realized. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits will be treated by a Common Shareholder as a return of capital which is applied against and reduces the Common Shareholder’s tax basis in his or her Common Shares. To the extent that the amount of any distribution exceeds the Common Shareholder’s basis in his or her shares, the excess will be treated by the Common Shareholder as gain from a sale or exchange of the Common Shares.

Under the 1940 Act, the Fund may not declare any dividend or other distribution upon any class of its capital shares, or purchase any such capital shares, unless the aggregate indebtedness of the Fund has, at the time of the declaration of any such dividend or distribution or at the time of any such purchase, an asset coverage of at least 300% after deducting the amount of such dividend, distribution, or purchase price, as the case may be.

While any Preferred Shares are outstanding, the Fund may not declare any cash dividend or other distribution on its Common Shares, unless at the time of such declaration, (i) all accumulated preferred dividends have been paid and (ii) the NAV of the Fund’s portfolio (determined after deducting the amount of such dividend or other distribution) is at least 200% of the liquidation value of the outstanding Preferred Shares (expected to be equal to the original purchase price per share plus any accumulated and unpaid dividends thereon).

In addition to the limitations imposed by the 1940 Act described above, certain lenders may impose additional restrictions on the payment of dividends or distributions on the Common Shares in the event of a default on the Fund’s borrowings. If the Fund’s ability to make distributions on its Common Shares is limited, such limitations could, under certain circumstances, impair the ability of the Fund to maintain its qualification for federal income tax purposes as a regulated investment company, which would have adverse tax consequences for shareholders. See “Use of Leverage” and “U.S. Federal Income Tax Matters.”

DIVIDEND REINVESTMENT PLAN

The Fund has an automatic dividend reinvestment plan commonly referred to as an “opt-out” plan. Unless the registered owner of Common Shares elects to receive cash by contacting DST Systems, Inc. (the “Plan Administrator”), all dividends declared on Common Shares will be automatically reinvested by the Plan Administrator for Common Shareholders in the Fund’s Automatic Dividend Reinvestment Plan (the “Plan”), in additional Common Shares. Common Shareholders who elect not to participate in the Plan will receive all dividends and other distributions in cash paid by check mailed directly to the shareholder of record (or, if the Common Shares are held in street or other nominee name, then to such nominee) by the Plan Administrator as dividend disbursing agent. Participation in the Plan is completely voluntary and may be terminated or resumed at any time without penalty by notice if received and processed by the Plan Administrator prior to the dividend record date; otherwise such termination or resumption will be effective with respect to any subsequently declared dividend or other distribution. Such notice will be effective with respect to a particular dividend or other distribution (together, a “Dividend”). Some brokers may automatically elect to receive cash on behalf of Common Shareholders and may re-invest that cash in additional Common Shares. Reinvested Dividends will increase the Fund’s Managed Assets on which the management fee is payable to the Adviser (and by the Adviser to the Subadviser).

Whenever the Fund declares a Dividend payable in cash, non-participants in the Plan will receive cash and participants in the Plan will receive the equivalent in Common Shares. The Common Shares will be acquired by the Plan Administrator for the participants’ accounts, depending upon the circumstances described below, either (i) through receipt of additional unissued but authorized Common Shares from the Fund (“Newly Issued Common Shares”) or (ii) by purchase of outstanding Common Shares on the open market (“Open-Market Purchases”) on the NYSE or elsewhere. If, on the payment date for any Dividend, the closing market price plus estimated brokerage commissions per Common Share is equal to or greater than the NAV per Common Share, the Plan Administrator will invest the Dividend amount in Newly Issued Common Shares on behalf of the participants. The number of Newly Issued Common Shares to be credited to each participant’s account will be determined by dividing the dollar amount of the Dividend by the Fund’s NAV per Common Share on the payment date. If, on the payment date for any Dividend, the NAV per Common Share is greater than the closing market value plus estimated brokerage commissions (i.e., the Fund’s Common Shares are trading at a discount), the Plan Administrator will invest the Dividend amount in Common Shares acquired on behalf of the participants in Open-Market Purchases.

In the event of a market discount on the payment date for any Dividend, the Plan Administrator will have until the last business day before the next date on which the Common Shares trade on an “ex-dividend” basis or 30 days after the payment date for such Dividend, whichever is sooner (the “Last Purchase Date”), to invest the Dividend amount in Common Shares acquired in Open-Market Purchases. It is contemplated that the Fund will pay monthly income Dividends. If, before the Plan Administrator has completed its Open-Market Purchases, the market price per Common Share exceeds the NAV per Common Share, the average per Common Share purchase price paid by the Plan Administrator may exceed the NAV of the Common Shares, resulting in the acquisition of fewer Common Shares than if the Dividend had been paid in Newly Issued Common Shares on the Dividend payment date. Because of the foregoing difficulty with respect to Open-Market Purchases, the Plan provides that if the Plan Administrator is unable to invest the full Dividend amount in Open-Market Purchases during the purchase period or if the market discount shifts to a market premium during the purchase period, the Plan Administrator may cease making Open-Market Purchases and may invest the uninvested portion of the Dividend amount in Newly Issued Common Shares at the NAV per Common Share at the close of business on the Last Purchase Date.

The Plan Administrator maintains all shareholders’ accounts in the Plan and furnishes written confirmation of all transactions in the accounts, including information needed by shareholders for tax records. Common Shares in the account of each Plan participant will be held by the Plan Administrator on behalf of the Plan participant, and each shareholder proxy will include those shares purchased or received pursuant to the Plan. The Plan Administrator will forward all proxy solicitation materials to participants and vote proxies for shares held under the Plan in accordance with the instructions of the participants.

Beneficial owners of Common Shares who hold their Common Shares in the name of a broker or nominee should contact the broker or nominee to determine whether and how they may participate in the Plan. In the case of Common Shareholders such as banks, brokers or nominees which hold shares for others who are the beneficial owners, the Plan Administrator will administer the Plan on the basis of the number of Common Shares certified from time to time by the record shareholder’s name and held for the account of beneficial owners who participate in the Plan.

There will be no brokerage charges with respect to Common Shares issued directly by the Fund. However, each participant will pay a pro rata share of brokerage commissions incurred in connection with Open-Market Purchases. The automatic reinvestment of Dividends will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Dividends, even though such participants have not received any cash with which to pay the resulting tax. See “U.S. Federal Income Tax Matters” below. Participants that request a sale of Common Shares through the Plan Administrator are subject to brokerage commissions.

The Fund reserves the right to amend or terminate the Plan. There is no direct service charge to participants with regard to purchases in the Plan; however, the Fund reserves the right to amend the Plan to include a service charge payable by the participants.

All correspondence or questions concerning the Plan should be directed to the Plan Administrator at (844) 569-4750.

DESCRIPTION OF THE FUND’S SECURITIES

The following summary of the terms of the Securities does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, and to the Fund’s Charter and the Fund’s Bylaws, copies of which are filed as exhibits to the Registration Statement.

The Fund’s authorized capital stock consists of 50,000,000 shares of common stock, $0.0001 par value per share, all of which is classified as Common Shares. The Fund’s Board of Directors, with the approval of a majority of the entire Board, but without any action by the shareholders of the Fund, may amend the Fund’s Charter from time to time to increase or decrease the aggregate number of shares of stock of the Fund or the number of shares of stock of any class or series that the Fund has authority to issue.

In general, shareholders or subscribers for the Fund’s stock have no personal liability for the debts and obligations of the Fund because of their status as shareholders or subscribers, except to the extent that the subscription price or other agreed consideration for the stock has not been paid.

Common Stock

The Common Shares issued in the offering are fully paid and non-assessable. The Common Shares have no preemptive, conversion, exchange, appraisal or redemption rights, and each share has equal voting, dividend, distribution and liquidation rights.

Common Shareholders are entitled to receive dividends if and when the Board of Directors declares dividends from funds legally available. Whenever Preferred Shares or borrowings are outstanding, Common Shareholders will not be entitled to receive any distributions from the Fund unless all accrued dividends on the Preferred Shares and interest and principal payments on borrowings have been paid, and unless the applicable asset coverage requirements under the 1940 Act would be satisfied after giving effect to the distribution as described above.

In the event of the Fund’s liquidation, dissolution or winding up, Common Shares would be entitled to share ratably in all of the Fund’s assets that are legally available for distribution after the Fund pays all debts and other liabilities and subject to any preferential rights of holders of Preferred Shares, if any Preferred Shares are outstanding at such time.

Common Shareholders are entitled to one vote per share. All voting rights for the election of directors are noncumulative, which means that, assuming there are no Preferred Shares are outstanding, the holders of more than 50% of the Common Shares will elect 100% of the directors then nominated for election if they choose to do so and, in such event, the holders of the remaining Common Shares will not be able to elect any Directors.

The Fund’s Charter authorizes the Board of Directors to classify and reclassify any unissued shares of common stock into other classes or series of stock. Prior to issuance of shares of each class or series, the Board of Directors is required by Maryland law and by the Fund’s Charter to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board of Directors could authorize the issuance of shares of common stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of the Fund’s Common Shares or otherwise be in their best interest. As of the date of this Prospectus, the Fund has no plans to classify or reclassify any unissued shares of common stock.

The Fund’s currently outstanding common shares are, and the Common Shares offered in this Prospectus will be, subject to notice of issuance, listed on the NYSE under the trading or “ticker” symbol “RMMZ.” Under the rules of the NYSE applicable to listed companies, the Fund is required to hold an annual meeting of shareholders in each year. The provisions of the 1940 Act generally require that the public offering price (less underwriting commissions and discounts) of common shares sold by a closed-end investment company must equal or exceed the net asset value of such company’s common shares (calculated within 48 hours of the pricing of such offering), unless such a sale is made in connection with an offering to existing holders of shares of common stock or with the consent of a majority of its common stockholders. The Fund may, from time to time, seek the consent of common shareholders to permit the issuance and sale by the Fund of Common Shares at a price below the Fund’s then-current net asset value, subject to certain conditions. If such consent is obtained, the Fund may, contemporaneous with and in no event more than one year following the receipt of such consent, sell Common Shares at a price below net asset value in accordance with any conditions adopted in connection with the giving of such consent. Additional information regarding any consent of common shareholders obtained by the Fund and the applicable conditions imposed on the issuance and sale by the Fund of Common Shares at a price below net asset value will be disclosed in the prospectus supplement relating to any such offering of Common Shares at a price below net asset value. See also “—Subscription Rights” below.

Preferred Stock

The Fund’s Charter authorizes the Board of Directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including Preferred Shares, without the approval of Common Shareholders. Prior to issuance of any shares of Preferred Shares, the Board of Directors is required by Maryland law and by the Fund’s Charter to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for such shares. Thus, the Board of Directors could authorize the issuance of Preferred Shares with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for Common Shareholders or otherwise be in their best interest. The prospectus supplement for any potential offering of preferred shares will describe the terms and conditions of those shares, including information regarding the liquidation preference, distribution rate, any optional or mandatory redemption provisions and whether the preferred shares are convertible into common shares. As of the date of this Prospectus, the Fund has not issued any Preferred Shares.

Any issuance of Preferred Shares must comply with the requirements of the 1940 Act. Specifically, the Fund is not permitted under the 1940 Act to issue Preferred Shares unless immediately after such issuance the total asset value of the Fund’s portfolio is at least 200% of the liquidation value of the outstanding Preferred Shares. Among other requirements, including other voting rights, the 1940 Act requires that the holders of any Preferred Shares, voting separately as a single class, have the right to elect at least two directors at all times. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any Preferred Shares would have the right to elect a majority of the Fund’s directors at any time two years’ dividends on any Preferred Shares are unpaid.

Preferred Shares of the Fund would be senior to the common shares with respect to the payment of dividends and the distributions of the assets of the Fund upon liquidation. In addition, all Preferred Shares of the Fund would be pari passu (or on equal footing) with one another and junior to the Fund’s senior securities representing indebtedness. See “Use of Leverage”.

The applicable prospectus supplement will set forth whether or not the shares of the Fund’s preferred stock offered in this Prospectus will be listed or traded on any securities exchange. If the shares of the Fund’s preferred stock are not listed on a securities exchange, there may be no active secondary trading market for such shares and an investment in such shares may be illiquid.

The terms, if any, on which the preferred stock may be exchanged for or converted into shares of common stock or any other security and, if applicable, the conversion or exchange price, or how it will be calculated, and the conversion or exchange period will also be set forth in the applicable prospectus supplement.

Subscription Rights

The Fund may issue Rights to (i) common shareholders to purchase Common Shares and/or Preferred Shares or (ii) preferred shareholders to purchase Preferred Shares (subject to applicable law). Rights may be issued independently or together with any other offered Security and may or may not be transferable by the person purchasing or receiving the Rights. In connection with a Rights offering to common and/or preferred shareholders, the Fund would distribute certificates evidencing the Rights and a prospectus supplement, containing all of the material terms of the Rights agreement relating to such Rights (the “Subscription Rights Agreement”), to the Fund’s common or preferred shareholders, as applicable, as of the record date that the Fund sets for determining the shareholders eligible to receive Rights in such Rights offering.

The applicable prospectus supplement would describe the following terms of Rights in respect of which this Prospectus is being delivered:

● the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

● the title of such subscription Rights;

● the exercise price for such Rights (or method of calculation thereof);

● the number of such Rights issued in respect of each common share;

● the number of Rights required to purchase a single preferred share;

● the extent to which such Rights are transferable and the market on which they may be traded if they are transferable;

● if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such Rights;

● the date on which the right to exercise such Rights will commence, and the date on which such right will expire (subject to any extension);

● the extent to which such Rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

● any termination right the Fund may have in connection with such Rights offering;

● the expected trading market, if any, for Rights; and

● any other terms of such Rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such Rights.

Exercise of Rights. Each Right would entitle the holder of the Right to purchase for cash such number of shares at such exercise price as in each case is set forth in, or be determinable as set forth in, the prospectus supplement relating to the Rights offered thereby. Rights would be exercisable at any time up to the close of business on the expiration date for such Rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised Rights would become void.

Upon expiration of the Rights offering and the receipt of payment and the Rights certificate properly completed and duly executed at the corporate trust office of the Rights agent or any other office indicated in the prospectus supplement, the Fund would issue, as soon as practicable, the shares purchased as a result of such exercise. To the extent permissible under applicable law, the Fund may determine to offer any unsubscribed offered Securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

Subscription Rights to Purchase Common and Preferred Stock

The Fund may issue Rights, which would entitle holders to purchase both Common Shares and Preferred Shares in a ratio to be set forth in the applicable prospectus supplement. In accordance with the 1940 Act, at least three subscription rights to purchase Common Shares would be required to subscribe for one Common Share. It is expected that Rights to purchase both Common Shares and Preferred Shares would require holders to purchase an equal number of Common Shares and Preferred Shares, and would not permit holders to purchase an unequal number of Common Shares or Preferred Shares, or purchase only Common Shares or only Preferred Shares. For example, such an offering might be structured such that three Rights would entitle an investor to purchase one Common Share and one Preferred Share, and such investor would not be able to choose to purchase only a Common Share or only a Preferred Share upon the exercise of his, her or its Rights.

The Common Shares and Preferred Shares issued pursuant to the exercise of any such Rights, however, would at all times be separately tradeable securities. Such Common Shares and Preferred Shares would not be issued as a “unit” or “combination” and would not be listed or traded as a “unit” or “combination” on a securities exchange, such as the NYSE, at any time. The applicable prospectus supplement will set forth additional details regarding an offering of Rights to purchase Common Shares and Preferred Shares.

CERTAIN PROVISIONS OF THE FUND’S CHARTER AND BYLAWS AND OF MARYLAND LAW

The following is a summary of certain provisions of the Maryland General Corporation Law (the “MGCL”) and of the Charter and Bylaws of the Fund.

General

The MGCL and the Fund’s Charter and Bylaws contain provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to cause it to engage in certain transactions or to modify its structure.

These provisions could have the effect of depriving Common Shareholders of an opportunity to sell their Common Shares by discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction. On the other hand, these provisions may require persons seeking control of the Fund to negotiate with the Fund’s management regarding the price to be paid for the Common Shares required to obtain such control, promote continuity and stability and enhance the Fund’s ability to pursue long-term strategies that are consistent with its investment objectives.

The Board of Directors has concluded that the potential benefits of these provisions outweigh their possible disadvantages.

Classified Board of Directors

The Board of Directors is divided into three classes of directors serving staggered three-year terms. The initial terms of the first, second and third classes will expire at the first, second and third annual meetings of shareholders, respectively, and, in each case, until their successors are duly elected and qualify. Upon expiration of their terms, directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify and at each annual meeting one class of directors will be elected by the shareholders. A classified Board of Directors promotes continuity and stability of management but makes it more difficult for shareholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. The Fund believes that classification of the Board of Directors will help to assure the continuity and stability of the Fund’s strategies and policies as determined by the Board of Directors.

Election of Directors

The MGCL provides that, unless the charter or bylaws of a corporation provide otherwise, which the Fund’s Charter and the Fund’s Bylaws do not, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

Number of Directors; Vacancies

The Fund’s Charter provides that the number of directors will be set only by the Board of Directors in accordance with the Bylaws. The Bylaws provide that a majority of the Fund’s entire Board of Directors may at any time increase or decrease the number of directors, provided that there may be no fewer than three directors and no more than 12 directors.

The Fund’s Charter provides that the Fund elects, at such time as the Fund becomes eligible to make such an election (i.e., when the Fund has at least three independent directors and the Common Shares are registered under the Exchange Act), to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the Board of Directors. Accordingly, at such time, except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Shares, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Removal of Directors

The Fund’s Charter provides that, subject to the rights of the holders of one or more class or series of Preferred Shares to elect or remove directors, a director may be removed from office only for cause (as defined in the Charter) and then only by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast generally in the election of directors.

Absence of Cumulative Voting

There is no cumulative voting in the election of the Fund’s directors. Cumulative voting means that holders of stock of a corporation are entitled, in the election of directors, to cast a number of votes equal to the number of shares that they own multiplied by the number of directors to be elected. Because a shareholder entitled to cumulative voting may cast all of his or her votes for one nominee or disperse his or her votes among nominees as he or she chooses, cumulative voting is generally considered to increase the ability of minority shareholders to elect nominees to a corporation’s Board of Directors. In general, the absence of cumulative voting means that the holders of a majority of the Fund’s shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Approval of Extraordinary Corporate Actions

The Fund’s Charter requires the favorable vote of at least two-thirds of the Common Shares and Preferred Shares (if any) entitled to be voted on the matter, voting together as a single class, to advise, approve, adopt or authorize the following:

●	a “Business Combination,” which includes the following:

●	a merger, consolidation or statutory share exchange of the Fund with or into another person;

●	an issuance or transfer by the Fund (in one or a series of transactions in any 12-month period) of any securities of the Fund to any person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding issuances or transfers of debt securities of the Fund, sales of securities of the Fund in connection with a public offering, issuances of securities of the Fund pursuant to a dividend reinvestment plan adopted by the Fund, issuances of securities of the Fund upon the exercise of any stock subscription rights distributed by the Fund and portfolio transactions effected by the Fund in the ordinary course of business; or

●	a sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Fund (in one or a series of transactions in any 12-month period) to or with any person or entity of any assets of the Fund having an aggregate fair market value of $1,000,000 or more except for portfolio transactions (including pledges of portfolio securities in connection with borrowings) effected by the Fund in the ordinary course of its business;

●	the voluntary liquidation or dissolution of the Fund or charter amendment to terminate the Fund’s existence;

●	the conversion of the Fund from a closed-end company to an open-end company, and any amendments necessary to effect the conversion; or

●	unless the 1940 Act or federal law requires a lesser vote, any shareholder proposal as to specific investment decisions made or to be made with respect to the Fund’s assets as to which shareholder approval is required under federal or Maryland law.

However, unless shareholder approval is required under federal or Maryland law, the Common Shareholder vote described above will not be required with respect to the foregoing transactions if they are approved by a vote of two-thirds of the Continuing Directors (as defined below). If Maryland law or the 1940 Act requires Common Shareholder approval (and two-thirds of the Continuing Directors have approved the transaction), the affirmative vote by Common Shareholders, at a meeting of such shareholders, of the lesser of (a) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (b) more than 50% of the outstanding voting securities of the Fund, will be required. In addition, if the Fund has any Preferred Shares outstanding, the holders of a majority of the outstanding Preferred Shares voting separately as a class, would be required under the 1940 Act to adopt any plan of reorganization that would adversely affect the holders of the Preferred Shares, to convert the Fund to an open-end investment company or to deviate from any of the Fund’s fundamental investment policies.

In no event will the foregoing provisions affect shareholder rights under the 1940 Act to approve or terminate an advisory contract of the Fund (either of which may be effectuated by Fund shareholders without the need for approval of any Continuing Director or other member of the Board of Directors).

“Continuing Director” means any member of the Board of Directors who is not an Interested Party (as defined below) or an affiliate of an Interested Party and has been a member of the Board of Directors for a period of at least 12 months, or has been a member of the Board of Directors since January 12, 2022, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

“Interested Party” means any person, other than an investment company advised by the Adviser or any of its affiliates, which enters, or proposes to enter, into a Business Combination with the Fund.

In addition, the Fund’s Charter requires the favorable vote of two-thirds of the entire Board of Directors to advise, approve, adopt or authorize any of the following:

●	the election and removal of officers;

●	the creation of and delegation of authority and appointment of members to committees of the Board of Directors;

●	amendments to the Fund’s Bylaws (which may only be effected by the Board of Directors, not the Common Shareholders); and

●	Charter amendments not requiring shareholder approval under the 1940 Act.

The Board of Directors has determined that the foregoing supermajority requirements applicable to certain votes of the directors and the Common Shareholders, which are greater than the minimum requirements permitted under Maryland law or the 1940 Act, are in the best interests of the Fund. Reference should be made to the Charter on file with the SEC for the full text of these provisions. See also “Conversion to Open-End Fund.”

Action by Shareholders

Under the MGCL, Common Shareholder action can be taken only at an annual or special meeting of Common Shareholders or, unless the charter provides for Common Shareholder action by less than unanimous written consent (which is not the case in the Fund’s Charter), by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of the Fund’s Bylaws regarding the calling of a Common Shareholder-requested special meeting, as discussed below, may have the effect of delaying consideration of a Common Shareholder proposal until the next annual meeting.

Procedures for Shareholder Nominations and Proposals

The Fund’s Bylaws provide that any Common Shareholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of Common Shareholders must comply with the advance notice provisions of the Bylaws. Nominations and proposals that fail to follow the prescribed procedures will not be considered. The Board of Directors believes that it is in the Fund’s best interests to provide sufficient time to enable management to disclose to Common Shareholders information about a slate of nominations for directors or proposals for new business. This advance notice requirement also may give management time to solicit its own proxies in an attempt to defeat any slate of nominations should management determine that doing so is in the best interest of Common Shareholders generally. Similarly, adequate advance notice of Common Shareholder proposals will give management time to study such proposals and to determine whether to recommend to the Common Shareholders that such proposals be adopted. For Common Shareholder proposals to be included in the Fund’s proxy materials, the Common Shareholder must comply with all timing and information requirements of the Exchange Act.

Calling of Special Meetings of Shareholders

The Fund’s Bylaws provide that special meetings of Common Shareholders may be called by the Board of Directors or by certain of its officers. Additionally, the Fund’s Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the Common Shareholders requesting the meeting, a special meeting of Common Shareholders will be called by the Fund’s Secretary upon the written request of Common Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

No Appraisal Rights

As permitted by the MGCL, the Fund’s Charter provides that Common Shareholders will not be entitled to exercise appraisal rights, unless the Fund’s Board of Directors determines that such rights apply.

Limitations on Liabilities

The Fund’s Charter provides that the personal liability of the Fund’s directors and officers for monetary damages is eliminated to the fullest extent permitted by Maryland law. Maryland law currently provides that directors and officers of corporations that have adopted such a provision will generally not be so liable, except to the extent that (i) it is proven that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received; and (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The Fund’s Charter allows the Fund, to the maximum extent permitted by Maryland law and the 1940 Act, to indemnify and advance expenses to the Fund’s directors and officers. The Fund’s Bylaws provide that the Fund will indemnify its officers and directors against liabilities to the fullest extent permitted by Maryland law and the 1940 Act, and that it shall advance expenses to such persons prior to a final disposition of an action. The rights of indemnification provided in the Fund’s Charter and Bylaws are not exclusive of any other rights which may be available under any insurance or other agreement, by resolution of Common Shareholders or directors or otherwise.

Authorized Shares

The Fund’s Charter authorizes the issuance of 50,000,000 Common Shares, and authorizes a majority of the Board of Directors, without Common Shareholder approval, to increase the number of authorized Common Shares and to classify and reclassify any unissued shares into one or more classes or series of stock and set the terms thereof. The issuance of capital stock or any class or series thereof without Common Shareholder approval may be used by the Board of Directors consistent with its duties to deter attempts to gain control of the Fund. Further, the Board of Directors could authorize the issuance Preferred Shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that some of the Fund’s shareholders might believe to be in their best interests.

Anti-Takeover Provisions of Maryland Law

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

●	a classified board;

●	a two-thirds vote requirement for removing a director;

●	a requirement that the number of directors be fixed only by vote of directors;

●	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

●	a majority requirement for the calling of a special meeting of shareholders.

The Fund has elected to be subject to the classified board provision and the requirement that a vacancy on the Board of Directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred. The Fund retains its right to opt into any of the other provisions. The charter of a corporation may contain a provision or the board of directors may adopt a provision that prohibits the corporation from electing to be subject to any or all of the provisions of Subtitle 8.

Maryland Business Combination Act

The provisions of the Maryland Business Combination Act (the “MBCA”) do not apply to a closed-end investment company, such as the Fund, unless the Board of Directors has affirmatively elected to be subject to the MBCA by a resolution. To date, the Fund has not made such an election but may make such an election under Maryland law at any time. Any such election, however, could be subject to certain of the 1940 Act limitations discussed below under “Maryland Control Share Acquisition Act” and would not apply to any person who had become an interested shareholder (as defined below) before the time that the resolution was adopted.

Under the MBCA, “business combinations” between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the MBCA, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

●	any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

●	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested shareholder under the MBCA if the board of directors approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the corporation’s common shareholders receive a minimum price, as defined in the MBCA, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The MBCA permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested shareholder becomes an interested shareholder.

Maryland Control Share Acquisition Act

The Maryland Control Share Acquisition Act (the “MCSAA”) provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers of the acquirer or by an employee of the acquirer who is also a director of the acquirer are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third,

●	one-third or more but less than a majority, or

●	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MCSAA, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Staff of the SEC’s Division of Investment Management (“Staff”) has previously taken the position that, if a closed-end fund opted into a state control share statute (“control shares statutes”), such as the MCSAA, its actions would be inconsistent with the requirements in Section 18(i) of the 1940 Act, which generally requires that shares of the fund have equal voting rights. However, in May 2020, the Staff withdrew its previous position and has stated that it would not recommend enforcement action to the SEC against a closed-end fund for opting into a control share statute if the decision to do so by the fund’s board was taken with reasonable care on a basis consistent with other applicable duties and laws and the duty to the fund and its shareholders generally. The Staff’s current position reflects only the views of the Staff and is not made part of any SEC rule, regulation or court interpretation or ruling. The Board of Directors reserves the right to consider and determine, in the future, whether the Fund will opt in and be subject to the MCSAA.

REPURCHASE OF SHARES

Shares of closed-end funds often trade at a discount to NAV, and the Fund’s shares may also trade at a discount to their NAV, although it is possible that they may trade at a premium above NAV. The market price of the Common Shares will be determined by such factors as relative demand for and supply of shares in the market, the Fund’s NAV, general market and economic conditions and other factors beyond the control of the Fund.

Although Common Shareholders will not have the right to redeem their shares, the Fund may (but is not obligated to) take action to repurchase shares in the open market or make tender offers for its shares at or near NAV. During the pendency of any tender offer, the Fund will publish how Common Shareholders may readily ascertain the NAV. Repurchase of the Common Shares may have the effect of reducing any market discount to NAV.

There is no assurance that, if action is undertaken to repurchase or tender for shares, such action will result in the shares trading at a price that approximates their NAV. Although share repurchases and tenders could have a favorable effect on the market price of the shares, you should be aware that the acquisition of shares by the Fund will decrease the total assets of the Fund and, therefore, have the effect of increasing the Fund’s expense ratio and may adversely affect the ability of the Fund to pursue its investment objectives. To the extent the Fund may need to liquidate investments to fund repurchases of shares, this may result in portfolio turnover that may result in additional expenses being borne by the Fund and its shareholders. The Board of Directors currently considers the following factors to be relevant to a potential decision to repurchase shares: the extent and duration of the discount, the liquidity of the Fund’s portfolio, and the impact of any action on the Fund and market considerations. Such a decision is a matter on which the Board would exercise its fiduciary judgment, and the Board will consider other factors that may be relevant at the time it considers the matter. Any share repurchases or tender offers will be made in accordance with the requirements of the Exchange Act and the 1940 Act.

RIGHTS OFFERINGS

The Fund may in the future, and at its discretion, choose to make offerings of Rights to (i) common shareholders to purchase Common Shares and/or Preferred Shares and/or (ii) preferred shareholders to purchase Preferred Shares (subject to applicable law). A future Rights offering may be transferable or non-transferable. Any such future Rights offering will be made in accordance with the 1940 Act. Under the laws of Maryland, the Board is authorized to approve rights offerings without obtaining shareholder approval. The staff of the SEC has interpreted the 1940 Act as not requiring shareholder approval of a transferable rights offering to purchase common stock at a price below the then current net asset value so long as certain conditions are met, including: (i) a good faith determination by a fund’s board that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders’ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.

CONVERSION TO OPEN-END FUND

The Fund may be converted to an open-end investment company at any time if approved by the Board of Directors and the shareholders. See “Certain Provisions of the Fund’s Charter and Bylaws and of Maryland Law” for a discussion of the voting requirements applicable to conversion of the Fund to an open-end investment company and any related Charter amendments. If the Fund converted to an open-end investment company, it would be required to redeem all Preferred Shares then outstanding (possibly requiring in turn that it liquidate a portion of its investment portfolio). Conversion to open-end status could also require the Fund to modify certain investment restrictions and policies. Shareholders of an open-end investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or permitted under the 1940 Act) at their NAV, less such redemption charge, if any, as might be in effect at the time of redemption. In order to avoid maintaining large cash positions or liquidating favorable investments to meet redemptions, open-end investment companies typically engage in a continuous offering of their shares. Open-end investment companies are thus subject to periodic asset in-flows and out-flows that can complicate portfolio management. The Board of Directors may at any time (but is not required to) propose conversion of the Fund to open-end status, depending upon its judgment regarding the advisability of such action in light of circumstances then prevailing. Before deciding whether to make such a proposal, the Board of Directors would consider all relevant factors, including the extent and duration of the discount, the liquidity of the Fund’s portfolio, the impact of the conversion on the Fund or its shareholders, and market considerations. Based on these considerations, even if the Fund’s shares trade at a discount, the Board of Directors may determine that, in the interest of the Fund and its shareholders, no action should be taken.

LIMITED TERM AND ELIGIBLE TENDER OFFER

The Fund will terminate on or before the Termination Date; provided, that if the Board of Directors believes that under then-current market conditions it is in the best interests of the Fund to do so, the Fund may extend the Termination Date (i) once for up to one year (i.e., up to February 16, 2038), and (ii) once for up to an additional six months (i.e., up to August 16, 2038), in each case upon the affirmative vote of a majority of the Board of Directors and without a vote of Common Shareholders. In addition, as of a date within twelve months preceding the Termination Date, the Board of Directors may cause the Fund to conduct an Eligible Tender Offer, which is a tender offer by the Fund to all Common Shareholders to purchase Common Shares of the Fund at a price equal to the NAV per Common Share on the expiration date of the tender offer. Following the completion of an Eligible Tender Offer, the Board of Directors may eliminate the limited term structure of the Fund and convert the Fund to a perpetual fund upon the affirmative vote of a majority of the Board of Directors and without a vote of Common Shareholders.

The Fund is not a so called “target date” or “life cycle” fund whose asset allocation becomes more conservative over time as its target date, often associated with retirement, approaches. In addition, the Fund is not a “target term” fund whose investment objective is to return its original NAV on the termination date.

Upon its termination, the Fund will distribute substantially all of its net assets to Common Shareholders, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Fund, as may be determined by the Board Directors. In anticipation of an Eligible Tender Offer or the Termination Date, the Fund may begin liquidating all or a portion of the Fund’s portfolio, and may deviate from its investment policies, including its policy of investing at least 80% of the value of its Managed Assets in municipal bonds and may not achieve its investment objective. During such period(s), the Fund’s portfolio composition may change as more of its portfolio holdings are called or sold and portfolio holdings are disposed of in anticipation of liquidation or an Eligible Tender Offer. Rather than reinvesting the proceeds of matured, called or sold securities in accordance with the investment program described above, the Fund may invest such proceeds in short term or other lower yielding securities or hold the proceeds in cash, which may adversely affect its performance. The Fund’s distributions during the wind-down period may decrease, and such distributions may include a return of capital. The Fund may distribute the proceeds in one or more liquidating distributions prior to the final liquidation, which may cause fixed expenses to increase when expressed as a percentage of assets under management. It is expected that Common Shareholders will receive cash in any liquidating distribution from the Fund, regardless of their participation in the Fund’s Dividend Reinvestment Plan. However, if on the Termination Date the Fund owns securities for which no market exists or securities trading at depressed prices, such securities may be placed in a liquidating trust. Common Shareholders generally will realize capital gain or loss upon the termination of the Fund in an amount equal to the difference between the amount of cash or other property received by the Common Shareholder (including any property deemed received by reason of its being placed in a liquidating trust) and the Common Shareholder’s adjusted tax basis in the Common Shares of the Fund for U.S. federal income tax purposes.

If the Board of Directors believes that under then-current market conditions it is in the best interests of the Fund to do so, the Fund may extend the Termination Date (i) once for up to one year (i.e., up to February 16, 2038), and (ii) once for up to an additional six months (i.e. up to August 16, 2038), in each case upon the affirmative vote of a majority of the Board of Directors and without a vote of Commons Shareholders. In determining whether to extend the Termination Date, the Board of Directors may consider, for example, the Fund’s inability to sell its assets in a time frame consistent with termination due to lack of market liquidity or other extenuating circumstances. Additionally, the Board of Directors may determine that market conditions are such that it is reasonable to believe that, with an extension, the Fund’s remaining assets will appreciate and generate income in an amount that, in the aggregate, is meaningful relative to the cost and expense of continuing the operation of the Fund.

The Board of Directors may cause the Fund to conduct an Eligible Tender Offer. An Eligible Tender Offer would consist of a tender offer to all Common Shareholders to purchase Common Shares of the Fund at a price equal to the NAV per Common Share on the expiration date of the tender offer, which shall be as of a date within twelve months preceding the Termination Date. The Board of Directors has established that, following an Eligible Tender Offer, the Fund must have at least $100 million of net assets to ensure the continued viability of the Fund (the “Termination Threshold”). In an Eligible Tender Offer, the Fund will offer to purchase all Common Shares held by each Common Shareholder; provided, that if the number of properly tendered Common Shares would result in the Fund’s net assets totaling less than the Termination Threshold, the Eligible Tender Offer will be terminated and no Common Shares will be repurchased pursuant to the Eligible Tender Offer. Instead, the Fund will begin (or continue) liquidating its portfolio and proceed to terminate on or before the Termination Date.

If the number of properly tendered Common Shares would result in the Fund’s net assets equaling or totaling greater than the Termination Threshold, all Common Shares properly tendered and not withdrawn will be purchased by the Fund pursuant to the terms of the Eligible Tender Offer. The Fund’s purchase of tendered Common Shares pursuant to a tender offer will have tax consequences for tendering Common Shareholders and may have tax consequences for non-tendering Common Shareholders. In addition, the Fund would continue to be subject to its obligations with respect to its issued and outstanding preferred stock or debt securities, if any. See “Risks—Structural Risks—Limited Term and Eligible Tender Offer Risk.” Following the completion of an Eligible Tender Offer, the Board of Directors may eliminate the limited term structure of the Fund upon the affirmative vote of a majority of the Board of Directors and without the approval of Common Shareholders. In making a decision to do so to provide for the Fund’s perpetual existence, the Board of Directors will take such actions with respect to the continued operations of the Fund as it deems to be in the best interests of the Fund, based on market conditions at such time, the extent of Common Shareholder participation in the Eligible Tender Offer and all other factors deemed relevant by the Board of Directors in consultation with the Adviser, taking into account that the Adviser may have a potential conflict of interest in recommending to the Board of Directors that the limited term structure be eliminated and the Fund have a perpetual existence (or that the Termination Date be extended). The Fund is not required to conduct additional tender offers following an Eligible Tender Offer and conversion to a perpetual structure. Therefore, remaining Common Shareholders may not have another opportunity to participate in a tender offer or exchange their Common Shares for the then-existing NAV per Common Share.

An Eligible Tender Offer would be made, and Common Shareholders would be notified thereof, in accordance with the requirements of the 1940 Act, the Exchange Act and the applicable tender offer rules thereunder (including Rule 13e-4 and Regulation 14E under the Exchange Act or successor rules to the same general effect). The repurchase of tendered Common Shares by the Fund in a tender offer would be a taxable event to Common Shareholders. The Adviser will pay all costs and expenses associated with the making of an Eligible Tender Offer, other than brokerage and related transaction costs associated with the disposition of portfolio investments in connection with the Eligible Tender Offer, which will be borne by the Fund and its Common Shareholders.

An Eligible Tender Offer may be commenced upon approval of a majority of the Board of Directors, without a vote of Common Shareholders. The Fund is not required to conduct an Eligible Tender Offer. If no Eligible Tender Offer is conducted, the Fund will liquidate on or before the Termination Date (subject to extension as described above), unless the limited term provisions of the Articles of Incorporation are amended with the vote of Common Shareholders, as described above. See “Certain Provisions of the Fund’s Charter and Bylaws and of Maryland Law.”

U.S. FEDERAL INCOME TAX MATTERS

The following is a summary discussion of certain U.S. federal income tax consequences that may be relevant to a shareholder that acquires, holds and/or disposes of common shares of the Fund. This discussion only addresses U.S. federal income tax consequences to U.S. shareholders who hold their shares as capital assets and does not address all of the U.S. federal income tax consequences that may be relevant to particular shareholders in light of their individual circumstances. This discussion also does not address the tax consequences to shareholders who are subject to special rules, including, without limitation, banks or other financial institutions, insurance companies, dealers in securities or foreign currencies, traders in securities that have elected to mark-to-market their securities holdings, foreign holders, persons who hold their shares as or in a hedge against currency risk, or as part of a constructive sale, straddle or conversion transaction, or tax-exempt or tax-deferred plans, accounts, or entities. In addition, the discussion does not address any state, local, or foreign tax consequences. The discussion reflects applicable income tax laws of the United States as of the date hereof, which tax laws may be changed or subject to new interpretations by the courts or the Internal Revenue Service (“IRS”) retroactively or prospectively, which could affect the continued validity of this summary. No attempt is made to present a detailed explanation of all U.S. federal income tax concerns affecting the Fund and its shareholders, and the discussion set forth herein does not constitute tax advice. Investors are urged to consult their own tax advisors before making an investment in the Fund to determine the specific tax consequences to them of investing in the Fund, including the applicable federal, state, local and foreign tax consequences as well as the effect of possible changes in tax laws. See “California Tax Matters.”

The Fund has elected to be treated, and intends to qualify each year, as a “regulated investment company” under Subchapter M of Subtitle A, Chapter 1 of the Internal Revenue Code of 1986, as amended (the “Code”), so that it will generally not pay U.S. federal income tax on income and capital gains timely distributed (or treated as being distributed, as described below) to shareholders. If the Fund qualifies as a regulated investment company and distributes to its shareholders at least 90% of the sum of (i) its “investment company taxable income” as that term is defined in the Code (which includes, among other things, dividends, taxable interest, the excess of any net short-term capital gains over net long-term capital losses and certain net foreign exchange gains as reduced by certain deductible expenses) without regard to the deduction for dividends paid, and (ii) the excess of its gross tax-exempt interest, if any, over certain disallowed deductions, the Fund will be relieved of U.S. federal income tax on any income of the Fund, including long-term capital gains, distributed to shareholders. However, if the Fund retains any investment company taxable income or “net capital gain” (i.e., the excess of net long-term capital gain over net short-term capital loss), it will be subject to U.S. federal income tax at regular corporate federal income tax rates (currently at a rate of 21%) on the amount retained. The Fund intends to distribute at least annually all or substantially all of its investment company taxable income (determined without regard to the deduction for dividends paid), net tax-exempt interest, if any, and net capital gain. Under the Code, the Fund will generally be subject to a nondeductible 4% federal excise tax on the portion of its undistributed ordinary income and capital gains if it fails to meet certain distribution requirements with respect to each calendar year. In order to avoid the 4% federal excise tax, the required minimum distribution is generally equal to the sum of 98% of the Fund’s ordinary income (computed on a calendar year basis, and taking into account certain deferrals and elections), plus 98.2% of the Fund’s capital gain net income (generally computed for the one-year period ending on October 31) plus undistributed amounts from prior years on which the Fund paid no federal income tax. The Fund generally intends to make distributions in a timely manner in an amount at least equal to the required minimum distribution and therefore, under normal circumstances, does not expect to be subject to this excise tax. However, the Fund may also decide to distribute less and pay the federal excise taxes.

If, for any taxable year, the Fund did not qualify as a regulated investment company for U.S. federal income tax purposes, it would be treated as a U.S. corporation subject to U.S. federal income tax, and possibly state and local income tax, and distributions to its shareholders would not be deductible by the Fund in computing its taxable income.

A Common Shareholder will have all dividends and distributions automatically reinvested in shares of common stock of the Fund (unless the shareholder “opts out” of the Plan). For shareholders subject to U.S. federal income tax, Fund dividends that are not “exempt-interest” dividends will generally be taxable regardless of whether the shareholder takes them in cash or they are reinvested in additional shares of the Fund. Distributions of the Fund’s investment company taxable income (determined without regard to the deduction for dividends paid) will generally be taxable as ordinary income to the extent of the Fund’s current and accumulated earnings and profits. The Fund does not generally expect to pay dividends that qualify for either the dividends received deduction available to corporate shareholders under Section 243 of the Code or the reduced rates of U.S. federal income taxation for “qualified dividend income” available to non-corporate shareholders under Section 1(h)(11) of the Code. Distributions of net capital gain, if any, that are properly reported by the Fund are generally taxable as long-term capital gain for U.S. federal income tax purposes without regard to the length of time a shareholder has held shares of the Fund. If the Fund received dividends from an Underlying Fund that qualifies as a regulated investment company, and the Underlying Fund designates such dividends as qualified dividend income or as eligible for the dividends received deduction, then the Fund is permitted in turn to designate a portion of its distributions as qualified dividend income and/or as eligible for the dividends received deduction, provided the Fund meets holding period and other requirements with respect to shares of the Underlying Fund.

A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits, if any, will be treated by a shareholder as a tax-free return of capital, which is applied against and reduces the shareholder’s basis in his, her or its shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his, her, or its shares, the excess will be treated by the shareholder as gain from the sale or exchange of such shares. The U.S. federal income tax status of all dividends and distributions will be designated by the Fund and reported to shareholders annually. The Fund can provide no assurance regarding the portion of its dividends that will qualify for the dividends received deduction or for qualified dividend income treatment. As long as the Fund qualifies as a RIC under the Code, it is not expected that any significant part of its distributions to Common Shareholders from its investments will so qualify.

The Fund intends to distribute all realized net capital gains, if any, at least annually. If, however, the Fund were to retain any net capital gain, the Fund may designate the retained amount as undistributed capital gains in a notice to shareholders who, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income as long-term capital gain, their proportionate share of such undistributed amount, and (ii) will be entitled to credit their proportionate share of the federal income tax paid by the Fund on the undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities. If such an event occurs, the tax basis of shares owned by a shareholder of the Fund will, for U.S. federal income tax purposes, generally be increased by the difference between the amount of undistributed net capital gain included in the shareholder’s gross income and the tax deemed paid by the shareholder.

Any dividend declared by the Fund in October, November or December with a record date in such a month and paid during the following January will be treated for U.S. federal income tax purposes as paid by the Fund and received by shareholders on December 31 of the calendar year in which it is declared.

If a shareholder’s distributions are automatically reinvested in additional Common Shares, for U.S. federal income tax purposes, the shareholder will be treated as having received a distribution in the amount of the cash dividend that the shareholder would have received if the shareholder had elected to receive cash, unless the distribution is in newly issued shares of the Fund that are trading at or above NAV, in which case the shareholder will be treated as receiving a distribution equal to the fair market value of the stock the shareholder receives.

Certain of the investment practices of the Fund or an Underlying Fund are subject to special and complex federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert tax-advantaged, long-term capital gains and qualified dividend income into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund or an Underlying Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the timing as to when a purchase or sale of stock or securities is deemed to occur, (vi) produce income that will not be qualifying income for purposes of the 90% income test and (vii) adversely alter the intended characterization of certain complex financial transactions. These rules could therefore affect the character, amount and timing of distributions to shareholders. The Fund will monitor its investments and transactions and may make certain federal income tax elections where applicable in order to mitigate the effect of these provisions, if possible.

The Fund will not be able to offset gains distributed by one Underlying Fund in which it invests against losses realized by another Underlying Fund in which the Fund invests. Redemptions of shares in an Underlying Fund, including those resulting from changes in the allocation among Underlying Funds, could also cause additional distributable gains to shareholders of the Fund. A portion of any such gains may be short-term capital gains that would be distributable as ordinary income to shareholders of the Fund. Further, a portion of losses on redemptions of shares in the Underlying Funds may be deferred under the wash sale rules. Additionally, the Fund’s investment in an Underlying Fund may result in the Fund’s receipt of cash in excess of the Underlying Fund’s earnings; if the Fund distributes these amounts, the distributions could constitute a return of capital to Fund shareholders for federal income tax purposes. As a result of these factors, the use of the fund of funds structure by the Fund could therefore affect the amount, timing and character of distributions to shareholders.

Investments in distressed debt obligations that are at risk of or in default may present special federal income tax issues for the Fund. The federal income tax consequences to a holder of such securities are not entirely certain. If the Fund’s characterization of such investments were successfully challenged by the IRS or the IRS issues guidance regarding investments in such securities, it may affect whether the Fund has made sufficient distributions or otherwise satisfied the requirements to maintain its qualification as a regulated investment company and avoid federal income and excise taxes.

The Fund may qualify to pay “exempt-interest” dividends, as defined in the Code, on its Common Shares by satisfying the requirement that, at the close of each quarter of its taxable year, at least 50% of the value of its total assets consists of municipal securities. Exempt-interest dividends are dividends or any part thereof (other than a capital gain dividend) paid by the Fund which are attributable to interest on municipal securities and which are so reported by the Fund. As an alternative, the Fund may qualify to pay exempt-interest dividends if it is a qualified fund-of-funds, i.e., if at least 50% of the value of its total assets are invested in the shares of Underlying RICs at the close of each quarter of its taxable year. Exempt-interest dividends will be exempt from federal income tax, subject to the possible application of the federal alternative minimum tax applicable to individuals.

The Fund or an Underlying Fund may be subject to withholding and other taxes imposed by foreign countries, including taxes on interest, dividends and capital gains with respect to its investments in those countries, which would, if imposed, reduce the yield on or return from those investments. Tax treaties between certain countries and the U.S. may reduce or eliminate such taxes in some cases.

Sales, exchanges and other dispositions of the Fund’s shares generally are taxable events for shareholders that are subject to U.S. federal income tax. Shareholders should consult their own tax advisors with reference to their individual circumstances to determine whether any particular transaction in the Fund’s shares is properly treated as a sale or exchange for federal income tax purposes, as the following discussion assumes, and the tax treatment of any gains or losses recognized in such transactions. Gain or loss will generally be equal to the difference between the amount of cash and the fair market value of other property received and the shareholder’s adjusted tax basis in the shares sold or exchanged. Such gain or loss will generally be characterized as capital gain or loss and will be long-term if the shareholder’s holding period for the shares is more than one year and short-term if it is one year or less. However, any loss realized by a shareholder upon the sale or other disposition of shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions of long-term capital gain with respect to such shares. Additionally, any loss realized by a shareholder of the Fund upon the sale of shares held for six months or less may be disallowed to the extent of any exempt-interest dividends received with respect to such shares. For the purposes of calculating the six-month period, the holding period is suspended for any periods during which the shareholder’s risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property or through certain options, short sales or contractual obligations to sell. The ability to deduct capital losses may be limited. In addition, losses on sales or other dispositions of shares may be disallowed under the “wash sale” rules in the event that substantially identical stock or securities are acquired (including those made pursuant to reinvestment of dividends) within a period of 61 days beginning 30 days before and ending 30 days after a sale or other disposition of shares. In such a case, the disallowed portion of any loss generally would be included in the U.S. federal income tax basis of the shares acquired.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

The Fund is required in certain circumstances to backup withhold at a current rate of 24% on reportable payments including dividends, capital gain distributions, and proceeds of sales or other dispositions of the Fund’s shares paid to certain holders of the Fund’s shares who do not furnish the Fund with their correct social security number or other taxpayer identification number and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a shareholder may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

This Prospectus does not address the U.S. federal income tax consequences to a non-U.S. shareholder of an investment in common stock. Non-U.S. shareholders should consult their tax advisors concerning the tax consequences of ownership of shares of the Fund, including the possibility that distributions may be subject to a 30% U.S. withholding tax (or a reduced rate of withholding provided by an applicable treaty if the investor provides proper certification of its non-U.S. status).

A separate U.S. withholding tax may apply in the case of distributions to (i) certain non-U.S. financial institutions that have not agreed to collect and disclose certain account holder information and are not resident in a jurisdiction that has entered into such an agreement with the U.S. Treasury and (ii) certain other non-U.S. entities that do not provide certain certifications and information about the entity’s U.S. owners.

The foregoing is a general and abbreviated summary of the provisions of the Code and the Treasury regulations thereunder currently in effect as they directly govern the taxation of the Fund and its shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. A more complete discussion of the federal income tax rules applicable to the Fund can be found in the SAI, which is incorporated by reference into this Prospectus. Shareholders are urged to consult their tax advisors regarding specific questions as to U.S. federal, foreign, state, and local income or other taxes before making an investment in the Fund.

CALIFORNIA TAX MATTERS

The assets of the Fund may consist of one or more of the following: (i) interest bearing obligations issued by or on behalf of a state or a local government (the “Bonds”), and (ii) shares (the “RIC Shares”) in funds qualifying as regulated investment companies (“RICs”) that are treated as interests in regulated investment companies for federal income tax purposes. A portion of the Bonds may be issued by the State of California or a local government in California (the “California Bonds”). The discussion in this section is based on the assumption that: (i) the California Bonds were validly issued by the State of California or a local government in California, and (ii) the interest on the Bonds is excludable from gross income for federal income tax purposes. This portion of the disclosure does not address the taxation of taxpayers other than individuals who are full-time residents of the State of California and corporations that are subject to California corporate income or franchise tax.

If you are an individual, you may be able to exclude from taxable income for purposes of the California personal income tax dividends received from the Fund that are properly reported by the Fund as exempt-interest dividends for California personal income tax purposes in written statements furnished to you. The portion of the Fund’s dividends reported as California exempt-interest dividends may not exceed the amount of interest the Fund receives during its taxable year on obligations the interest on which, if held by an individual, is exempt from taxation by the State of California and the amount of California exempt-interest dividends the Fund receives from the RIC Shares, reduced by certain non-deductible expenses. The Fund may designate California exempt-interest dividends only if the Fund qualifies as a regulated investment company under the Code, and, if at the close of each quarter of its taxable year, (i) at least 50 percent of the value of the total assets of the Fund consists of obligations the interest on which, when held by an individual, is exempt from taxation by the State of California or (ii) at least 50 percent of the value of the total assets of the Fund consists of interests in other entities qualifying as regulated investment companies for federal income tax purposes in a taxable year. It is not anticipated that at least 50 percent of the value of the total assets of the Fund will consist of obligations the interest on which, when held by an individual, is exempt from taxation by the State of California. However, at least 50 percent of the value of the total assets of the Fund may consist of interests in other entities qualifying as regulated investment companies for federal income tax purposes. Depending upon the nature and source of the income from the Bonds and the RICs, the Fund may be eligible to distribute dividends that are properly reported by the Fund as exempt-interest dividends for purposes of the California personal income tax.

Distributions from the Fund, other than those properly reported by the Fund as exempt-interest dividends for California personal income tax purposes, will generally be subject to the California personal income tax. Please note that all distributions from the Fund, including California exempt-interest dividends, received by taxpayers subject to the California corporation tax laws may be subject to the California corporate franchise tax or the California corporate income tax. If a taxpayer is subject to California personal income tax, corporate franchise tax or corporate income tax, any gain recognized on the sale or redemption of shares of the Fund generally will be taxable for purposes of such taxes. Interest on indebtedness incurred or continued to purchase or carry shares of the Fund, if the Fund distributes California exempt-interest dividends during a tax year, is generally not deductible for purposes of the California personal income tax.

Fund counsel has not independently examined the RIC Shares, the Bonds or the opinions of bond counsel rendered in connection with the issuance of the Bonds. Ownership of shares in the Fund may result in other California tax consequences to certain taxpayers, and prospective investors should consult their tax advisors.

PLAN OF DISTRIBUTION

The Fund may sell up to $175,000,000 in aggregate initial offering price of (i) Common Shares, (ii) Preferred Shares, and/or (iii) Rights, from time to time under this Prospectus and any related prospectus supplement in any one or more of the following ways: (1) directly to one or more purchasers; (2) through agents; (3) to or through underwriters; or (4) through dealers. See also “Dividend Reinvestment Plan” above.

Each prospectus supplement relating to an offering of the Securities will state the terms of the offering, including as applicable:

●	the names of any agents, underwriters or dealers;

●	any sales loads or other items constituting underwriters’ compensation;

●	any discounts, commissions, fees or concessions allowed or reallowed or paid to dealers or agents;

●	the public offering or purchase price of the offered Securities and the estimated net proceeds the Fund will receive from the sale; and

●	any securities exchange on which the offered Securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In the case of a Rights offering, the applicable prospectus supplement will set forth the number of Common Shares and/or Preferred Shares issuable upon the exercise of each Right and the other terms of such Rights offering. The transferable Rights offered by means of this Prospectus and applicable prospectus supplement, including any related over-subscription privilege and any follow-on offering, if applicable, may be convertible or exchangeable into Common Shares at a ratio not to exceed one Common Share received for every three subscription rights to purchase Common Shares converted, exercised or exchanged on an aggregate basis such that the exercise of all subscription rights to purchase Common Shares in any transferable subscription Rights offering will not cumulatively result in more than a 33 1/3 percentage increase in the outstanding common shares of the Fund.

Direct Sales

The Fund may sell Securities directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. In addition to cash purchases, the Fund may allow Securities to be purchased by tendering payment in-kind in the form of shares of stock, bonds or other securities, including shares of other investment companies. Any securities used to buy the Fund’s Securities must be consistent with the Fund’s investment objective and otherwise acceptable to the Adviser and the Board. The Fund may use electronic media, including the Internet, to sell offered securities directly. The Fund will describe the terms of any of those sales in a Prospectus Supplement.

By Agents

The Fund may offer Securities through agents that the Fund designates. Any agent involved in the offer and sale will be named and any commissions payable by the Fund will be described in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agents will be acting on a best efforts basis for the period of their appointment.

The Fund may engage in at-the-market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4). An at-the-market offering may be through one or more underwriters or dealers acting as principal or agent for the Fund.

By Underwriters

The Fund may offer and sell Securities from time to time to one or more underwriters who would purchase the Securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the Fund sells Securities to underwriters, the Fund will execute an underwriting agreement with them at the time of the sale and will name them in the prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from the Fund in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of Securities for whom they may act as agent. Unless otherwise stated in the prospectus supplement, the underwriters will not be obligated to purchase the Securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the Securities, they will be required to purchase all of the offered Securities. In the event of default by any underwriter, in certain circumstances, the purchase commitments may be increased among the non-defaulting underwriters or the underwriting agreement may be terminated. The underwriters may sell the offered Securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with an offering of Common Shares, if a prospectus supplement so indicates, the Fund may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within a specified number of days from the date of the prospectus supplement, to cover any overallotments.

By Dealers

The Fund may offer and sell Securities from time to time to one or more dealers who would purchase the Securities as principal. The dealers then may resell the offered Securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement.

General Information

Agents, underwriters, or dealers participating in an offering of Securities may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered Securities for whom they may act as agent may be deemed to be underwriting discounts and commissions under the Securities Act.

The Fund may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In addition to cash purchases, the Fund may allow Securities to be purchased by tendering payment in-kind in the form of shares of stock, bonds or other securities. Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

●	Overallotment involves sales in excess of the offering size, which create a short position.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Stabilizing transactions may occur when the demand for the shares of an offering is less than expected.

●	Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the overallotment option or in the open market after the distribution is completed, to cover short positions.

●	Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions.

Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in the Fund’s shares on the NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Fund’s shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In connection with any Rights offering, the Fund may also enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter(s) will purchase Common Shares and/or Preferred Shares remaining unsubscribed for after the Rights offering.

Any underwriters to whom the offered Securities are sold for offering and sale may make a market in the offered Securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that there will be a liquid trading market for the offered Securities.

Under agreements entered into with the Fund, underwriters and agents may be entitled to indemnification by the Fund against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with the Fund and its subsidiaries, if any, in the ordinary course of business.

The aggregate offering price specified on the cover of this Prospectus relates to the offering of the Securities not yet issued as of the date of this Prospectus.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of our portfolio transactions after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

The Prospectus and accompanying prospectus supplement in electronic form may be made available on the website maintained by the underwriters. The underwriters may agree to allocate a number of Securities for sale to their online brokerage account holders. Such allocations of Securities for internet distributions will be made on the same basis as other allocations. In addition, Securities may be sold by the underwriters to securities dealers who resell Securities to online brokerage account holders.

ADMINISTRATOR, FUND ACCOUNTANT, TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND CUSTODIAN

The Fund’s administrator is ALPS Fund Services, Inc. (“AFS”), an affiliate of the Fund’s transfer agent. AFS is a service company and SEC-registered transfer agent. Under the Administration, Bookkeeping and Pricing Services Agreement, AFS is responsible for calculating NAVs, providing additional fund accounting and tax services, and providing fund administration and compliance-related services. The address of AFS is 1290 Broadway, Suite 1100, Denver, CO 80203. For its services, the Fund pays AFS customary fees based on the Fund’s net assets plus out of pocket expenses.

State Street Bank and Trust Company, located at State Street Financial Center, One Lincoln Street, Boston, MA 02111, will serve as the Fund’s custodian and will maintain custody of the securities and cash of the Fund. For its services, the custodian will receive a monthly fee based upon, among other things, the average value of the net assets of the Fund, plus certain charges for securities transactions.

DST Systems, Inc., an affiliate of the Fund’s administrator, located at 333 West 11th Street, 5th Floor, Kansas City, Missouri 64105, will serve as the Fund’s transfer agent, registrar, Plan Administrator and dividend disbursing agent.

LEGAL MATTERS

Certain legal matters in connection with the Common Shares will be passed upon for the Fund by Faegre Drinker Biddle & Reath LLP. Faegre Drinker Biddle & Reath LLP may rely as to certain matters of Maryland law on the opinion of Shapiro Sher Guinot & Sandler, P.A.

CONTROL PERSONS

Based on a review of Schedule 13D and Schedule 13G filings as of the date of this Prospectus, there are no persons who control the Fund. For purposes of the foregoing statement, “control” means (1) the beneficial ownership, either directly or through one or more controlled companies, of more than 25% of the voting securities of a company; (2) the acknowledgement or assertion by either the controlled or controlling party of the existence of control; or (3) an adjudication under Section 2(a)(9) of the 1940 Act, which has become final, that control exists.

ADDITIONAL INFORMATION

The Fund is subject to the informational requirements of the Exchange Act and the 1940 Act and in accordance therewith files reports and other information with the SEC. The SEC maintains a website at sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund (when available), that file electronically with the SEC.

This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (sec.gov).

THE FUND’S PRIVACY POLICY

The Fund is committed to ensuring your financial privacy. This notice is being sent to comply with privacy regulations of the SEC. The Fund has in effect the following policy with respect to nonpublic personal information about its customers:

●	Only such information received from you, through application forms or otherwise, and information about your Fund transactions will be collected.
●	None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account).
●	Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.
●	The Fund does not currently obtain consumer information. If the Fund were to obtain consumer information at any time in the future, it would employ appropriate procedural safeguards that comply with federal standards to protect against unauthorized access to and properly dispose of consumer information.

For more information about the Fund’s privacy policies call (844) 569-4750 (toll-free).

The Fund does not control the safeguarding, use or disposition of the personal and financial information about investors that is in the possession of the Underwriters and dealers. Investors should look to the privacy policies of those entities for information about how they treat investors’ personal and financial information.

Up to 3,000,000 Shares of Common Stock

RiverNorth Managed Duration Municipal Income Fund II, Inc.

PROSPECTUS SUPPLEMENT

April 8, 2024

Until May 3, 2024 (25 days after the date of this prospectus supplement), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.